UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

(Amendment No.  )
Filed by the Registrant ☒
Filed by a Party other than the Registrant  ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

Canoo Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check all appropriate boxes)
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

CANOO INC.
NOTICE OF 2024 ANNUAL MEETING OF STOCKHOLDERS

To Be Held On November 22, 2024
Dear Stockholder:
You are cordially invited to attend the 2024 Annual Meeting of Stockholders (the “Annual Meeting”) of CANOO INC., a Delaware corporation (the “Company,” “Canoo,” “we,” “us” or “our”). The meeting will be held on November 22, 2024 at 8:30 a.m. Central Time via a live audio webcast. You will be able to attend the Annual Meeting and vote online during the meeting by visiting www.virtualshareholdermeeting.com/GOEV2024 and logging in using the 16-digit control number included on your proxy card or on the voting instruction form accompanying these proxy materials. The Annual Meeting will be held for the following purposes:
1.	To elect the three nominees for director named herein to hold office until the 2027 Annual Meeting of Stockholders and until their successors are duly elected and qualified.
2.	To approve, by an advisory vote, the compensation of the Company’s named executive officers, as disclosed in the proxy statement.
3.
To approve, pursuant to Nasdaq Rule 5635, the issuance of shares of our common stock, par value $0.0001 per share (“Common Stock”), to YA II PN, Ltd. (“Yorkville”) pursuant to our Prepaid Advance Agreement entered into with Yorkville on July 19, 2024 (as amended and supplemented from time to time, the “July PPA”), in excess of 20% of the number of shares of our Common Stock outstanding on June 13, 2024 (the “Yorkville Share Issuance Proposal”).

4.
To approve an amendment to the July PPA with Yorkville to lower the minimum floor price at which shares of Common Stock may be sold by us under the July PPA to $0.20 per share (the “Yorkville July PPA Floor Price Proposal”).

5.
To approve an amendment to our Prepaid Advance Agreement entered into with Yorkville on July 20, 2022 (as amended and supplemented from time to time, the “2022 PPA”), to lower the minimum floor price at which shares of Common Stock may be sold by us under the 2022 PPA to $0.20 per share (the “Yorkville 2022 PPA Floor Price Proposal”).

6.
To grant discretionary authority to the Company’s board of directors to amend our Second Amended and Restated Certificate of Incorporation, as amended, to effect one or more consolidations of the issued and outstanding shares of our Common Stock with each reverse stock split ratio ranging from 1:2 up to 1:30 (each, a “Reverse Stock Split”); provided that (i) the Company shall not effect Reverse Stock Splits that, in the aggregate, exceed 1:60 and (ii) any Reverse Stock Split is completed prior to the one-year anniversary of the date on which the Reverse Stock Split Proposal is approved by the Company’s stockholders (the “Reverse Stock Split Proposal”).

7.
To approve, pursuant to Nasdaq Rule 5635, the issuance of shares of our Common Stock to certain special purpose vehicles managed by entities affiliated with Tony Aquila, our Chief Executive Officer and Executive Chairman (collectively, the “Series C Purchasers”), upon (i) conversion of the Company’s 7.5% Series C Cumulative Perpetual Redeemable Preferred Stock, par value $0.0001 per share (the “Series C Preferred Stock”) pursuant to certain securities purchase agreements entered into with the Series C Purchasers, (ii) election by the Series C Purchasers for payment of dividends on their respective Series C Preferred Stock to be paid in Common Stock and (iii) exercise of warrants to purchase our Common Stock issued in connection with the securities purchase agreements entered into with the Series C Purchasers, in each case, in excess of 20% of the number of shares of our Common Stock outstanding on April 9, 2024 (the “AFVP Share Issuance Proposal”).

8.
To approve an amendment to our 2020 Equity Incentive Plan (the “2020 EIP”) to increase the number of shares of our Common Stock available and reserved for issuance under the 2020 EIP by an additional 45,000,000 shares of Common Stock (the “EIP Amendment Proposal”).

9.
To approve an amendment to our 2020 Employee Stock Purchase Plan (the “ESPP”) to increase the number of shares of our Common Stock available and reserved for issuance under the ESPP by an additional 1,000,000 shares of Common Stock (the “ESPP Amendment Proposal”).

10.
To ratify the selection by the Audit Committee of the Board of Directors of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2024.

11.	To conduct any other business properly brought before the meeting.
These items of business are more fully described in the proxy statement accompanying this notice.
Notice of Annual Meeting (this “Notice”), the accompanying proxy statement and form of proxy are first being mailed on or about October 8, 2024 to stockholders of record as of September 30, 2024 (the “Record Date”). Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.
Important Notice Regarding the Availability of Proxy Materials for the Stockholders’ Meeting to Be Held on November 22, 2024 at 8:30 a.m. Central Time at www.virtualshareholdermeeting.com/GOEV2024.

The proxy statement and Canoo’s 2023 Annual Report are available at www.proxyvote.com
By Order of the Board of Directors
/s/ Hector Ruiz
Hector Ruiz
General Counsel and Secretary

October 8, 2024
Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy card, or vote via the Internet or by telephone as instructed in these materials, as promptly as possible in order to ensure your representation at the meeting. If you received a proxy card, a return envelope (which is postage prepaid if mailed in the United States) has been provided for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the meeting. If your shares are held of record by a broker, bank or other nominee, please refer to the materials forwarded to you by your broker, bank or other nominee for instructions on how to vote the shares you hold as a beneficial stockholder.

CANOO INC.

i

CANOO INC.

PROXY STATEMENT
FOR THE 2024 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON NOVEMBER 22, 2024

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING
INTRODUCTION
This proxy statement (this “Proxy Statement”) and the accompanying proxy card are being furnished to stockholders of Canoo Inc., a Delaware corporation (“Canoo,” the “Company,” “our,” “us,” or “we”), in connection with the solicitation of proxies by our board of directors (the “Board”) for use at our Annual Meeting of Stockholders to be held November 22, 2024, including any adjournment, postponement or rescheduling thereof (the “Annual Meeting”).
Stockholders of record as of the close of business on September 30, 2024, the record date for determination of the stockholders entitled to vote at the Annual Meeting (the “Record Date”), will be entitled to vote at the Annual Meeting.
Why am I receiving these materials?
We have sent you these proxy materials because the Board is soliciting your proxy to vote at the Annual Meeting, including at any adjournments or postponements of the Annual Meeting. You are invited to attend the Annual Meeting to vote on the proposals described in this Proxy Statement. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, or follow the instructions below to submit your proxy by telephone or through the Internet.
Why did I receive a notice regarding the availability of proxy materials on the Internet?
Pursuant to rules adopted by the Securities and Exchange Commission (“SEC”), we have elected to provide access to our proxy materials over the Internet. Most of our stockholders holding their shares in “street name” will not receive paper copies of our proxy materials (unless requested) and will instead be sent a Notice of Internet Availability of Proxy Materials (a “Notice of Internet Availability”) from the brokerage firms, banks or other agents holding their accounts. All “street name” stockholders receiving a Notice of Internet Availability will have the ability to access the proxy materials on the website referred to in the Notice of Internet Availability or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice of Internet Availability.
Why did I receive a full set of proxy materials in the mail instead of a notice regarding the Internet availability of proxy materials?
We are providing stockholders who have previously requested a printed set of our proxy materials with paper copies of our proxy materials instead of a Notice of Internet Availability.
How do I attend and participate in the Annual Meeting?
The Annual Meeting will be held on November 22, 2024 at 8:30 a.m. Central Time and will be a virtual meeting, which will be conducted entirely online via audio webcast to allow greater attendance. You may attend and vote at the Annual Meeting by following the instructions provided on the Notice of Internet Availability, proxy card or voting instruction form to log in to www.virtualshareholdermeeting.com/GOEV2024. If you are a stockholder of record, you will be asked to provide the 16-digit control number from your Notice of Internet Availability or proxy card. If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, follow the instructions from your broker or bank. The audio webcast of the Annual Meeting will begin promptly at 8:30 a.m. Central Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 8:15 a.m. Central Time, and you should allow reasonable time for the check-in procedures.
Will a list of record stockholders as of the Record Date be available?
For the ten days prior to the Annual Meeting, a list of our record stockholders as of the close of business on September 30, 2024, the Record Date, will be available for examination by any stockholder of record for a legally valid purpose at our corporate office located at 15520 Highway 114, Justin, Texas 76247, during regular business hours. To access the list of record stockholders beginning ten days prior to the Annual Meeting and until the Annual Meeting, stockholders should email ir@canoo.com.
Where can I get technical assistance if I am having trouble accessing the Annual Meeting or during the Annual Meeting?
If you have difficulty accessing the Annual Meeting or during the Annual Meeting, please refer to the technical support telephone number posted on the virtual meeting website login page, where technicians will be available to help you.
Who can vote at the Annual Meeting?
Stockholders of record at the close of business on the Record Date, will be entitled to vote at the Annual Meeting. On the Record Date, there were 85,626,374 shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), outstanding and entitled to vote.
Furthermore, pursuant to the terms of the certificate of designation governing the Series C Preferred Shares (as defined below), the holders of the Series C Preferred Shares shall be entitled to vote as a single class with the holders of the Common Stock on all matters submitted to a vote of the holders of Common Stock. Each share of the Series C Preferred Shares shall be entitled to a number of votes equal to the number of shares of Common Stock into which such share of the Series C Preferred Shares was convertible on the Record Date in an amount equal to: (x) the total number of shares of Common Stock into which all outstanding shares of the Series C Preferred Shares could be converted as of the Record Date without violating the AFVP Exchange Cap (as defined below) or Beneficial Ownership Limitation (as defined in the Series C Certificate of Designation), divided by (y) the total number of shares of the Series C Preferred Stock outstanding as of the Record Date and (z) for purposes of determining the number of votes each share of Series C Preferred Stock is entitled to vote, the Series C Conversion Price (as defined below) shall not be less than $2.33 (the “Series C Voting Calculation”). At the close of business on the Record Date, pursuant to the Series C Voting Calculation, holders of the Series C Preferred Shares shall be entitled to a number of votes equal to zero shares of Common Stock in the aggregate due to the Beneficial Ownership Limitation.
Stockholder of Record: Shares Registered in Your Name
If, on September 30, 2024, your shares were registered directly in your name with the Company’s transfer agent, Continental Stock Transfer & Trust Company, then you are a stockholder of record. As a stockholder of record, you may vote electronically during the meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to fill out and return the enclosed proxy card or vote by proxy through the Internet or by telephone to ensure your vote is counted.
Beneficial Owner: Shares Registered in the Name of a Broker or Bank
If, on September 30, 2024, your shares were held, not in your name, but rather in an account at a brokerage firm, bank or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice of Internet Availability is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting.
What am I voting on?
There are 10 matters scheduled for a vote:
•	Election of three directors (Proposal 1);
•	Approval, by an advisory vote, of the compensation paid to our named executive officers as described in this Proxy Statement (“say-on-pay”) (Proposal 2);
•
Approval of, pursuant to Nasdaq Rule 5635, the issuance of shares of our Common Stock to Yorkville pursuant to the July PPA in excess of 20% of the number of shares of our Common Stock outstanding on June 13, 2024 (Proposal 3)

•	Approval of an amendment to the July PPA with Yorkville to lower the minimum floor price at which shares of Common Stock may be sold by us under the July PPA to $0.20 per share (Proposal 4);
•	Approval of an amendment to the 2022 PPA with Yorkville to lower the minimum floor price at which shares of Common Stock may be sold by us under the 2022 PPA to $0.20 per share (Proposal 5);
•
Approval to grant discretionary authority to the Board to effect one or more Reverse Stock Splits of our issued and outstanding Common Stock with each Reverse Stock Split having a ratio of not less than 1:2 and not more than 1:30, with the exact ratio to be set at a number within this range as determined by the Board; provided that (i) the Company shall not effect Reverse Stock Splits that, in the aggregate, exceed 1:60 and (ii) any Reverse Stock Split is completed prior to the one-year anniversary of the date on which the Reverse Stock Split Proposal is approved by the Company’s stockholders (Proposal 6);

•
Approval of, pursuant to Nasdaq Rule 5635, the issuance of shares of our Common Stock to the Series C Purchasers pursuant to the Applicable AFVP Agreements (as defined below) in excess of 20% of the number of shares of our Common Stock outstanding on April 9, 2024 (Proposal 7);

•	Approval of an amendment to the 2020 EIP to increase the number of shares of our Common Stock available and reserved for issuance under the 2020 EIP by an additional 45,000,000 shares (Proposal 8);
•	Approval of an amendment to our ESPP to increase the number of shares of our Common Stock available and reserved for issuance under the ESPP by an additional 1,000,000 shares (Proposal 9);
•
Ratification of selection by the Audit Committee of the Board of Directors of Deloitte & Touche LLP as independent registered public accounting firm of the Company for its fiscal year ending December 31, 2024 (Proposal 10).

What if another matter is properly brought before the Annual Meeting?
The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.
How do I vote?
You may either vote “For” all the nominees to the Board of Directors or you may “Withhold” your vote for any nominee you specify. The Board of Directors recommends you vote “For” each of the nominees to the Board of Directors. For each proposal other than the election of directors set forth in Proposal 1, you may either vote “For” or “Against” or abstain from voting. The Board recommends you vote “For” each of these proposals presented in this Proxy Statement.
The procedures for voting are as follows:
Stockholders of Record: Shares Registered in Your Name
If on September 30, 2024, your shares were registered directly in your name with the Company’s transfer agent, Continental Stock Transfer & Trust Company, then you are a stockholder of record. As a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy before the Annual Meeting in the following ways:
1.	via the Internet at www.proxyvote.com;
2.	by phone by calling 1-800-690-6903; or
3.	by signing and returning a proxy card.
Proxies submitted via the Internet or by telephone must be received by 10:59 p.m., Central Time, on November 21, 2024.
Whether or not you plan to attend the Annual Meeting, we urge you to fill out and return the enclosed proxy card or vote by proxy over the telephone or on the Internet as instructed above to ensure your vote is counted.
Beneficial Owners: Shares Registered in the Name of Broker or Bank
If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a Notice of Internet Availability containing voting instructions from that organization rather than from the Company. To vote prior to the Annual Meeting, simply follow the voting instructions in the Notice of Internet

Availability to ensure that your vote is counted. Alternatively, you may vote by telephone or over the Internet as instructed by your broker or bank. To vote at the Annual Meeting, you must obtain a control number from your broker, bank or other agent. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact that organization to request a control number.
Internet proxy voting will be provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.
How many votes do I have?
On each matter to be voted upon, you have one vote for each share of Common Stock you own as of September 30, 2024.
If I am a stockholder of record and I do not vote, or if I return a proxy card or otherwise vote without giving specific voting instructions, what happens?
If you are a stockholder of record and do not vote by completing your proxy card, through the Internet, by telephone or in person at the Annual Meeting, your shares will not be voted.
If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted “For” each proposal presented in this Proxy Statement. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.
If I am a beneficial owner of shares held in street name and I do not provide my broker or bank with voting instructions, what happens?
If you are a beneficial owner of shares held in street name and you do not instruct your broker, bank or other agent how to vote your shares, your broker, bank or other agent may still be able to vote your shares in its discretion. In this regard, under the rules of the New York Stock Exchange (NYSE), brokers, banks and other securities intermediaries that are subject to NYSE rules may use their discretion to vote your “uninstructed” shares with respect to matters considered to be “routine” under the NYSE rules, but not with respect to “non-routine” matters. In this regard, Proposals 1, 2, 3, 4, 5, 7, 8 and 9 are considered to be “non-routine” under NYSE rules meaning that your broker may not vote your shares on those proposals in the absence of your voting instructions. However, Proposals 6 and 10 are considered to be “routine” matters under NYSE rules meaning that if you do not return voting instructions to your broker by its deadline, your shares may be voted by your broker in its discretion on Proposals 6 and 10.
If you are a beneficial owner of shares held in street name, and you do not plan to attend the meeting, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.
Who is paying for this proxy solicitation?
We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.
What does it mean if I receive more than one set of proxy materials?
If you receive more than one set of proxy materials, or more than one Notice of Internet Availability, or combination thereof, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each set of proxy materials or Notice of Internet Availability to ensure that all of your shares are voted.
Can I change my vote after submitting my proxy?
Stockholder of Record: Shares Registered in Your Name
Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•	You may submit another properly completed proxy card with a later date.
•	You may grant a subsequent proxy through the Internet or by telephone.
•	You may deliver a written notice that you are revoking your proxy to Canoo Inc.’s Secretary at 15520 Highway 114, Justin, Texas 76247 at or prior to the Annual Meeting.
•
You may vote during the Annual Meeting. If you are a stockholder of record as of the Record Date, follow the instructions at www.virtualshareholdermeeting.com/GOEV2024. You will need to log in with the 16-digit Control Number found on your Notice of Internet Availability, or other proxy materials. Simply attending the meeting will not, by itself, revoke your proxy.

Your most current proxy card or Internet or telephone proxy is the one that is counted.
Beneficial Owner: Shares Registered in the Name of Broker or Bank
If your shares are held by your broker, bank or other agent, you should follow the instructions provided by your broker, bank or other agent.
When are stockholder proposals and director nominations due for next year’s annual meeting?
Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our annual meeting of stockholders to be held in 2025 (the “2025 Annual Meeting”) pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), must submit the proposal in writing to the Company’s Corporate Secretary at 15520 Highway 114, Justin, Texas 76247 by June 10, 2025 and must otherwise comply with Rule 14a-8.
If you wish to submit a proposal (including a director nomination) at the 2025 Annual Meeting, other than pursuant to Rule 14a-8, you must comply with the advance notice provisions of the Company’s Bylaws, which require, among other things, that you provide timely written notice of such proposal or nomination to the Corporate Secretary not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the anniversary of the preceding year’s annual meeting of stockholders. Therefore, our Corporate Secretary must receive notice of such a proposal or nomination for the 2025 Annual Meeting no earlier than the close of business on July 25, 2025 and no later than the close of business on August 24, 2025. The notice must contain the information required by our Bylaws. In the event that the date of the 2025 Annual Meeting is not within 30 days before or after November 22, 2025, then our Corporate Secretary must receive such written notice not earlier than the close of business on the 120th day prior to the 2025 Annual Meeting and not later than the close of business on the later of the 90th day prior to 2025 Annual Meeting or the closing of business on the tenth (10th) day following the day on which public announcement of the date of such meeting is first made.
In addition to satisfying the foregoing requirements under our Bylaws, including the notice deadline set forth above and therein, to comply with the requirements set forth in Rule 14a-19 of the Exchange Act (the universal proxy rules), stockholders who intend to solicit proxies in support of director nominees, other than the Board’s nominees, must provide written notice to our Corporate Secretary that sets forth all the information required by Rule 14a-19. Such notice must be postmarked or transmitted electronically to the Company at the mailing address provided above no later than September 23, 2025.

What are “broker non-votes”?
As discussed above, when a beneficial owner of shares held in street name does not give voting instructions to his or her broker, bank or other securities intermediary holding his or her shares as to how to vote on matters deemed to be “non-routine” under NYSE rules, the broker, bank or other such agent cannot vote the shares. These un-voted shares are counted as “broker non-votes.” Proposals 1, 2, 3, 4, 5, 7, 8 and 9 are considered to be “non-routine” under NYSE rules and we therefore expect broker non-votes to exist in connection with those proposals. Proposals 6 and 10 are each a routine vote and therefore we do not expect any broker non-votes for Proposals 6 and 10.
As a reminder, if you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.
How many votes are needed to approve each proposal?
The following table summarizes the minimum vote needed to approve each proposal and the effect of abstentions and broker non-votes.

Proposal Number	Proposal Description	Vote Required for Approval	Effect of Abstentions	Effect of Broker Non-Votes
1	Election of Directors	Nominees receiving the most “For” votes (plurality); withheld votes will have no effect	Not applicable	No effect

2	Approval, by an advisory vote, of the compensation of our named executive officers	“For” votes from the holders of a majority of voting power of the shares present in person or represented by proxy and entitled to vote generally on the subject matter	Vote Against	No effect

3	Yorkville Share Issuance Proposal	“For” votes from the holders of a majority of voting power of the shares present in person or represented by proxy and entitled to vote generally on the subject matter	Vote Against	No effect

4	Yorkville July PPA Floor Price Proposal	“For” votes from the holders of a majority of voting power of the shares present in person or represented by proxy and entitled to vote generally on the subject matter	Vote Against	No effect

5	Yorkville 2022 PPA Floor Price Proposal	“For” votes from the holders of a majority of voting power of the shares present in person or represented by proxy and entitled to vote generally on the subject matter	Vote Against	No effect

6	Reverse Stock Split Proposal(1)	Majority of the votes cast (i.e., votes cast “For” must exceed votes cast “Against”)	No Effect	Not Applicable(1)

7	AFVP Share Issuance Proposal	“For” votes from the holders of a majority of voting power of the shares present in person or	Vote Against	No effect

Proposal Number	Proposal Description	Vote Required for Approval	Effect of Abstentions	Effect of Broker Non-Votes
represented by proxy and entitled to vote generally on the subject matter

8	EIP Amendment Proposal	“For” votes from the holders of a majority of voting power of the shares present in person or represented by proxy and entitled to vote generally on the subject matter	Vote Against	No effect

9	ESPP Amendment Proposal	“For” votes from the holders of a majority of voting power of the shares present in person or represented by proxy and entitled to vote generally on the subject matter	Vote Against	No effect

10	Ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024(1)	“For” votes from the holders of a majority of voting power of the shares present in person or represented by proxy and entitled to vote generally on the subject matter	Vote Against	Not Applicable(1)
(1)
Proposals 6 and 10 are considered to be “routine” matters under NYSE rules. Accordingly, if you hold your shares in street name and do not provide voting instructions to your broker, bank or other agent that holds your shares, your broker, bank or other agent has discretionary authority under NYSE rules to vote your shares on these proposals.

What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the voting power of the outstanding shares entitled to vote are present at the meeting in person or represented by proxy. On the Record Date, there were 85,626,374 shares outstanding and entitled to vote. Thus, the holders of 42,813,188 shares must be present in person or represented by proxy at the meeting to have a quorum.
Your shares will be counted toward the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you attend the virtual meeting. Abstentions and broker non-votes will be counted toward the quorum requirement. If there is no quorum, either the chairperson of the meeting or the holders of a majority of shares present at the meeting or represented by proxy may adjourn the meeting to another date.
How can I find out the results of the voting at the Annual Meeting?
Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.
What proxy materials are available on the Internet?
The proxy statement and Canoo’s 2023 annual report are available, or will be made available when published, at www.proxyvote.com.

PROPOSAL 1

ELECTION OF DIRECTORS
Canoo Inc.’s Board of Directors is divided into three classes, and each class has a three-year term. Vacancies on the Board may be filled only with persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified.
The Board presently has eight members. There are three directors in the class whose term of office expires at the Annual Meeting. Each of the nominees listed below is currently a director of the Company. If elected at the Annual Meeting, each of these nominees would serve until the 2027 annual meeting and until his or her successor has been duly elected and qualified, or, if sooner, until the director’s death, resignation or removal.
Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on election of directors. Accordingly, the three nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the three nominees named below. If any nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead be voted for the election of a substitute nominee proposed by Canoo Inc. Each person nominated for election has agreed to serve if elected. The Company’s management has no reason to believe that any nominee will be unable to serve.
It is the Company’s policy to encourage directors and nominees for director to attend the annual meeting. Last year, 100% of our directors and nominees for director attended the annual meeting.
Information About Board Nominees
The Nominating and Corporate Governance Committee seeks to assemble a board that, as a whole, possesses the appropriate balance of professional and industry knowledge, financial expertise and high-level management experience necessary to oversee and direct the Company’s business. To that end, the Nominating and Corporate Governance Committee identifies and evaluates nominees in the broader context of the Board’s overall composition, with the goal of recruiting members who complement and strengthen the skills of other members and who also exhibit integrity, collegiality, sound business judgment and other qualities that the Nominating and Corporate Governance Committee views as critical to effective functioning of the Board. Among the factors that are considered, the Nominating and Corporate Governance Committee weighs whether nominees to the Board provide the integrity, experience, knowledge, skills, judgment, and level of commitment appropriate for the Company. To provide a mix of experience and perspective on the Board, the Nominating and Corporate Governance Committee also takes into account geographic, gender, age, racial and ethnic diversity to promote a Board that offers a wide breadth of perspectives and that can be both reflective of and responsive to the diverse makeup of the Company’s employees, customers and partners.
The following is a brief biography of each nominee for director and each director whose term will continue after the Annual Meeting. The biographies include information, as of the date of this Proxy Statement, regarding the specific and particular experience, qualifications, attributes or skills of each director or nominee that led the Nominating and Corporate Governance Committee to recommend that person as a nominee for continued service on the Board.
Nominees for Election for a Three-Year Term Expiring at the 2027 Annual Meeting
Debra von Storch. Ms. von Storch, age 64, has served as a member of the Board since January 2021. From 2020 through 2022, Ms. von Storch served as a director of CSW Industrials (NASDAQ: CSWI), an industrial products and specialty chemicals company. Since June 2021, Ms. von Storch has served as a board member of the NACD North Texas chapter. From 1982 to July 2020, Ms. von Storch served in various roles including Partner and Southwest Region Growth Markets Leader at Ernst & Young LLP, a multinational professional services firm. Ms. von Storch holds a Bachelor of Business Administration in Finance and Accounting from the University of North Texas.
Ms. von Storch is qualified to serve on the Board based on her extensive leadership experience, information security and risk management expertise, and strong strategic and financial acumen, having served as a partner at a leading global accounting and advisory firm. Ms. von Storch also brings to her role experience successfully advising a broad range of high-growth enterprises across all stages of a company’s lifecycle, positioning her well to advise and support the execution of the Company’s growth strategy and capital allocation plans.

James Chen. Mr. Chen, age 58, is currently a shareholder at the law firm of Babst, Calland, Clements and Zomnir, P.C. where he leads the firm’s Transportation Technology & Energy practice. From 2018 to 2023, Mr. Chen served as Vice President of Public Policy & Chief Regulatory Counsel for Rivian Automotive, Inc. From 2010 to 2016, Mr. Chen served as Director of Public Policy & Associate General Counsel and subsequently as Vice President of Regulatory Affairs & Deputy General Counsel for Tesla, Inc. Mr. Chen transitioned to the alternative energy and transportation space from nearly two decades as a prominent Washington, D.C. attorney – first as a partner in the environmental practice at Hogan Lovells LLP and later as a partner at Crowell & Moring LLP where he was the co-chair of the firm’s Product Risk Management Group. From 1991 to 1996, Mr. Chen served as an attorney for the U.S. Environmental Protection Agency’s Office of Enforcement. Mr. Chen is a graduate of Case Western Reserve University School of Law and has a bachelor’s degree in psychology from the State University of New York at Buffalo.
Mr. Chen is qualified to serve on the Board based on his business, legal and regulatory experience as an executive of publicly listed companies and partner at prominent law firms.
Foster Chiang. Mr. Chiang, age 41, has served as a member of the Board since December 2020, and prior to this, served as a director of Legacy Canoo from December 2017 to December 2020. From May 2016 to August 2020, Mr. Chiang served as the Vice Chairman of TPK Holding Co. Ltd., a leading touch solution provider listed on the Taiwan Stock Exchange (TWSE 3673), and as its Director of Business Strategy and Development from March 2013 to April 2016. Mr. Chiang has served as a director of TES Touch Embedded Solutions (Xiamen) Co., Ltd. (SHE 003019), a leading company in interactive monitor and computer industry, since March 2013, and as a member of the Board of Trustees of the Taft School, a private college-preparatory school, since September 2017. Mr. Chiang holds a Bachelor of Science in Economics — Finance and Accounting, a Bachelor of Science in International Studies, a Master of Arts in International Studies and a Master of Business Administration, all from The Wharton School of the University of Pennsylvania.
Mr. Chiang is qualified to serve on the Board based on his business experience as a vice chairman of a publicly-listed company, his investing experience and his long-standing relationship with us.
THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF EACH NAMED NOMINEE.

Directors Continuing in Office Until the 2025 Annual Meeting
Thomas Dattilo. Mr. Dattilo, age 73, has served as a member of the Board since December 2020. Mr. Dattilo is an advisor to various private investment firms. He served as Chairman and Senior Advisor to Portfolio Group, a privately held provider of outsourced financial services to automobile dealerships specializing in aftermarket extended warranty and vehicle service contract programs, from 2013 to 2016, and as senior advisor to Cerberus Operations and Advisory Company, LLC, from 2007 to 2009. Previously, Mr. Dattilo held executive roles at a number of automotive industry companies, including Chief Executive Officer of Viper Motor Car Company, a Chrysler company, Chairman, President and Chief Executive Officer of Cooper Tire & Rubber Company, and various senior positions with Dana Corporation. Since 2001, Mr. Dattilo has served as a director of L3 Harris Technologies, Inc. (NYSE: LHX) or a predecessor company of L3 Harris Technologies, Inc., a technology company, defense contractor and information technology services provider and served as the Chairman of Harris Corporation, a predecessor company of L3 Harris Technologies, Inc. from 2012 to 2014. Since 2010, Mr. Dattilo has also served as a director of Haworth Inc., a privately held, family-owned office furniture manufacturer, and previously served as a director of Solera Holdings, Inc. from 2013 to 2016, Alberto Culver Company from 2006 to 2011, and Cooper Tire & Rubber Company from 1999 to 2006.
Mr. Dattilo is qualified to serve on the Board based on his experience as a director to private and public companies and his experience in the automotive industry.
Arthur Kingsbury. Mr. Kingsbury, age 76, has served as a member of the Board since March 2021. Mr. Kingsbury has been a private investor since 1996. Mr. Kingsbury has nearly five decades of business, finance and corporate governance experience including financial, senior executive and director positions at companies engaged in newspaper publishing, radio broadcasting, database publishing, cable television, cellular telephone communications, and software and services. Specific positions include President and Chief Operating Officer of VNU-USA, Vice Chairman and Chief Operating Officer of BPI Communications, and Executive Vice President and Chief Financial Officer of Affiliated Publications, Inc. Mr. Kingsbury has served on the Boards of six public companies, including Solera Holdings, Dolan Media Co., Remark Holdings, Inc. (NASDAQ: MARK), NetRatings, Inc., Affiliated Publications, Inc. and McCaw Cellular Communications, Inc. Mr. Kingsbury holds a Bachelor of Science in Business Administration in Accounting from Babson College.
Mr. Kingsbury is qualified to serve on the Board based on his experience as a director to numerous private and public companies, including committee service on audit, compensation, governance and special committees of independent directors, his extensive experience in finance and accounting matters, and his management experience and educational background.
Claudia Romo Edelman (Gonzales Romo). Ms. Romo Edelman, age 53, has served as a member of the Board since March 2021. Ms. Romo Edelman is a social entrepreneur, a catalyst for change and a global mobilization expert with more than 25 years of experience leading marketing and advocacy for global organizations including the United Nations, UNICEF, the Global Fund to Fight AIDS, TB and Malaria, the United Nations High Commissioner for Refugees (UNHCR), and the World Economic Forum. Since 2017, Ms. Romo Edelman has served as the Founder and CEO of the We Are All Human Foundation, a New York-based global non-profit organization devoted to advancing the agenda of diversity, inclusion, and equity, focused on unifying the U.S. Hispanic community and promoting sustainability and purpose-driven activities. From 2014 to 2017, Ms. Romo Edelman served as the Chief of Public Advocacy for the United Nations Children’s Fund (UNICEF). Due to her expertise, Ms. Romo Edelman was seconded several times to various organizations to launch global mobilization campaigns. From May 2016 to January 2017, she was seconded to the Executive Office of the Secretary General of the United Nations to lead communications for the Special Adviser on the 2030 Agenda for Sustainable Development and Climate Change. Ms. Romo Edelman served as a Special Advisor to the United Nations on International Migration from January 2018 to June 2018 and from April 2017 to March 2018, Ms. Romo Edelman served as a Special Advisor to the United Nations Children’s Fund (UNICEF). Ms. Romo Edelman has also held positions as Head of Marketing at The Global Fund to fight AIDS, TB and Malaria, and as the head of Public Relations at the World Economic Forum. Ms. Romo Edelman holds a Degree in Communication from the Universidad Intercontinental and a Masters of Political Communications from the London School of Economics.
Ms. Romo Edelman is part of the Board of the American Latino Museum; the Hispanic Society of America; and KIND (Kids in Need of Defense). Ms. Romo is the Editor-at-large Thrive Latina, part of Arianna Huffington’s Thrive Global platform. She is a frequent columnist and publishes articles for various media organizations including The Guardian, Ad Age, Ad Week, Al Dia and Forbes.

Ms. Romo Edelman is the recipient of numerous awards, including in 2019-2020: People Magazine’s 25 Most Influential Latinas, ALPFA’s 50 Most Powerful Latinas 2019 and 2020, Ellis Island Medal of Honor 2019, Citizen’s Union Gotham Greats 2020, Hispanic PR Association Bravo Awards- 2019 President’s Award, Multicultural Leadership Award Jesse Jackson’s Rainbow PUSH Coalition, Humanitarian Award (Joseph L.Unanue Latino Institute), Latina Women of the Year 2020 of Solo Mujeres Magazine.
Ms. Romo Edelman is qualified to serve on the Board based on her deep expertise in marketing, her management experience, and her track record in creating growth and leading successful movements for societal change and in high-profile global roles.
Directors Continuing in Office Until the 2026 Annual Meeting
Tony Aquila. Mr. Aquila, age 59, has served as the Chief Executive Officer of the Company since April 2021, and as the Executive Chair of the Board since December 2020. Prior to this, Mr. Aquila served as Executive Chairman of the board of directors of Legacy Canoo from October 2020 to December 2020. Mr. Aquila also serves as a member of the Arkansas Council on Future Mobility since February 2022. In June 2019, Mr. Aquila founded AFV Partners, an affirmative low-leverage capital vehicle that invests in long-term mission critical software, data and technology businesses and serves as its Chairman and CEO since its founding. In 2005, Mr. Aquila founded Solera Holdings Inc., and led it as Chairman and CEO to a $1 billion initial public offering in 2007, and in the following years sourced and executed over 50 acquisitions significantly expanding Solera’s total addressable market. Mr. Aquila oversaw Solera’s $6.5 billion transaction from a public-to-private business in 2016. During his tenure, Mr. Aquila established Solera as a global technology company that provides software and data to global insurance companies, global OEMs and maintenance, repair and overhaul networks. Mr. Aquila currently serves as a member of the board of directors and chair of the compensation committee of WM Technology, Inc. (NASDAQ: MAPS), a leading technology and software infrastructure provider to the cannabis industry, since June 2021. Furthermore, Mr. Aquila currently serves as the Chairman for Aircraft Performance Group, LLC, a global provider of mission critical flight operations software, since January 2020, and director of RocketRoute Limited, global aviation services company, since March 2020 and APG Avionics LLC, an aviation data and software company for the general aviation market since September 2020. Mr. Aquila served as a member of the board of directors of The Lost Explorer Mezcal Company (“Lost Explorer”), a sustainable producer and distributor of handcrafted Mezcal, from May 2021 to April 2023, and continues to be a lead investor of Lost Explorer. From November 2018 to July 2020, Mr. Aquila served as the Global Chairman of Sportradar Group AG (NASDAQ: SRAD), a sports data and content company.
Mr. Aquila is qualified to serve on the Board based on his significant business experience as a founder, inventor, chief executive officer and director of a publicly-listed company and his investing experience. As Chief Executive Officer, Mr. Aquila has direct responsibility for our strategy and operations.
Deborah Diaz. Ms. Diaz, age 66, has served as Chief Executive Officer of Catalyst ADV, a technology and strategic growth advisory firm since 2016. Previously, Ms. Diaz served as Chief Technology Officer and Deputy Chief Information Officer at the National Aeronautics and Space Administration (NASA) responsible for global system infrastructure, investment oversight, risk management, data management, innovation and technology infusion from 2009 to 2016. Since 2020, Ms. Diaz has served as an independent board director, member of the Audit, Nominating and Governance and Enterprise Risk Management committees of Primis Financial Corp. Ms. Diaz has also served as an independent board director, member of the Audit committee, and Chair of the Nominating and Governance committee of Archer Aviation Inc. since 2021. Since 2023, Ms. Diaz has served as an independent board director of ZeroAvia. Ms. Diaz is a graduate of the Sloan School of Management at Massachusetts Institute of Technology and she received an MBA in international business at Colorado State University.
Ms. Diaz is qualified to serve on the Board based on her experience as a director to private and public companies, including committee service on audit and governance committees, her extensive leadership experience in the public sector, and her management experience and educational background.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
INDEPENDENCE OF THE BOARD OF DIRECTORS
As required under the Nasdaq Capital Market (“Nasdaq”) listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board. Our Board consults with our counsel to ensure that its determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of Nasdaq, as in effect from time to time.
Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his or her family members, and us, our senior management and our independent auditors, our Board has affirmatively determined that each of the directors on the Board other than Tony Aquila are independent directors within the meaning of the applicable Nasdaq listing standards. In making this determination, our Board found that none of these directors had a material or other disqualifying relationship with our company.
In making those independence determinations, our Board took into account certain relationships and transactions that occurred in the ordinary course of business between us and entities with which some of our directors are or have been affiliated, including the relationships and transactions described in “Transactions with Related Persons and Indemnification,” and all other facts and circumstances that the Board deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each director.
BOARD LEADERSHIP STRUCTURE
The Company’s Board of Directors is currently chaired by Tony Aquila, who also serves as the Company’s Chief Executive Officer. The Board has also appointed Thomas Dattilo as lead independent director.
The Company believes that combining the positions of Chief Executive Officer and Executive Chairman of the Board helps to ensure that the Board and management act with a common purpose. The Company believes that combining the positions of Chief Executive Officer and Board chairman provides a single, clear chain of command to execute the Company’s strategic initiatives and business plans. In addition, the Company believes that a combined Chief Executive Officer/Board Chairman is better positioned to act as a bridge between management and the Board, facilitating the regular flow of information, particularly in this vital growth stage for the Company.
The Board appointed Thomas Dattilo as the lead independent director to help reinforce the independence of the Board as a whole. The position of lead independent director has been structured to serve as an effective balance to a combined Chief Executive Officer/Board chairman: the lead independent director is empowered to, among other duties and responsibilities, preside over Board meetings in the absence of the Board chairman, act as liaison between the chairman and the independent directors, preside over and establish the agendas for meetings of the independent directors, and consult with the chairman in planning and setting agendas for regular Board meetings. As a result, the Company believes that the lead independent director can help ensure the effective independent functioning of the Board in its oversight responsibilities. In addition, the Company believes that the lead independent director is better positioned to build a consensus among directors and to serve as a conduit between the other independent directors and the Chief Executive Officer, for example, by facilitating the inclusion on meeting agendas of matters of concern to the independent directors.
ROLE OF THE BOARD IN RISK OVERSIGHT
One of the key functions of the Board is informed oversight of our risk management process. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various standing committees of the Board that address risks inherent in their respective areas of oversight. In particular, the Board is responsible for monitoring and assessing strategic risk exposure and the Audit Committee has the responsibility to consider and discuss major financial risk exposures and the steps our management will take to monitor and control such exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee also monitors compliance with legal and regulatory requirements. The Compensation Committee also assesses and monitors whether compensation plans, policies and programs comply with applicable legal and regulatory requirements.

MEETINGS OF THE BOARD OF DIRECTORS
The Board of Directors met five times during the last fiscal year. Each member of the Board of Directors attended 75% or more of the aggregate number of meetings of the Board and of the committees on which he or she served, held during the portion of the last fiscal year for which he or she was a director or committee member.
INFORMATION REGARDING COMMITTEES OF THE BOARD OF DIRECTORS
The Board has three committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The following table provides current membership and meeting information for fiscal 2023 for each of the Board committees:
Board Composition For Fiscal Year Ended December 31, 2023

Name	Audit	Compensation	Nominating and Corporate Governance
Tony Aquila
Foster Chiang
Greg Ethridge(1)
Josette Sheeran(2)
Thomas Dattilo	X	X	Chair
Rainer Schmueckle(3)	X		X
Debra von Storch	X	Chair
Claudia Romo Edelman
Arthur Kingsbury	Chair
Total meetings in fiscal 2023	17	1	0

(1)	As part of Mr. Ethridge’s appointment as Chief Financial Officer of the Company, Mr. Ethridge resigned as a member of the Board on December 31, 2023.
(2)	On February 5, 2024, Ms. Sheeran tendered her resignation from her officer and board member positions with the Company, with such resignation becoming effective on such date.
(3)	On February 1, 2024, Mr. Schmueckle tendered his resignation from his board member position with the Company, with such resignation becoming effective on such date.
Board Composition (As of October 3, 2024)

Name	Audit	Compensation	Nominating and Corporate Governance
Tony Aquila
Foster Chiang
James Chen
Deborah Diaz
Thomas Dattilo	X	X	Chair
Debra von Storch	X	Chair
Claudia Romo Edelman
Arthur Kingsbury	Chair

Below is a description of each committee of the Board of Directors.
Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The Board of Directors has determined that each member of each committee meets the applicable Nasdaq rules and regulations regarding “independence” and each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to the Company.
Audit Committee
Our Audit Committee currently consists of Arthur Kingsbury, Thomas Dattilo and Debra von Storch. The Board has determined that each of the members of the Audit Committee satisfies the independence requirements of Nasdaq and

Rule 10A-3 under the Exchange Act. Each member of the Audit Committee can read and understand fundamental financial statements in accordance with Nasdaq Audit Committee requirements. In arriving at this determination, the Board examined each Audit Committee member’s scope of experience and the nature of their prior and/or current employment.
Arthur Kingsbury serves as the chair of the Audit Committee. The Board determined that Arthur Kingsbury qualifies as an audit committee financial expert within the meaning of SEC regulations and meets the financial sophistication requirements of the Nasdaq Listing Rules. In making this determination, the Board considered Arthur Kingsbury’s formal education and previous experience in financial roles. Our independent registered public accounting firm and management each periodically meet privately with our Audit Committee.
Our Audit Committee is actively involved in the review and oversight of the Company’s financials, the oversight of the Company’s internal controls and accounting functions, among the committee’s other responsibilities.
The functions of this committee include, among other things:
•	overseeing our accounting and financial reporting processes, systems of internal control, financial statement audits and the integrity of our financial statements;
•
managing the selection, engagement terms, fees, qualifications, independence, and performance of the registered public accounting firms engaged as our independent outside auditors for the purpose of preparing or issuing an audit report or performing audit services;

•	maintaining and fostering an open avenue of communication with management and our independent registered public accounting firm;
•	reviewing any reports or disclosures required by applicable law and stock exchange listing requirements;
•	helping the Board oversee our legal and regulatory compliance, including risk assessment;
•	providing regular reports and information to the Board;
•
prior to engagement of any independent registered public accounting firm, and at least annually thereafter, assessing the qualifications, performance, and independence of our independent registered public accounting firm, or in the case of any prospective independent registered public accounting firm, before they are engaged;

•
reviewing our annual audited financial statements, our quarterly financial statements and the disclosures contained in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors,” as appropriate, with management and our independent registered public accounting firm;

•	reviewing with management and our independent registered public accounting firm any earnings announcements and other public announcements regarding material developments;
•	overseeing the preparation of any report of the Audit Committee required by applicable law or stock exchange listing requirements to be included in our annual proxy statement;
•	reviewing with management and our independent registered public accounting firm significant issues regarding accounting principles and financial statement presentation;
•
overseeing procedures for receiving, retaining and investigating complaints received by us regarding accounting, internal accounting controls or auditing matters, and confidential and anonymous submissions by employees concerning questionable accounting or auditing matters;

•	reviewing and approving, in accordance with our policies, any related party transaction as defined by applicable law or stock exchange listing requirements; and
•	annually evaluating the Audit Committee’s performance, and reviewing and assessing the adequacy of the Audit Committee’s charter.
The composition and function of the Audit Committee comply with all applicable requirements of the Sarbanes-Oxley Act, SEC rules and regulations and Nasdaq Listing Rules. The Board has adopted a written Audit Committee charter that is available to stockholders on the Corporate Governance section of the Company’s website at investors.canoo.com.

Report of the Audit Committee of the Board of Directors
The Audit Committee reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2023 with management of the Company. The Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023.
Mr. Arthur Kingsbury, Chair
Mr. Thomas Dattilo
Ms. Debra von Storch
*
The material in this report is not “soliciting material,” is not deemed “filed” with the Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Compensation Committee
Our Compensation Committee currently consists of Debra von Storch and Thomas Dattilo. Debra von Storch serves as the chair of the Compensation Committee. The Board has determined that each of the members of the Compensation Committee is a non-employee director, as defined in Rule 16b-3 promulgated under the Exchange Act, and that each satisfies the independence requirements of Rule 10C-1 of the Exchange Act and of Nasdaq. Our Compensation Committee is actively involved in the Company’s reviewing and defining the Company’s approach to compensation, including overall and executive compensation.
The functions of the committee include, among other things:
•	helping the Board oversee our compensation policies, plans and programs with a goal to attract, incentivize, retain and reward top quality executive management and employees;
•	reviewing and determining the compensation to be paid to our executive officers and directors;
•
when required, reviewing and discussing with management our compensation disclosures in the “Compensation Discussion and Analysis” section of our annual reports, registration statements, proxy statements or information statements filed with the SEC;

•	when required, preparing and reviewing the Compensation Committee report on executive compensation included in our annual proxy statement;
•
reviewing, evaluating, and approving employment agreements, severance agreements, change-of-control protections, corporate performance goals and objectives relating to the compensation, and other compensatory arrangements of our executive officers and other senior management and adjusting compensation, as appropriate;

•	evaluating and approving the compensation plans and programs advisable for us and evaluating and approving the modification or termination of existing plans and programs;
•	establishing equity compensation policies to appropriately balance the perceived value of equity compensation and the dilutive and other costs of that compensation to us;
•
reviewing compensation practices and trends to assess the adequacy and competitiveness of our executive compensation programs as compared to companies in our industry and exercise judgment in determining the appropriate levels and types of compensation to be paid;

•
monitoring our compliance with the requirements of the Sarbanes Oxley Act of 2002 relating to loans to officers and directors and with all other applicable laws affecting employee compensation and benefits;

•
reviewing our practices and policies of employee compensation as they relate to risk management and risk-taking incentives, to determine if such compensation policies and practices are reasonably likely to have a material adverse effect on us, and take such determinations into account in discharging the Compensation Committee’s responsibilities;

•	evaluating the efficacy of our compensation policy and strategy in achieving gender pay parity, positive social impact and attracting a diverse workforce; and
•	annually evaluating the performance of the Compensation Committee, and reviewing and assessing the adequacy of the Compensation Committee’s charter.
The composition and function of the Compensation Committee comply with all applicable SEC rules and regulations and Nasdaq Listing Rules. The Board has adopted a written Compensation Committee charter that is available to stockholders on the Corporate Governance section of the Company’s website at investors.canoo.com.
Compensation Consultants
The Compensation Committee has the authority under its charter to retain outside consultants or advisors, as it deems necessary or advisable. In accordance with this authority, the Compensation Committee has engaged the services of Mercer (US) Inc. (“Mercer”) as its independent outside compensation consultant through the Fall of 2023 and Compensia, Inc. (“Compensia”) as its independent outside compensation consultant through the remainder of 2023. Neither Mercer, Compensia nor any of their respective affiliates maintain any other direct or indirect business relationships with the Company or any of our subsidiaries. The Compensation Committee evaluated whether any work provided by Mercer and Compensia raised any conflict of interest for services performed during 2023 and determined that it did not.
During 2023, Mercer’s and Compensia’s services were each limited to advising on executive and director compensation, peer group review and revisions, employee equity plans, and other broad-based employee compensation strategies that do not discriminate in scope, terms, or operation, in favor of our executive officers or directors, and that are available generally to all salaried employees.
Nominating and Corporate Governance Committee
Our Nominating and Corporate Governance Committee currently consists of Thomas Dattilo. Thomas Dattilo serves as the chair of the Nominating and Corporate Governance Committee. The Board has determined that Mr. Dattilo satisfies the independence requirements of Nasdaq.
Our Nominating and Corporate Governance Committee is actively involved in the Company’s governance and operations.
The functions of this committee include, among other things:
•	helping the Board oversee our corporate governance functions and develop, updating as necessary and recommending to the Board the governance principles applicable to us;
•	identifying, evaluating and recommending and communicating with candidates qualified to become Board members or nominees for directors of the Board consistent with criteria approved by the Board;
•	monitoring and evaluating the composition, organization and size of the Board;
•	overseeing the Board’s committee structure and operations, including authority to delegate to subcommittees and committee reporting to the Board;
•	monitor our overall approach to corporate social responsibility and ensure it is in line with the overall business strategy and our corporate and social obligations as a responsible citizen;
•	periodically reviewing and assessing our corporate governance guidelines and the Code of Conduct, and recommending changes to the Board for its consideration;
•
developing and periodically reviewing with the Chief Executive Officer the plans for succession for our executive officers and making recommendations to the Board with respect to the selection of appropriate individuals to succeed to these positions;

•	reviewing issues and developments related to corporate governance and identifying and bringing to the attention of the Board current and emerging corporate governance trends; and
•	annually evaluating the performance of the Nominating and Corporate Governance Committee, and reviewing and assessing the adequacy of the Nominating and Corporate Governance Committee’s charter.

The composition and function of the Nominating and Corporate Governance Committee comply with all applicable SEC rules and regulations and Nasdaq Listing Rules. The Board has adopted a written Nominating and Corporate Governance Committee charter that is available to stockholders on the Corporate Governance section of the Company’s website at www.investors.canoo.com.
The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements, being over 21 years of age, having a strong understanding of the industry of the Company and having the highest personal integrity and ethics. The Nominating and Corporate Governance Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the Company, demonstrated excellence in his or her field, having the ability to exercise sound business judgment, having experience as a board member or executive officer of another publicly held company, and having a diverse personal background, perspective and experience. However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee considers diversity (including diversity of gender, ethnic background and country of origin), age, skills and such other factors as it deems appropriate, given the current needs of the Board and the Company, to maintain a balance of knowledge, experience and capability. The Nominating and Corporate Governance Committee appreciates the value of thoughtful Board refreshment, and regularly identifies and considers qualities, skills and other director attributes that would enhance the composition of the Board. In the case of incumbent directors whose terms of office are set to expire, the Committee reviews these directors’ overall service to the Company during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. The Committee also takes into account the results of the Board’s self-evaluation and assessments, conducted periodically on a group, committee and individual basis. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary.
In addition, the Nominating and Corporate Governance Committee also evaluates the other company boards and board committees on which a new or incumbent director may sit. The Nominating and Corporate Governance Committee recognizes that a director’s ability to fulfill his or her responsibilities as a director can be impaired if he or she serves on a high number of other boards or board committees. Service on boards and board committees of other companies must be consistent with the Company’s conflict-of-interest policies. Non-employee directors are generally expected to serve on no more than four (4) other public company boards and on no more than three (3) other public company audit committees, without the approval of the Board. In addition, non-employee directors who are executive officers of other public companies should generally serve on no more than one other public company board, without the approval of the Board.
The Nominating and Corporate Governance Committee uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote.
The Nominating and Corporate Governance Committee will consider director candidates recommended by the Company’s stockholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates a candidate for nomination to the Board based on whether or not the candidate was recommended by a Company stockholder. Any recommendation submitted to the Company should be in writing and should include any supporting material the stockholder considers appropriate in support of that recommendation, but must include information that would be required under the rules of the SEC to be included in a proxy statement soliciting proxies for the election of such candidate and a written consent of the candidate to serve as one of our directors if elected and must otherwise comply with the requirements under our Bylaws for stockholders to recommend director nominees. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board may do so by delivering written notice to the attention of the Corporate Secretary at the following address: 15520 Highway 114,

Justin, Texas 76247, not later than the close of business on the 90th day, nor less than the close of business on the 120th day, prior to the anniversary date of the preceding year’s annual meeting of stockholders. In the event that the date of the annual meeting is not within 30 days before or after the anniversary date of the prior year’s annual meeting, then our Corporate Secretary must receive such written notice not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the closing of business on the tenth (10th) day following the day on which public announcement of the date of such meeting is first made. In addition to satisfying the foregoing requirements under our Bylaws, including the notice deadline set forth above and therein, to comply with the requirements set forth in Rule 14a-19 of the Exchange Act (the universal proxy rules), stockholders who intend to solicit proxies in support of director nominees, other than the Board’s nominees, must provide written notice to our Corporate Secretary that sets forth all the information required by Rule 14a-19. Such notice must be postmarked or transmitted electronically to the Company at the mailing address provided above no later than 60 calendar days prior to the anniversary of the preceding year’s annual meeting of stockholders.
All recommendations for director nominations received by the Corporate Secretary that satisfy our Bylaws’ requirements relating to such director nominations will be presented to the Nominating and Corporate Governance Committee for its consideration. Further, each potential candidate must provide a list of references and agree (i) to be interviewed by members of the Nominating and Corporate Governance Committee or other directors in the discretion of the Nominating and Corporate Governance Committee, and (ii) to a background check or other review of the qualifications of a proposed nominee by the Company. Prior to nomination of any potential candidate by the Board, each member of the Board will have an opportunity to meet with the candidate. Upon request, any candidate nominated will agree in writing to comply with the Company’s Corporate Governance Guidelines and all other policies and procedures of the Company applicable to the Board.
BOARD DIVERSITY
Members of our Board self-identify as set forth in the table below:

Board Diversity Matrix (as of October 3, 2024)
Board Size:
Total Number of Directors	8
	Female	Male	Did Not Disclose Gender
Gender Identity:
Directors		3	5
Demographic Background—Directors who identify in any of the categories below:
Asian		2
Hispanic or Latinx	1
White	2	3
Did Not Disclose Demographic Background

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS
Any stockholder or any other interested party who desires to communicate with our Board, or any specified individual director, may do so by directing such correspondence to the attention of the Corporate Secretary at our offices at 15520 Highway 114, Justin, Texas 76247. All communications will be compiled by the Secretary of the Company and submitted to the Board or the individual directors on a periodic basis, as appropriate.
CODE OF CONDUCT
The Board has adopted a Code of Conduct (the “Code of Conduct”), applicable to all of the Company’s employees, executive officers and directors. The Code of Conduct is available on the Corporate Governance section of the Company’s website at investors.canoo.com. The Nominating and Corporate Governance Committee of the Board is responsible for overseeing the Code of Conduct and must approve any waivers of the Code of Conduct for employees, executive officers and directors. If the Company makes any amendments to the Code of Conduct, or grants any waivers of its requirements to directors and executive officers, the Company will promptly disclose the amendment or waiver on its website.
CORPORATE GOVERNANCE GUIDELINES
In December 2020, the Board documented the governance practices followed by the Company by adopting Corporate Governance Guidelines to assure that the Board will have the necessary authority and practices in place to review and evaluate the Company’s business operations as needed and to make decisions that are independent of the Company’s management. The guidelines are also intended to align the interests of directors and management with those of the Company’s stockholders. The Corporate Governance Guidelines set forth the practices the Board intends to follow with respect to board composition and selection including diversity, board meetings and involvement of senior management, Chief Executive Officer performance evaluation and succession planning, and board committees and compensation. The Corporate Governance Guidelines, as well as the charters for each committee of the Board, may be viewed on investor relations portion of our website at www.canoo.com.

EXECUTIVE OFFICERS
The following table sets forth information concerning our current directors and executive officers, including their ages as of October 3, 2024.

Name	Age	Position
Executive Officers
Tony Aquila(1)	59	Chief Executive Officer, Executive Chair, Director
Greg Ethridge	48	Chief Financial Officer
Ramesh Murthy	45	Senior Vice President Finance and Chief Accounting Officer
Hector Ruiz	43	General Counsel, Corporate Secretary

(1)	See page 11 of this Proxy Statement for Tony Aquila’s biography.
Greg Ethridge. Mr. Ethridge has served as the Company’s Chief Financial Officer since August 28, 2023. Mr. Ethridge served as a member of the Board beginning in December 2020 and as part of Mr. Ethridge’s appointment as Chief Financial Officer of the Company, Mr. Ethridge served as a member of the Board until December 31, 2023. Prior to this, Mr. Ethridge served as President, Chief Operating Officer, and a director of Hennessy Capital Investment Corp. V from January 2021 to December 2022 and President, Chief Operating Officer, and a director of Hennessy Capital Acquisition Corp. IV from February 2019 to December 2020. Mr. Ethridge also served as President, Chief Operating Officer, and director of Hennessy Capital Investment Corp. VI (NASDAQ: HCVI) (“HCVI”) from October 2021 to August 2023, resigning as President and Chief Operating Officer in connection with his appointment as the Company’s Chief Financial Officer and continues to serve as a member of HCVI’s board of directors. He has also served as Chairman of Motorsports Aftermarket Group, a designer, manufacturer, marketer and distributor of aftermarket parts, apparel and accessories for the motorcycle and power sports industry since June 2019. He previously served as President of Matlin & Partners Acquisition Corporation from January 2017 to November 2018, at which time it merged with U.S. Well Services, LLC to become U.S. Well Services, Inc., a growth and technology-oriented oilfield service company focused exclusively on hydraulic fracturing which was subsequently sold to ProFrac Holding Corp. (NASDAQ: ACDC) in November 2022. He also served as Senior Partner of MatlinPatterson Global Advisers LLC, or MatlinPatterson, from January 2009 to December 2019. Mr. Ethridge holds a BBA and a Masters in Accounting from The University of Texas at Austin.
Ramesh Murthy. Mr. Murthy has served as SVP Finance and Chief Accounting Officer since March 2021 and Interim Chief Financial Officer from December 2021 through January 25, 2023. Mr. Murthy first joined Canoo in March 2021 serving as the Company’s Chief Accounting Officer and then, from July 2021, as SVP, Finance and Chief Accounting Officer. Mr. Murthy brings to his position more than 20 years of experience in finance and public accounting serving the automotive technology, software, telecom and advanced manufacturing industries. Prior to joining the Company, Mr. Murthy was a member of the Financial Accounting Advisory Services group of Ernst & Young LLP, serving as Managing Director from July 2019 until March 2021, and as Senior Manager from November 2015 to July 2019. Mr. Murthy also enjoyed a long career in the Audit Practice of Deloitte & Touche LLP from 2004 to 2015. Mr. Murthy holds a Master of Business Administration, Finance from Texas A&M International University and a Bachelor of Commerce, Accounting from University of Madras, India.
Hector Ruiz. Mr. Ruiz has served as the General Counsel and Corporate Secretary of the Company since April 2021, and prior to this, served as our Vice President - Global Strategy, Tax Counsel & Treasury from January 2021 to April 2021. Mr. Ruiz has an extensive background in legal and tax matters. From January 2012 to January 2021, Mr. Ruiz served in a variety of senior tax and tax planning roles at Solera Holdings, Inc., including as Vice President of Global Tax from November 2015 to January 2021, responsible for all areas of taxation, including mergers and acquisitions transactions, tax planning, controversy, risk management, financial reporting and compliance. Prior to Solera, Mr. Ruiz worked in tax and accounting related roles at Caris Life Sciences and PricewaterhouseCoopers LLP. Mr. Ruiz has a Bachelor of Business Administration from Southern Methodist University and a Juris Doctor degree from Baylor University School of Law.
Family Relationships
There are no family relationships among our directors or executive officers.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS
The following table sets forth information known to us regarding the beneficial ownership of the Common Stock as of October 3, 2024:
•	each person who is known by us to be the beneficial owner of more than 5% of the outstanding shares of the Common Stock;
•	each named executive officer and director of the Company; and
•	all current executive officers and directors of the Company, as a group.
Beneficial ownership is determined according to the rules of the SEC, which generally provides that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days.
The beneficial ownership percentages set forth in the table below are based on 86,776,374 shares of Common Stock issued and outstanding as of October 3, 2024 and do not take into account the issuance of any shares of Common Stock upon the exercise of warrants to purchase up to 40,460,264 shares of Common Stock that remain outstanding.
Common stock subject to options or restricted stock units (“RSUs”) that are currently exercisable or exercisable or will vest within 60 days of October 3, 2024 are deemed to be outstanding and beneficially owned by the person holding the options or RSUs. These shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person.
Unless otherwise noted in the footnotes to the following table, and subject to applicable community property laws, the persons and entities named in the table have sole voting and investment power with respect to their beneficially owned Common Stock.

Name of Beneficial Owner(1)	Number of Shares of Common Stock Beneficially Owned	Percentage of Outstanding Common Stock %
Directors and Named Executive Officers:
Tony Aquila(2)	5,992,706	6.91%
James Chen	0	*
Foster Chiang	18,229	*
Thomas Dattilo	22,142	*
Greg Ethridge	14,603	*
Arthur Kingsbury	18,229	*
Claudia Romo Edelman	18,229	*
Debra von Storch	18,229	*
Deborah Diaz	0	*
All Directors and Executive Officers of the Company as a Group (11 Individuals)	6,182,452	7.12%
Five Percent Holders:
Entities affiliated with AFV Management Advisors LLC(3)	3,874,392	4.46%

*	Less than one percent.
(1)	Unless otherwise noted, the business address of those listed in the table above is 15520 Highway 114, Justin, Texas 76247.
(2)
Consists of (i) 2,118,314 shares of Common Stock held by Tony Aquila, which number includes 1,712,294 shares of Common Stock related to RSUs that vested in March 2024 and 299,334 shares of Common Stock related to RSUs that vested in May 2024, (ii) 543,886 shares of Common Stock held by AFV Partners SPV-4 LLC, a Delaware limited liability company (“AFV-4”), (iii) 1,533,620 shares of Common Stock held by AFV Partners SPV-7 LLC, a Delaware limited liability company (“AFV-7”), (iv) 150,000 shares of Common Stock held by AFV Partners SPV-7/A LLC, a Delaware limited liability company (“AFV-7/A”), (v) 195,848 shares of Common Stock held by AFV Partners SPV-10 LLC, a Delaware limited liability company (“AFV-10”), (vi) 405,732 shares of Common Stock held by AFV Partners SPV-10/A LLC, a Delaware limited liability company (“AFV-10/A”), (vii) 304,299 shares of Common Stock held by AFV Partners SPV-10/B LLC, a Delaware limited liability company (“AFV-10/B”), (viii) 243,439 shares of Common Stock held by AFV Partners SPV-10/C LLC, a Delaware limited liability company (“AFV-10/C”), and (ix) 497,568 shares of Common Stock are held by I-40 OKC

Partners LLC, an Oklahoma limited liability company (“I-40 OKC”). AFV Management Advisors LLC, a Delaware limited liability company (“AFV”) is the sole manager and controlling member of AFV-4, AFV-7, AFV-7/A, AFV-10, AFV-10/A, AFV-10/B, AFV-10/C and I-40 OKC. Mr. Aquila is the managing member of AFV, which exercises ultimate voting and investment power with respect to the shares held by AFV-4, AFV-7, AFV-7/A, AFV-10, AFV-10/A, AFV-10/B, AFV-10/C and I-40 OKC. Mr. Aquila may be deemed to hold voting and dispositive power with respect to the securities held indirectly by AFV, and held of record by AFV-4, AFV-7, AFV-7/A, AFV-10, AFV-10/A, AFV-10/B, AFV-10/C and I-40 OKC. Excludes shares of Common Stock that could be obtained by (x) AFV Partners SPV-11 LLC, a Delaware limited liability company (“AFV-11”), upon conversion of its 5,000 Series C Preferred Stock (as defined below), (y) AFV Partners SPV-11/A LLC, a Delaware limited liability company (“AFV-11/A”), upon conversion of its 10,000 Series C Preferred Stock and (z) AFV Partners SPV-11/B LLC, a Delaware limited liability company (“AFV-11/B”), upon conversion of its 1,500 Series C Preferred Stock.
(3)
Consists of (i) 543,886 shares of Common Stock held by AFV-4, (ii) 1,533,620 shares of Common Stock held by AFV-7, (iii) 150,000 shares of Common Stock held by AFV-7/A, (iv) 195,848 shares of Common Stock held by AFV-10, (v) 405,732 shares of Common Stock held by AFV-10/A, (vi) 304,299 shares of Common Stock held by AFV-10/B, (vii) 243,439 shares of Common Stock held by AFV-10/C and (viii) 497,568 shares of Common Stock held by I-40 OKC. Excludes shares of Common Stock that could be obtained upon the conversion of 5,000 shares of Series C Preferred Stock owned by AFV-11, 10,000 shares of Series C Preferred Stock owned by AFV-11/A and 1,500 shares of Series C Preferred Stock owned by AFV-11/B.

Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.
To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the year ended December 31, 2023, all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were complied with.

EXECUTION COMPENSATION
The following section provides compensation information pursuant to the scaled disclosure rules applicable to “smaller reporting companies” under the rules of the SEC and may contain statements regarding future individual and company performance targets and goals. These targets and goals should not be understood to be statements of management’s expectations or estimates of results or other guidance. We specifically caution investors not to apply these statements to other contexts. We are required to provide a Summary Compensation Table and an Outstanding Equity Awards at Fiscal Year-End Table, as well as limited narrative disclosures regarding executive compensation for our last completed fiscal year.
Please note that any numbers set forth in this “Executive Compensation” section referencing or related to shares of Common Stock, RSUs and PSUs (including, but not limited to, share price hurdles for PSUs) are not adjusted to account for the March 2024 Reverse Stock Split (as defined below).
Our named executive officers for the year ended December 31, 2023, consisting of our principal executive officer, our two other most highly compensated executive officers as of December 31, 2023 who were serving as executive officers as of such date, and former executive officer were:
•	Tony Aquila - Executive Chair and Chief Executive Officer (“CEO”)
•	Josette Sheeran(1) - President, Board Member
•	Greg Ethridge(2) - Chief Financial Officer, Board Member
•	Kenneth Manget(3) - Chief Financial Officer
(1)	Ms. Sheeran resigned as President and Board Member on February 5, 2024.
(2)	Mr. Ethridge was appointed as CFO on August 28, 2023 and resigned as a Board Member on December 31, 2023.
(3)	Mr. Manget served as CFO from January 26, 2023 to August 26, 2023.
Mr. Aquila has been a substantial investor in Canoo since August 2020 through his sustainable investment fund, AFV Partners. Based on his extensive experience in growing companies and achieving significantly positive shareholder value outcomes, Mr. Aquila was appointed Executive Chair of the Board in November 2020. In April 2021, the Board determined that Canoo's business and shareholder success would be best served by placing Tony Aquila in the full-time CEO role for the company.
Ms. Sheeran joined Canoo originally as a Board member in December 2020. Her extensive experience in achieving meaningful business results with key government and business partners was evident from her earliest days. Given her key strategic importance and extensive efforts in enabling Canoo in establishing key foundations for manufacturing and R&D excellence, Ms. Sheeran transitioned from being a non-employee member of the Board to President of the Company and Board member on July 26, 2021.
Mr. Ethridge joined Canoo originally as a Board member in December 2020 and was appointed Chief Financial Officer on August 28, 2023. Mr. Ethridge has over 20 years of experience in capital markets and corporate finance.
Mr. Manget served as the Company's Chief Financial Officer from January 26, 2023 to August 26, 2023.
Executive Compensation Philosophy
Our Compensation Committee is responsible for reviewing, overseeing, and approving Canoo’s overall compensation strategy. Canoo continues to invest heavily in attracting, retaining and motivating an experienced and highly driven leadership team. Our current executive compensation philosophy is focused on a two-pronged approach:
•	Developing compensation practices that support long-term business success:
○	Attracting and motivating top tier talent that can deliver on highly aggressive performance goals;
○	Managing executive compensation-related cash outlays responsibly; and
○	Encouraging achievement of near-term milestones that set the stage for future shareholder success.
•	Incentivizing long-term positive business outcomes that deliver outstanding shareholder value:
○	Aligning long-term executive pay with shareholder outcomes through equity awards; and
○	Establishing aggressive performance objectives for the CEO.

In keeping with our compensation philosophy, Canoo makes targeted investments in key talent and aligns senior executives with shareholder growth objectives through equity awards tied to Canoo’s transformational mission. When Canoo achieves its mission, it will create a win-win opportunity for both shareholders and the Canoo leadership team.
Compensation Elements
Outlined below are descriptions of the compensation elements provided to our named executive officers.
Base Salary
Base salary is set at a level that is intended to reflect the executive’s duties, authorities, contributions, prior experience, and performance. In keeping with our objective to limit cash outlays, no increases were made to the base salaries of our named executive officers in 2023.
Bonus
Mr. Aquila is not eligible to receive an annual bonus award. Pursuant to the offers of employment for Ms. Sheeran, Mr. Manget and Mr. Ethridge, each is eligible to receive an annual target bonus opportunity of 100% of base salary, subject to a maximum bonus opportunity of 200% of base salary. No bonuses were paid to our name executive officers in 2023, which reflects our objectives of responsibly managing cash outlays and aligning pay with shareholder outcomes.
Stock Awards
The Compensation Committee is focused on aligning the majority of our named executive officers’ compensation directly with shareholder value through equity awards. These awards include performance-based restricted stock units (“PSUs”) that vest based on the achievement of operational performance milestones for Mr. Aquila, PSUs that vest based on stock price hurdles for Mr. Aquila, and restricted stock units that vest over time (“RSUs”) for all of our named executive officers. We believe these awards advance our business strategy as follows:
•
PSUs with operational milestones are aligned with the nearer-term mission. Vesting contingent on operational milestones rewards the named executive officers only if the mission is completed within a set timeframe.

•
PSUs with stock price hurdles and RSUs reward creation of shareholder value. These awards are aligned with shareholders in that the value of PSUs and RSUs increase or decrease in value based on Canoo’s stock price.

•
PSUs and RSUs encourage favorable long-term shareholder outcomes. Standard RSU vesting terms are 25% vest one-year after vesting commencement date and then 6.25% quarterly thereafter. PSUs are also subject to time-based vesting conditions even after performance objectives have been achieved.

The equity awards granted to named executive officers in 2023 and in prior years reflect our objectives of supporting long-term business success and aligning pay with shareholder outcomes.
Benefits and Perquisites
We provide benefits to our named executive officers on the same basis as provided to all of our employees, including health, dental and vision insurance; life insurance; accidental death and dismemberment insurance; disability insurance; and a tax-qualified Section 401(k) plan for which no match by us is provided. We do not maintain any executive-specific benefit or executive perquisite programs.
Retirement Benefits
We provide a tax-qualified Section 401(k) plan for all employees, including our named executive officers. We do not provide a match for participants’ elective contributions to the 401(k) plan, nor do we provide to employees, including our named executive officers, any other retirement benefits, including but not limited to tax-qualified defined benefit plans, supplemental executive retirement plans and nonqualified defined contribution plans.
Policies against Hedging/Pledging Shares
As part of our insider trading policy, all Company directors, officers, employees and certain designated independent contractors and consultants are prohibited from engaging in short sales of our securities, establishing margin accounts, pledging our securities as collateral for a loan, trading in derivative securities, including buying or selling puts or calls on our securities, or otherwise engaging in any form of hedging or monetization transactions (such as prepaid variable forwards, equity swaps, collars and exchange funds) involving our securities.
Ownership Guidelines
We intend to adopt stock ownership guidelines that require all of our named executive officers and other members of our executive team to hold a minimum number of shares of our common stock while serving in their leadership positions.
2023 Summary Compensation Table
The following table sets forth information concerning the compensation of our named executive officers for the years ended December 31, 2023 and December 31, 2022.

Name	Year(1)	Salary ($)	Bonus ($)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Tony Aquila Executive Chair and CEO	2023	500,000(3)	—	4,867,470	—	—	5,367,470
	2022	500,000(3)	—	3,424,000	—	—	3,924,000
Josette Sheeran President, Board Member	2023	489,831	—	—	—	—	489,831
	2022	490,000	—	—	—	—	490,000
Greg Ethridge(4) Chief Financial Officer	2023	225,805	—	378,000	—	—	603,805
Ken Manget(5) Chief Financial Officer	2023	245,000	—	774,000	—	—	1,019,000

(1)
Mr. Ethridge and Mr. Manget were not a named executive officers in 2022; accordingly, the Summary Compensation Table includes only fiscal year 2023 compensation with respect to Mr. Ethridge and Mr. Manget.

(2)
The amount disclosed represents the aggregate grant date fair value of stock awards computed in accordance with ASC Topic 718. This amount does not reflect the actual economic value that may be realized by the named executive officer, which will depend on factors including the continued service of the named executive officer and the future value of our stock. For the RSUs, the grant date fair value is based on the closing price of our common stock on the date of grant. The grant date fair values do not take into account any estimated forfeitures related to service-vesting conditions. The assumptions used in calculating the grant date fair value of such RSUs granted in 2023 are set forth in the notes to our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2023, which is incorporated by reference herein.

(3)
Mr. Aquila receives a base salary of $500,000, defined as part of his Executive Chair compensation package approved by the board of Legacy Canoo in November 2020 prior to the IPO (with no adjustment made upon his transition to the CEO role), and no other cash compensation.

(4)	Mr. Ethridge was appointed as CFO on August 28, 2023 and resigned as a Board Member on December 31, 2023.
(5)	Mr. Manget served as CFO from January 26, 2023 to August 26, 2023.
Disclosure to Summary Compensation Table
For 2023, the compensation programs for our named executive officers consisted of base salary and incentive compensation delivered in the form of equity awards, which consisted of RSUs.
Base Salary
Mr. Aquila receives a limited base salary of $500,000, defined as part of his Executive Chair compensation package approved by the board of Legacy Canoo in November 2020 prior to the IPO (with no adjustment made upon his transition to the CEO role). During 2023, Ms. Sheeran received a base salary of $490,000. Upon his appointment to CFO on August 28, 2023, Mr. Ethridge received a base salary of $490,000. During his tenure as CFO from January 26, 2023 to August 25, 2023, Mr. Manget received a base salary of $490,000. We did not make any increases to the named executive officer base salaries in 2023.
Cash Bonus
We did not pay any cash bonuses to our named executive officers in 2023.

Stock Awards
Tony Aquila
On May 5, 2023, the Board granted Mr. Aquila an award of 6,884,682 RSUs. These awards vest on May 5, 2024, subject to continuous service.
Ken Manget
On July 6, 2023, the Board granted Mr. Manget 1,500,000 RSUs in connection with his appointment to CFO of the Company. Twenty-five percent of the RSUs will vest on March 15, 2024, and the remainder of the award will vest in equal increments each quarter thereafter on the fifteenth day of the month, with each vesting event subject to Mr. Manget's continuous service through each such date.
Greg Ethridge
On December 20, 2023, the Board granted Mr. Ethridge 1,500,000 RSUs in connection with his appointment to CFO of the Company. Twenty-five percent of the RSUs will vest on September 15, 2024, and the remainder of the award will vest in equal increments each quarter thereafter on the fifteenth day of the month, with each vesting event subject to Mr. Ethridge's continuous service through each such date.
Agreements with our Named Executive Officers and Potential Payments upon Termination of Employment or Change in Control
During 2023, we maintained agreements with Mr. Aquila, Ms. Sheeran, Mr. Manget, and Mr. Ethridge, each as summarized below.
Tony Aquila
In November 2020, Legacy Canoo entered into an agreement with Mr. Aquila (the “Aquila Agreement”), as may be amended from time to time, pursuant to which he serves as the Executive Chair of the Board. The term of the Aquila Agreement commenced on December 21, 2020 and will end on December 31, 2023, or, earlier, upon his voluntary resignation from our Board upon at least thirty days’ notice, his failure to be re-elected to the Board by our stockholders at the third annual stockholder meeting following the consummation of the Business Combination, or a vote of no-confidence by a majority of the Board. Mr. Aquila is paid a $500,000 annual fee in equal quarterly installments and is entitled to any benefits and perquisites generally available to members of our Board. He is reimbursed for business expenses, including air travel expenses for either, at our option, first class airfare or the business use of his private jet (at a fixed rate per hour, as set forth in the Aquila Agreement), executive housing on a tax grossed-up basis and business expenses associated with the office of the Executive Chair.
Since his appointment to CEO, Mr. Aquila has not receive additional cash compensation in connection with his role as CEO.
Josette Sheeran
In July 2021, Canoo Technologies entered into an agreement with Ms. Sheeran pursuant to which Ms. Sheeran serves as President of the Company (the “Sheeran Agreement”). The Sheeran Agreement has no specific term and provides that Ms. Sheeran’s employment is at-will. The Sheeran Agreement provides a base salary of $490,000, and she is eligible to participate in the benefits plans offered to similarly situated employees of the Company. Ms. Sheeran is also eligible to receive an annual bonus award of up to 100% of her annual salary, with the possibility of up to a two times multiplier, in either case upon successfully achieving performance goals outlined by the Company and remaining an employee in good standing through applicable milestone dates. In addition, pursuant to the Sheeran Agreement, the Company will covered 100% of Ms. Sheeran’s moving expenses and provided a relocation allowance of up to $150,000 in temporary housing and living expenses for six months. In the event Ms. Sheeran had terminated employment within twelve months of her moving date, she would have been required to reimburse the Company for the moving expenses and relocation allowance.
In the event that Ms. Sheeran is terminated by us without cause, the Sheeran Agreement provides that she will be eligible for twelve months of severance, continued healthcare benefits and continued vesting of any RSUs through the severance period.

The Sheeran Agreement provides Ms. Sheeran with a long term incentive award under the Company’s incentive plan, consisting of a grant of 1,468,429 RSUs. Twenty-five percent of the RSUs vested on August 15, 2022, and the remainder of the award will vest in equal increments each quarter thereafter on the fifteenth day of the month, subject to Ms. Sheeran’s continuous service through each such date. Any RSUs that remain unvested upon a termination of service will be forfeited.
Ms. Sheeran is subject to our standard confidential information and inventions assignment agreement, which includes a perpetual confidentiality covenant and a non-competition covenant that applies during the period of employment.
During 2023, Ms. Sheeran continued to serve as a member of the Company’s Board but did not receive any additional board compensation.
Ken Manget
In connection with his appointment as Chief Financial Officer of the Company, Mr. Manget entered into an offer of employment letter, dated as of January 26, 2023 (the “Manget Offer Letter”), with the Company. Pursuant to the Manget Offer Letter, Mr. Manget will be entitled to receive (a) an annual base salary of $490,000, (b) an annual target bonus opportunity of 100% of base salary, subject to a maximum bonus opportunity of 200% of base salary, (c) a relocation allowance of $150,000, which amount must be repaid by Mr. Manget in the event his employment with the Company or its subsidiaries terminates prior to the first anniversary of the date he relocates to the Dallas-Fort Worth metropolitan area in Texas, and (d) a time-based restricted stock unit award (the “Manget RSU Award”) equal to 1,500,000 shares of the Company’s common stock on the applicable grant date, which award will vest based on the Company’s standard time-vesting schedule. In the event of Mr. Manget’s termination by the Company or its subsidiaries without “cause”, he will be entitled to receive 12 months of (i) base salary, (ii) continued vesting of the RSU Award, and (iii) continued healthcare benefits.
Greg Ethridge
In connection with his appointment as Chief Financial Officer of the Company, Mr. Ethridge entered into an offer of employment letter, dated as of August 27, 2023 (the “Ethridge Offer Letter”), with the Company. Pursuant to the Ethridge Offer Letter, Mr. Ethridge will be entitled to receive (a) an annual base salary of $490,000, (b) an annual target bonus opportunity of 100% of base salary, subject to a maximum bonus opportunity of 200% of base salary, and (c) a time-based restricted stock unit award (the “RSU Award”) equal to 1,500,000 shares of the Company’s common stock on the applicable grant date, which award will vest based on the Company’s standard four-year time-vesting schedule. In the event of Mr. Ethridge’s termination by the Company or its subsidiaries without “cause” or if Mr. Ethridge leaves for “good reason” (each as defined under the Ethridge Offer Letter), he will be entitled to receive 12 months of (i) base salary, (ii) continued vesting of the RSU Award, and (iii) continued healthcare benefits.
Outstanding Equity Awards at 2023 Year End
The following table presents information regarding outstanding equity awards held by our named executive officers as of December 31, 2023.

Name	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)
Tony Aquila	—	—	2,000,000(1)	514,400
	—	—	1,853,828(2)	476,805
	—	—	6,000,000(3)	1,543,200
	6,884,682(4)	1,770,740	—	—
Josette Sheeran	642,438(5)	165,235	—	—
Ken Manget	1,500,000(6)	385,800	—	—
Greg Ethridge	1,500,000(7)	385,800	—	—

(1)
The PSUs will vest based on (A) performance in one-third increments upon the achievement of each of the following price hurdles during the five-year period beginning October 19, 2020: (i) the stock price equals or exceeds $20, (ii) the stock price equals or exceeds $25, and (iii) the stock price equals or exceeds $30; and (B) on continuous service through October 19, 2023. Both (A) and (B) must be satisfied on or before October 19, 2025 in order for the PSUs to vest.

(2)
400,000 of the PSUs subject to the award will vest based on achievement of stock price milestones over a performance period beginning May 14, 2021 and ending on May 14, 2024, subject to continued service through the applicable vesting dates. 150,000 of the PSUs subject to the award will vest based on achievement of operational milestones over a performance period beginning May 14, 2021 and ending on May 14, 2024, subject to continued service through the applicable vesting dates. 1,303,828 of the PSUs subject to the award will vest upon the achievement of a $20 per-share price prior to May 14, 2024. The number reflected above represents the maximum number of PSUs that could pay out pursuant to the award based on achieving the applicable performance goals.

(3)
The PSUs subject to the award will vest upon achievement of specified stock price milestones over a five-year performance period ending November 4, 2026, subject to continued service through the applicable vesting date.

(4)	100% of the RSUs subject to the award will vest on May 5, 2024, subject to continued service through the applicable vesting date.
(5)
Twenty-five percent of the RSUs will vest on August 15, 2022, and the remainder of the award will vest in equal increments each quarter thereafter on the fifteenth day of the month, subject to continued service through each such date.

(6)
Twenty-five percent of the RSUs will vest on March 15, 2023, and the remainder of the award will vest in equal increments each quarter thereafter on the fifteenth day of the month, subject to continued service through each such date.

(7)
Twenty-five percent of the RSUs will vest on September 15, 2024, and the remainder of the award will vest in equal increments each quarter thereafter on the fifteenth day of the month, subject to continued service through each such date.

Pay Versus Performance
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K (the “PvP Rules”), we are providing the following information about the relationship between the compensation actually paid to our principal executive officer (“PEO”) and our other named executive officers (“NEOs”) and certain aspects of our financial performance

Year	Summary Compensation Table Total for Mr. Aquila ($)(1)	Compensation Actually Paid to Mr. Aquila(1)(2)	Summary Compensation Table Total for Mr. Kranz ($)(1)	Summary Compensation Table Total for Mr. Kranz ($)(1)	Average Summary Compensation Table Total for Non-PEO NEOs(1)	Average Compensation Actually Paid to Non-PEO NEOs(1)(2)	Total Shareholder Return: Value of Initial $100 Investment(3)	Net Income ($M)
2023	$5,367,470	$(3,912,166)	—	—	$704,212	$278,542	$2	$(302)
2022	$3,924,000	$(34,198,930)	—	—	$1,294,999	$(3,932,000)	$9	$(488)
2021	$44,613,958	$19,335,832	$216,809	$(32,402,321)	$6,811,218	$6,430,833	$56	$(347)

(1)	The following individuals served as or Principal Executive Officer (“PEO”) and are our other Named Executive Officers (“NEOs”) for the covered fiscal years:

Year	PEO(s)	Non-PEO NEOS
2023	Tony Aquila	Josette Sheeran, Greg Ethridge, Ken Manget
2022	Tony Aquila	Ramesh Murthy, Josette Sheeran
2021	Tony Aquila and Uli Kranz	Peter Savagian, Josette Sheeran

(2)
Amounts reported in these columns represent the compensation actually paid to our PEO and Non-PEO NEOs for the indicated fiscal year, as calculated under Item 402(v) of Regulation S-K based on their total compensation reported in the Summary Compensation Table for 2023 and adjusted as shown in the tables below:

		PEO	Other Non-PEO NEO Avg.
	Summary Compensation Table - Total Compensation	$5,367,470	$704,212
-	Grant Date Fair Value of Stock Awards and Option Awards Granted in Fiscal Year	4,867,470	384,000
+	Fair Value at Fiscal Year End of Outstanding and Unvested Stock Awards and Option Awards Granted in Fiscal Year	1,770,737	257,198
+	Change in Fair Value of Outstanding and Unvested Stock Awards and Option Awards Granted in Prior Fiscal Years	(4,926,760)	(208,305)
+	Fair Value at Vesting of Stock Awards and Option Awards Granted in Fiscal Year That Vested During Fiscal Year	—	—
+	Change in Fair Value as of Vesting Date of Stock Awards and Option Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	(1,256,143)	(90,562)
-	Fair Value as of Prior Fiscal Year End of Stock Awards and Option Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	—	—
	Compensation Actually Paid	$(3,912,166)	$278,542

Equity Award values are calculated in accordance with FASB ASC Topic 718, and the valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. For information on the calculation of “compensation actually paid” for 2021 and 2022, please see the “pay versus performance” disclosure in our 2023 definitive proxy statement.
(3)	Pursuant to Item 402(v) of Regulation S-K, the comparison assumes $100 was invested in our common stock on December 31, 2020, using the closing stock price on that date.
Pay Versus Performance Relationship
“Compensation actually paid,” as calculated per SEC Item 402(v) of Regulation S-K, reflects cash compensation actually paid as well as changes to the fair values of equity awards during the years shown in the table based on year-end or vesting date stock prices, and various accounting valuation assumptions. Due to how CAP is calculated, the CAP as reported for each year does not reflect the actual amounts earned by our NEOs from their equity awards. CAP generally fluctuates annually due to the change in our stock price from year to year as well as varying levels of actual achievement of performance goals. See the ‘Item 11: Executive Compensation’ section for a description of how our compensation committee assesses the relationship between executive compensation and performance.

Below are graphs showing the relationship of “Compensation Actually Paid” to our PEO and non-PEO NEOs for our fiscal years 2021, 2022, and 2023 to (1) TSR of our common stock and (2) our net income.

Compensation Actually Paid vs. TSR
Compensation Actually Paid to PEO
Average Compensation Actually Paid to Non-PEO NEOs
Total Shareholder Return
2021
2022
2023
$30,000
$20,000
$10,000
$0
-$10,000
-$20,000
-$30,000
-$40,000
Compensation Actually Paid ($000)
$60
$50
$40
$30
$20
$10
$0
Value of Initial $100 Investment (TSR)
$56
$19,336
$6,431
$9
-$34,199
-$3,932
$279
-$3,912
$2

Compensation Actually Paid vs. Net Income
Compensation Actually Paid to PEO
Average Compensation Actually Paid to Non-PEO NEOs
Net Income
2021
2022
2023
$30,000
$20,000
$10,000
$0
-$10,000
-$20,000
-$30,000
-$40,000
Compensation Actually Paid ($000)
$0
-$100
-$200
-$300
-$400
-$500
-$600
Net Income ($ Millions)
$19,336
$6,431
-$347
-$34,199
-$3,932
-$488
-$3,912
$279
-$302

2023 Director Compensation
The following table contains information concerning the compensation of our non-employee directors in fiscal year 2023.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All Other Compensation ($)	Total ($)
Foster Chiang	85,000	200,000	—	285,000
Thomas Dattilo	195,000	200,000	—	395,000
Greg Ethridge(2)	55,666	—	—	55,666
Claudia Romo Edelman	85,000	200,000	—	285,000
Arthur Kingsbury	115,000	200,000	—	315,000
Rainer Schmueckle	115,000	200,000	—	315,000
Debra von Storch	130,000	200,000	—	330,000

(1)
In November 2023, each non-employee director received grants in connection with Board service of 326,051 RSUs, with an aggregate value per director of $200,000 based on the 30-day VWAP through August 15, 2023 for our Common Stock.

(2)
Mr. Ethridge was appointed Chief Financial Officer of the Company in August 2023. Amounts included in the above table reflect amounts earned or paid prior to his appointment as Chief Financial Officer.

Non-Employee Director Compensation Policy
Our policy is to reimburse directors for reasonable and necessary out-of-pocket expenses incurred in connection with attending Board and committee meetings or performing other services in their capacities as directors.
In March 2021, amended in November 2021 to, among other things, add an annual cash retainer for services in the role of lead independent direct, and subsequently amended in November 2023 to, among other things, provide that the annual equity award be payable on July 15th of every year with the number of RSUs to be determined by dividing the annual equity award dollar value by the 30-day VWAP through July 15th, rounded down to the nearest whole share, our Board approved the following cash and equity compensation for each of our current non-employee directors:
•	an annual cash retainer equal to $85,000, paid in four equal quarterly installments at the end of each quarter;
•
an annual cash retainer for committee member service equal to $15,000 and an additional $15,000 paid to the chairperson of each committee, each paid in four equal quarterly installments at the end of each quarter;

•	an annual cash retainer for service as the lead independent director of the Board equal to $50,000, paid in four equal quarterly installments at the end of each quarter;
•
an initial equity award with a value of $275,000 in the aggregate, comprised of 100% RSUs, vesting in full on the first anniversary of a specified vesting commencement date, which shall be the fifteenth day of the calendar month that occurs prior to the beginning of the non-employee director’s service on the Board (or if such date is not a business day, the first business day thereafter), subject to the non-employee director’s continued service with us through such vesting date, except if the non-employee director remains in continued service as of, or immediately prior to, a change in control, the shares subject to his or her then-outstanding equity awards that were granted pursuant to this policy will become fully vested immediately prior to such change in control; and

•
an annual equity award with a value of $200,000 in the aggregate, payable on July 15th of every year, comprised of 100% RSUs, with the number of RSUs determined by dividing the dollar value by the 30-day VWAP through July 15th rounded down to the nearest whole share, vesting in full on the first anniversary of the grant date, subject to the non-employee director’s continued service with us through the applicable vesting date, except if the non-employee director remains in continued service as of, or immediately prior to, a change in control, the shares subject to his or her then-outstanding equity awards that were granted pursuant to this policy will become fully vested immediately prior to such change in control.

Upon joining the Board, each of our non-employee directors are also paid a cash payment of $20,000 to cover expenses for tax and legal services incurred in connection therewith.
The Board reviews director compensation periodically to ensure that director compensation remains competitive, such that we are able to recruit and retain qualified directors. We believe our compensation program is designed to align compensation with our business objectives and the creation of stockholder value, while enabling us to attract, retain, incentivize and reward directors who contribute to our long-term success.

TRANSACTIONS WITH RELATED PERSONS AND INDEMNIFICATION
Certain Transactions with Related Parties
The following is a summary of transactions for fiscal year 2023 and 2022 which we have been a party, in which the amount involved exceeded or will exceed the lesser of (x) $120,000 or (y) 1% of the average of our total assets at December 31, 2023 and 2022 and in which any of our directors, executive officers or holders of more than 5% of our capital stock, or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest other than compensation and other arrangements that are described in “Executive Compensation and Director Compensation.” We also describe below certain other transactions with our directors, former directors, executive officers and stockholders.
Please note that any numbers set forth in this “Transactions With Related Persons And Indemnification” section referencing or related to shares of Common Stock (including price per share) are not adjusted to account for the March 2024 Reverse Stock Split.
Subscription Agreements
On May 10, 2022, the Company entered into Common Stock Subscription Agreement providing for the purchase of an aggregate of 13.7 million shares of Common Stock at a price of $3.65 per share for an aggregate purchase price of $50.0 million. The purchasers of the shares are special purpose vehicles managed by entities affiliated with Mr. Aquila. The closing of the May 2022 PIPE occurred on May 20, 2022.
On November 9, 2022, the Company entered into Common Stock Subscription Agreement providing for the purchase of an aggregate of 9.0 million shares of Common Stock at a price of $1.11 per share for an aggregate purchase price of $10.0 million (the “November 2022 PIPE”). The purchasers of the shares are Mr. Aquila and a special purpose vehicle managed by entities affiliated with Mr. Aquila. The closing of the November 2022 PIPE occurred on November 18, 2022.
On June 22, 2023, the Company entered into a Common Stock and Common Warrant Subscription Agreement with certain special purpose vehicles managed by entities affiliated with Mr. Aquila. The Subscription Agreement provides for the sale and issuance by the Company of 16.3 million shares of the Company’s Common Stock, together with warrants to purchase up to 16.3 million shares of Common Stock at a combined purchase price of $0.54 per share and accompanying warrants. The total net proceeds from the transaction was $8.8 million.
On August 4, 2023, the Company entered into a Common Stock and Common Warrant Subscription Agreement with certain special purpose vehicles managed by entities affiliated with Mr. Aquila. The Subscription Agreement provides for the sale and issuance by the Company of 5.6 million shares of the Company’s Common Stock, together with warrants to purchase up to 5.6 million shares of Common Stock at a combined purchase price of $0.54 per share and accompanying warrants. The total net proceeds from the transaction was $3.0 million.
Related Party Leases
On January 31, 2023, the Company entered into a real estate lease for an approximately 8,000 square foot facility in Justin, Texas with an entity owned by Tony Aquila, Executive Chair and Chief Executive Officer of the Company. The initial lease term is three years, five months, commencing on November 1, 2022 and terminating on March 31, 2026, with one option to extend the term of the lease for an additional five years. Prior to execution, the contract was a month-to-month arrangement.
On November 9, 2022, the Company entered into a PSA with Terex for the purchase of approximately 630,000 square foot vehicle manufacturing facility on approximately 121 acres in Oklahoma City, Oklahoma. On April 7, 2023, pursuant to the assignment of real estate purchase agreement, the Company assigned the right to purchase the Property to I-40 Partners, a special purpose vehicle managed by entities affiliated with the CEO. The Company then entered into a lease agreement with I-40 Partners commencing April 7, 2023. The lease term is approximately ten years with a five year renewal option and the minimum aggregate lease payment over the initial term is expected to be approximately $44.3 million, which includes equity portion of rent composed of $1.5 million fully vested non-refundable shares. Refer to Note 16 on warrants issued in conjunction with this lease.
Employment and Other Compensation Arrangements, Equity Plan Awards
We have entered into employment agreements and consulting agreements with certain of our executive officers in connection with their employment or provision of services to us. We also have established certain equity plans, pursuant to which we grant equity awards to our employees and directors. For more information regarding the executives’ arrangements and our equity plans, see the section titled “Executive Compensation - Agreements with our Named Executive Officers and Potential Payments Upon Termination of Employment or Change in Control.”
Other Transactions
Mr. Aquila, through an entity owned and controlled by him (Aquila Family Ventures, LLC (“AFV”)), owns a personal aircraft that was acquired without our resources, which aircraft he uses for business travel. We reimburse Mr. Aquila for certain costs and third-party payments associated with the use of his personal aircraft for Company-related business travel, excluding certain incidental fees and expenses. We incurred approximately $1.7 million and $1.3 million for such reimbursements for the years ended December 31, 2023 and 2022, respectively. In addition, certain AFV staff provided the Company with shared services support in its Justin, Texas corporate office facility. For the years ended December 31, 2023 and 2022, the Company incurred approximately $1.7 million and $1.1 million, respectively, for these services.
During the year ended December 31, 2022, the Company incurred approximately $0.8 million for the usage and purchase of certain transport trucks and trailers with an entity controlled by the Executive Chair and Chief Executive Officer of the Company. No such expenses were incurred during the year ended December 31, 2023.
Related-Person Transactions Policy
The Board has adopted a written Related-Person Transactions Policy that sets forth our policies and procedures regarding the identification, review, consideration and oversight of related-person transactions. For purposes of our policy, a related-person transaction is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we and any related person are, were or will be participants, in which the amount involved exceeds $120,000. Transactions involving compensation for services provided to us as an employee, consultant or director will not be considered related-person transactions under this policy.
Under the policy, a related person is any executive officer, director, nominee to become a director or a security holder known by us to beneficially own more than 5% of any class of our voting securities (a “significant stockholder”), including any of their immediate family members and affiliates, including entities controlled by such persons or such person has a 5% or greater beneficial ownership interest.
Each director and executive officer shall identify, and we shall request each significant stockholder to identify, any related-person transaction involving such director, executive officer or significant stockholder or his, her or its immediate family members and inform our audit committee pursuant to this policy before such related person may engage in the transaction.
In considering related-person transactions, our audit committee takes into account the relevant available facts and circumstances, which may include, but are not limited to:
•	the risk, cost and benefits to us;
•	the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated;
•	the terms of the transaction; and
•	the availability of other sources for comparable services or products.
Our Audit Committee shall approve only those related-party transactions that, in light of known circumstances, are in, or are not inconsistent with, the best interests of the Company and our stockholders, as our Audit Committee determines in the good faith exercise of its discretion.
Indemnification
Our Certificate of Incorporation eliminates our directors’ liability for monetary damages to the fullest extent permitted by applicable law. The DGCL provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability:
•	for any transaction from which the director derives an improper personal benefit;
•	or any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	or any unlawful payment of dividends or redemption of shares; or
•	for any breach of a director’s duty of loyalty to the corporation or its stockholders.
If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of our directors will be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.
The Certificate of Incorporation requires us to indemnify and advance expenses to, to the fullest extent permitted by applicable law, our directors, officers and agents. We maintain a directors’ and officers’ insurance policy, pursuant to which our directors and officers are insured against liability for actions taken in their capacities as directors and officers. Finally, the Certificate of Incorporation prohibits any retroactive changes to the rights or protections or increase the liability of any director in effect at the time of the alleged occurrence of any act or omission to act giving rise to liability or indemnification.
In addition, we have entered into separate indemnification agreements with each of our directors and officers. These agreements, among other things, require us to indemnify our directors and officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or officer in any action or proceeding arising out of their services as one of our directors or officers or any other company or enterprise to which the person provides services at our request.
Independence of the Board of Directors
As required under the Nasdaq listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board. Our Board consults with our counsel to ensure that its determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of Nasdaq, as in effect from time to time.
Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his or her family members, and us, our senior management and our independent auditors, our Board has affirmatively determined that each of the directors on the Board other than Tony Aquila are independent directors within the meaning of the applicable Nasdaq listing standards. In making this determination, our Board found that none of these directors had a material or other disqualifying relationship with our company.
In making those independence determinations, our Board took into account certain relationships and transactions that occurred in the ordinary course of business between us and entities with which some of our directors are or have been affiliated, including the relationships and transactions described in “Transactions with Related,” and all other facts and circumstances that the Board deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each director.

PROPOSAL 2

ADVISORY VOTE REGARDING NAMED EXECUTIVE OFFICER COMPENSATION (“SAY-ON-PAY”)
Pursuant to Section 14A of the Exchange Act, we are asking our stockholders to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with SEC rules. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement.
The compensation of our named executive officers is disclosed in “Executive Compensation,” the compensation tables and the related narrative disclosure contained on pages 24 to 29 of this Proxy Statement. As discussed in those disclosures, the Compensation Committee and the Board believe that our compensation policies and decisions are appropriately designed to align the interests of our named executive officers with those of our stockholders, to emphasize strong pay-for-performance principles and to enable us to attract and retain talented and experienced executives to lead the Company in a competitive environment.
The Board is asking stockholders to support the compensation of the Company’s named executive officers as described in this proxy statement by casting a non-binding advisory vote “FOR” the following resolution:
“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in this Proxy Statement for the 2024 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the section entitled “Executive Compensation”, the 2023 Summary Compensation Table and the other related tables and disclosure.”
While the advisory vote we are asking you to cast is non-binding, the Compensation Committee and the Board value the views of our stockholders and will take into account the outcome of the vote when considering future compensation decisions for our executive officers.
THE BOARD RECOMMENDS A VOTE “FOR” PROPOSAL 2

PROPOSAL 3

YORKVILLE SHARE ISSUANCE PROPOSAL
Overview
We are seeking approval, pursuant to Nasdaq Rule 5635, of the issuance of shares of our Common Stock to Yorkville pursuant to our Prepaid Advance Agreement entered into with Yorkville on July 19, 2024 (as amended and supplemented from time to time, the “July PPA”) at prices less than the applicable minimum price discussed below in excess of 20% of the number of shares of our Common Stock outstanding on June 13, 2024 (the “Yorkville Share Issuance Proposal”).
The Company is restricted from issuing to Yorkville any Common Stock under the July PPA if the issuance of such shares of Common Stock would exceed 13,719,862 at prices less than the Yorkville Minimum Price (as defined below), which number of shares represents approximately 19.99% of the aggregate number of shares of Common Stock issued and outstanding as of June 13, 2024 (such amount, the “Yorkville Exchange Cap”).
Although the Yorkville Share Issuance Proposal is not conditioned on the approval of any of the other proposals set forth in this Proxy Statement, the outcome of certain of the other proposals may have an impact on our ability to utilize the July PPA in the future. None of the other proposals are conditioned upon the approval of the Yorkville Share Issuance Proposal.
Background
June PPA
On June 13, 2024 (the “June PPA Date”), we entered into a Prepaid Advance Agreement with Yorkville (as amended and supplemented from time to time, the “June PPA”). In accordance with the terms of the June PPA, on the June PPA Date, Yorkville agreed to advance $15,000,000 to the Company (the “June Prepaid Advance”). After giving effect to the commitment fee and the purchase price discount provided for in the June PPA, net proceeds of the June Prepaid Advance to the Company were approximately $14,100,000.
As described below in further detail in the July PPA summary, on the August Supplemental Date (as defined below), $15,000,000 in principal amount and $158,219.18 of accrued and unpaid interest remained outstanding under the June PPA (such amounts, collectively, the “Outstanding June PPA Amount”). Pursuant to the First Supplemental Agreement (as defined below), the Company used a portion of the proceeds from the First Supplemental Advance (as defined below) to repay all of the Outstanding June PPA Amount. Yorkville waived the Redemption Premium (as defined in the June PPA) on the Outstanding June PPA Amount and any prior notice period required pursuant to the June PPA. As such, as of the date hereof, none of the June Prepaid Advance remains outstanding and the Company did not issue any shares of Common Stock to Yorkville pursuant to the June PPA.
July PPA
On July 19, 2024 (the “July Effective Date”), the Company entered into the July PPA with Yorkville. In accordance with the terms of the July PPA, the Company may request advances of up to $15,000,000 in cash from Yorkville (or such greater amount that the parties may mutually agree) (each, a “Prepaid Advance”), including an initial Prepaid Advance of $15,000,000 (the “Initial July Prepaid Advance”) requested by the Company in connection with entering the July PPA and from time to time thereafter, with an aggregate limitation on the Prepaid Advances of $100,000,000. A Prepaid Advance will be offset upon the issuance of shares of our Common Stock to Yorkville.
The Initial July Prepaid Advance was offset upon the issuances of shares of Common Stock at an initial Purchase Price (as defined in the July PPA) equal to $2.70 per share. On any date after September 17, 2024, the Purchase Price on any remaining amount of the Initial July Prepaid Advance then outstanding at such time will be the lower of (i) $2.70 per share and (ii) 95% of the lowest daily volume weighted average price (“VWAP”) of the Common Stock on Nasdaq during five trading days immediately preceding the date on which Yorkville provides the purchase notice to the Company (the “YA Variable Price”); provided that the Purchase Price under the July PPA cannot currently be lower than $1.00 per share (the “July PPA Floor Price”).
With respect to a Prepaid Advance other than the Initial July Prepaid Advance, such Prepaid Advance will be offset upon the issuances of shares of Common Stock at a Purchase Price equal to the lower of (i) 120% of the daily VWAP of the Common Stock on Nasdaq as of the trading day immediately prior to the date of the disbursement of such Prepaid Advance (the “YA Fixed Price”) and (ii) the YA Variable Price; provided that the Purchase Price cannot currently be lower than the then current July PPA Floor Price.
After giving effect to the commitment fee, structuring fee and the purchase price discount provided for in the July PPA, net proceeds of the Initial July Prepaid Advance to the Company were $14,090,000.
In connection with the Initial July Prepaid Advance, on the July Effective Date, the Company issued to Yorkville a warrant to purchase 2,777,778 shares of Common Stock each at an exercise price of $2.70 per share, exercisable beginning on January 19, 2025 and with an expiration date of July 19, 2029 (the “July YA Warrant”). The July YA Warrant includes customary adjustment provisions for stock splits, combinations and similar events. As currently drafted pursuant to its terms, any exercise of the July YA Warrant by Yorkville will not count toward the Yorkville Exchange Cap.
Furthermore, at each closing of any additional Prepaid Advance, the Company (upon agreement between the Company and Yorkville at such time) may issue to Yorkville a warrant for the purchase of up to such number of Common Stock determined by dividing one hundred percent of the principal amount of such Prepaid Advance by the YA Fixed Price in respect of such Prepaid Advance, with an exercise price equal to the YA Fixed Price in respect of such Prepaid Advance and with a five year expiration date from the date of issuance (any such issuances, “Additional YA Warrants”). Additional YA Warrants will include customary adjustment provisions for stock splits, combinations and similar events.
On August 28, 2024 (the “August Supplemental Date”), the Company entered into a Supplemental Agreement (the “First Supplemental Agreement”) with Yorkville to the July PPA. Pursuant to the First Supplemental Agreement, Yorkville agreed to advance $25,158,219.18 to the Company (the “First Supplemental Advance,” and together with the Initial July Prepaid Advance, collectively, the “Current July PPA Prepaid Advances”). Pursuant to the terms of the First Supplemental Agreement, the Company used a portion of the proceeds from the First Supplemental Advance to repay all of the Outstanding June PPA Amount. After giving effect to the commitment fee and the purchase price discount provided for in the July PPA, as well as the repayment of the Outstanding June PPA Amount, net proceeds of the First Supplemental Advance to the Company were $9,400,000. The First Supplemental Advance will be offset upon the issuances of shares of Common Stock at a Purchase Price equal to the lower of (i) $1.7554 per share and (ii) the YA Variable Price; provided that in no event shall the Purchase Price be less than the then current July PPA Floor Price.
In connection with the First Supplemental Advance, on the August Supplemental Date, the Company issued to Yorkville a warrant to purchase 2,848,354 shares of Common Stock each at an exercise price of $1.7554 per share, exercisable beginning on February 28, 2025 and with an expiration date of August 28, 2029 (the “August YA Warrant”). The August YA Warrant includes customary adjustment provisions for stock splits, combinations and similar events. As currently drafted pursuant to its terms, any exercise of the August YA Warrant by Yorkville will not count toward the Yorkville Exchange Cap.
The issuance of Common Stock under the July PPA is subject to certain limitations, including, among others, that the aggregate number of shares of Common Stock cannot exceed the Yorkville Exchange Cap unless the Company’s stockholders have approved issuances in excess of the Yorkville Exchange Cap. Pursuant to the terms of the July PPA, interest accrues on the outstanding balance of a Prepaid Advance at an annual rate equal to 5%, subject to an increase to 15% upon events of default described in the July PPA. Pursuant to the July PPA, the Company shall, among other things, (i) maintain its shelf registration statement on Form S-3, (ii) register the shares of Common Stock that are to be offered and sold to Yorkville pursuant to the July PPA and (iii) except as permitted under the July PPA, not enter into any Variable Rate Transaction (as defined in the July PPA).
Yorkville Consent Agreement
Pursuant to the terms of each of the July PPA and the 2022 PPA (as defined below) (the July PPA and the 2022 PPA, together, the “Current PPA Agreements”), the Company may enter into an “at the market offering” or other continuous offering or similar offering of Common Stock with a registered broker-dealer, whereby the Company may sell Common Stock at a future determined price; provided, however, that the Company shall not be permitted to execute transactions under such agreement unless (i) an Amortization Event (as defined in the Current PPA Agreements) has occurred and is continuing, or (ii) there is no balance outstanding under all prior Prepaid Advances (as defined in the Current PPA Agreements).

On September 13, 2024, the Company and Yorkville entered into an Omnibus Consent to Pre-Paid Advance Agreements (the “Yorkville Consent Agreement”) pursuant to which Yorkville consented to the Company undertaking an at-the-market offering with Northland Securities, Inc. acting as sales agent (such offering, the “ATM Offering”) subject to certain conditions including the following. Pursuant to the Yorkville Consent Agreement, solely with respect to the first $5 million of gross proceeds received or receivable by the Company (such proceeds, the “Initial ATM Proceeds”) pursuant to sales of Common Stock sold under the ATM Offering (such sales up to the Initial ATM Proceeds, the “Initial ATM Sales”), the Company will retain 100% of the Initial ATM Proceeds; provided that any further sales under the ATM Offering subsequent to the Initial ATM Sales will require Yorkville’s prior written consent, which consent by Yorkville to any further sales under the ATM Offering subsequent to the Initial ATM Sales may be granted at any time by Yorkville to the Company via e-mail correspondence.
As of October 3, 2024, we have issued approximately 3.8 million shares of Common Stock to Yorkville to offset outstanding Prepaid Advances under the July PPA and the aggregate principal amount outstanding under the Current July PPA Prepaid Advances was $35 million. Since we have issued approximately 3.8 million shares to Yorkville under the Yorkville Minimum Price (as defined below) to offset outstanding Prepaid Advances under the July PPA as of October 3, 2024, we may only issue approximately 9.8 million additional shares of Common Stock at prices less than the Yorkville Minimum Price prior to reaching the Yorkville Exchange Cap. Pursuant to the terms of the First Supplemental Agreement, in the event, among others, that the Company has issued in excess of 99% of the Common Stock available under the Yorkville Exchange Cap (to the extent the Yorkville Exchange Cap remains applicable at any time of determination), the Company is required to immediately begin drawing on an at-the-market facility and make minimum payments equal to $3 million per week and $15 million per month until all amounts owed under the July PPA and the 2022 PPA have been repaid in full (any such payments, “Required ATM Payments”).
The foregoing descriptions do not purport to be complete and is qualified in its entirety by reference to the full text of (i) the June PPA, filed as Exhibit 10.1 to our current report on Form 8-K on June 13, 2024, (ii) the July PPA, filed as Exhibit 10.1 to our current report on Form 8-K on July 22, 2024, (iii) the July YA Warrant, a form of which was filed as Exhibit B to Exhibit 10.1 to our current report on Form 8-K on July 22, 2024, (iv) the First Supplemental Agreement, filed as Exhibit 10.1 to our current report on Form 8-K on August 29, 2024, (v) the August YA Warrant, filed as Exhibit 4.1 to our current report on Form 8-K on August 29, 2024 and (vi) the Yorkville Consent Agreement, filed as Exhibit 10.2 to our current report on Form 8-K on September 13, 2024, each of which is incorporated by reference herein.
Reasons for Seeking Stockholder Approval
Our Common Stock is currently listed on The Nasdaq Capital Market and, as such, we are subject to the Nasdaq Listing Rules. Nasdaq Listing Rule 5635 requires us to obtain stockholder approval prior to the sale, issuance or potential issuance of Common Stock (or securities convertible into or exercisable for Common Stock) in connection with a transaction other than a public offering at a price less than the “Minimum Price” which either alone or together with sales by officers, directors or substantial stockholders of the company equals 20% or more of the Common Stock or 20% or more of the voting power outstanding before the issuance. For Nasdaq purposes, “Minimum Price” means a price that is the lower of: (i) the Nasdaq Official Closing Price (as reflected on Nasdaq.com) immediately preceding the signing of the binding agreement; or (ii) the average Nasdaq Official Closing Price of the Common Stock (as reflected on Nasdaq.com) for the five trading days immediately preceding the signing of the binding agreement.
The applicable “Minimum Price” is $2.03 per share of Common Stock based on the signing of the June PPA on June 13, 2024 (the “Yorkville Minimum Price”). As of October 3, 2024, our stock price at the close of the trading day was $0.9568, or approximately $1.07 lower than the Yorkville Minimum Price.
The Yorkville Exchange Cap applies to shares of Common Stock issued or that may be issued under the July PPA, and accordingly, we are seeking a single stockholder approval with respect to all shares previously issued under the July PPA and future shares to be issued under the July PPA. Stockholder approval of this Proposal 3 will constitute stockholder approval for purposes of Nasdaq Listing Rule 5635.
Our Board has determined that the July PPA and our ability to issue the shares of Common Stock thereunder in excess of the Yorkville Exchange Cap is in the best interests of the Company and its stockholders because the ability to sell shares of Common Stock to Yorkville provides us with a reliable source of capital for general corporate purposes, which may include, but are not limited to, funding working capital, capital expenditures, operating expenses and the selective pursuit of business development opportunities, including continued product or technology investment.

We cannot predict the price of our Common Stock at any future date, and therefore cannot predict the number of shares of Common Stock to be issued under the July PPA or whether the applicable price for the Current July PPA Prepaid Advances or any future Prepaid Advance will be greater than the Yorkville Minimum Price under the Nasdaq Rules.
Therefore, we are seeking stockholder approval under this Proposal 3 to issue shares of Common Stock in excess of the Yorkville Exchange Cap, if necessary, to Yorkville under the terms of the July PPA. The failure of the Company’s stockholders to approve this Proposal 3 will prevent the Company from selling or issuing, at less than the Yorkville Minimum Price, shares of Common Stock to Yorkville in excess of the Yorkville Exchange Cap. However, it would be possible to sell or issue shares to Yorkville in excess of the Yorkville Exchange Cap if the sale or issuance is equal to or greater than the Yorkville Minimum Price.
Consequences of Non-Approval
As previously disclosed in the Company’s previous eight Form 10-Qs (beginning with the quarter ended March 31, 2022) and each of our previous two Form 10-Ks, the Company concluded that there was substantial doubt about its ability to continue to operate as a going concern for the 12 months following the issuance of its consolidated financial statements. The ability of the Company to continue as a going concern is dependent upon the Company’s ability to access additional sources of capital, including, but not limited to equity and/or debt financings and government loans or grants. If the Company is unable to raise additional capital, the Company may have to significantly delay, scale back or discontinue the development or commercialization of its product and/or consider a sale or other strategic transaction.
If we do not receive the Yorkville Share Issuance Approval, this will restrict our ability to sell shares of Common Stock to Yorkville, which Yorkville provides us with a reliable source of capital for general corporate purposes, unless we are able to sell shares to Yorkville at a price per share greater than the applicable Yorkville Minimum Price under the July PPA. Furthermore, pursuant to the terms of the First Supplemental Agreement, in the event, among others, that the Company has issued in excess of 99% of the Common Stock available under the Yorkville Exchange Cap (to the extent the Yorkville Exchange Cap remains applicable at any time of determination), the Company is required to immediately begin making Required ATM Payments until all amounts owed under the July PPA and the 2022 PPA have been repaid in full. As of October 3, 2024, we may only sell approximately 9.8 million shares to Yorkville at a price per share lower than the Yorkville Minimum Price under the July PPA prior to the Yorkville Exchange Cap. At such time, if applicable, Yorkville may require us to make Required ATM Payments until all amounts owed under the July PPA and the 2022 PPA have been repaid in full.
Accordingly, our Board believes that providing the Company the flexibility to issue shares of Common Stock in excess of the Yorkville Exchange Cap and below the applicable Yorkville Minimum Price under the July PPA is advisable and in the best interests of the Company and our stockholders because of the capital the Company can receive with greater flexibility to issue shares under the July PPA.
Effect on Current Stockholders
The issuance of shares of Common Stock under the July PPA (including any such shares issued below the applicable Yorkville Minimum Price for each agreement that are the subject of this Proposal 3) would result in an increase in the number of shares of Common Stock outstanding, and our stockholders will incur dilution of their percentage ownership.
For the reasons mentioned above, we cannot predict the price of our Common Stock at any future date, and therefore cannot predict the number of shares of Common Stock to be issued pursuant to the July PPA. As such, the exact magnitude of the dilutive effect cannot be conclusively determined. However, the dilutive effect may be material to our current stockholders.
Required Vote and Recommendation of Board of Directors
Approval of Proposal 3 requires the affirmative vote of a majority of the votes cast on the Proposal. Abstentions and “broker non-votes,” if any, will have no effect on the outcome of this vote.
THE BOARD RECOMMENDS A VOTE “FOR” PROPOSAL 3

PROPOSAL 4

YORKVILLE JULY PPA FLOOR PRICE PROPOSAL
We are asking stockholders to vote on amendments to the July PPA to lower the July PPA Floor Price from $1.00 to $0.20. Changing the July PPA Floor Price would permit us to sell shares under the July PPA at prices below $1.00 if circumstances permit but in no event less than $0.20.
The Yorkville July PPA Floor Price Proposal is not conditioned on the approval of any other proposal. However, because we have previously issued shares to Yorkville under the July PPA that have counted toward the Yorkville Exchange Cap, we will be limited in our ability issue additional shares to Yorkville under the July PPA at any price below the Yorkville Minimum Price unless the Yorkville Share Issuance Proposal is approved.
Reasons for Seeking Stockholder Approval
The July PPA Floor Price is intended to protect stockholders from the potential dilutive effects of sales under the July PPA by limiting the price at which shares may be sold thereunder and thereby limiting the downward price pressure that the July PPA could exert on the price of our Common Stock in unfavorable trading conditions. We believe the July PPA Floor Price is most effective at limiting downward movements in the stock when it cannot be waived or modified without stockholder approval. Accordingly, we are asking our stockholders to approve an amendment to the July PPA to lower the July PPA Floor Price from $1.00 to $0.20.
Furthermore, pursuant to the First Supplemental Agreement, the Company agreed to call and hold an annual meeting of its stockholders for the purposes of, among other things, obtaining the consent of the stockholders of the Company to amend the July PPA Floor Price to a revised share price not to exceed 20% of the lower of (i) $1.7554 and (ii) the Nasdaq Official Closing Price on the trading day immediately preceding the date of the proxy statement. Prior to filing this Proxy Statement, the Company and Yorkville agreed to request consent of the stockholders of the Company to amend the July PPA Floor Price to $0.20.
Our Board has determined that it is in the best interests of the Company to be able to sell shares under the July PPA below the current July PPA Floor Price. As of October 3, 2024, our stock price at the close of the trading day was $0.9568, or approximately 5% lower than the current July PPA Floor Price. However, our stock price has in the past been, and may in the future be, volatile, and there can be no assurance that it will remain below or above the current July PPA Floor Price. Our Board believes that the Company would benefit from having the flexibility to continue using the July PPA as a source of capital even in circumstances where the share price may be below the current floor price.
If the Yorkville July PPA Floor Price Proposal is approved, there is no assurance that we will sell shares under the July PPA at prices less than $1.00, and thus may negatively affect our ability to access capital pursuant to the July PPA.
Consequences of Non-Approval
As previously disclosed in the Company’s previous eight Form 10-Qs (beginning with the quarter ended March 31, 2022) and each of our previous two Form 10-Ks, the Company concluded that there was substantial doubt about its ability to continue to operate as a going concern for the 12 months following the issuance of its consolidated financial statements. The ability of the Company to continue as a going concern is dependent upon the Company’s ability to access additional sources of capital, including, but not limited to equity and/or debt financings and government loans or grants.
If the price of our Common Stock falls below the current July PPA Floor Price, the Company may be unable to raise additional capital on terms similar to the July PPA, or at all, which could have an adverse impact on our operations and business plans. If the Yorkville July PPA Floor Price Proposal is not approved, we may continue to sell shares under the July PPA at prices equal to or greater than the current July PPA Floor Price of $1.00, provided that all other applicable July PPA conditions are satisfied. However, in the event that the daily VWAP of our Common Stock is less than the July PPA Floor Price then in effect for five trading days during a period of seven consecutive trading days (a “Floor Price Event”), the Company will then be required to make monthly repayments of amounts outstanding under any such Prepaid Advance beginning on the 10th calendar day after the Floor Price Event and continuing on the same day of each successive calendar month until the entire amount of such Prepaid Advances balance shall have been repaid. Each monthly payment shall be in an amount equal to the sum of (i) the outstanding principal amount of such Prepaid Advances divided by the lower of (y) the number of months remaining until the Maturity Date (as defined in the July PPA) of such Prepaid Advance, or

(z) five (the “Amortization Principal Amount”) plus (ii) a 3% payment premium in respect of such Amortization Principal Amount, and (iii) accrued and unpaid interest in respect of such amount as of each payment date. Furthermore, pursuant to the terms of the First Supplemental Agreement, in the event of a Floor Price Event, the Company is required to immediately begin making Required ATM Payments until all amounts owed under the July PPA and the 2022 PPA have been repaid in full. As of the close of the trading day on October 3, 2024, the daily VWAP of our Common Stock has been less than the July PPA Floor Price for four consecutive trading days. In the event of a Floor Price Event, at such time, Yorkville may require us to make Required ATM Payments until all amounts owed under the July PPA and the 2022 PPA have been repaid in full.
If stockholders do not approve the Yorkville July PPA Floor Price Proposal, we do not currently intend to amend or waive the July PPA Floor Price requirement in the July PPA. We may, however, enter into new financing arrangements with Yorkville or other parties, if our Board determines that these arrangements are in the best interest of the Company and our stockholders.
Effect on Current Stockholders
The issuance of shares of Common Stock under the July PPA would result in an increase in the number of shares of Common Stock outstanding, and our stockholders will incur dilution of their percentage ownership. The proposed new July PPA Floor Price will increase the range of prices at which shares can be sold pursuant to the July PPA, which could result in additional dilution to our existing stockholders. Because the number of shares of Common Stock that may be issued to Yorkville pursuant to the July PPA is determined based on the price at the time of issuance, the exact magnitude of the dilutive effect cannot be conclusively determined. However, the dilutive effect may be material to our current stockholders.
As of October 3, 2024, the aggregate principal amount outstanding under the Current July PPA Prepaid Advances was $35 million and, as further described in Proposal 5, the principal amount outstanding under the Eighth Supplemental Advance (as defined below) was $17.5 million. The below table illustrates the number of shares of Common Stock that could be potentially issued at the hypothetical trading prices in connection with the current outstanding principal amounts under the Current PPA Agreements.

	Hypothetical Trading Price
Current PPA Agreements[1]	$1.00	$0.80	$0.60	$0.40	$0.20
July PPA	35,000,000	43,750,000	58,333,333	87,500,000	175,000,000
2022 PPA	17,500,000	21,875,000	29,166,667	43,750,000	87,500,000
Aggregate Total	52,500,000	65,625,000	87,500,000	131,250,000	262,500,000

[1]	This table does not factor in any interest that has or will accrue on any outstanding amounts.
Required Vote and Recommendation of Board of Directors
Approval of Proposal 4 requires the affirmative vote of stockholders representing a majority of voting power of the shares present in person or represented by proxy and entitled to vote generally on the subject matter. Abstentions and “broker non-votes,” if any, will have no effect on the outcome of this vote.
THE BOARD RECOMMENDS A VOTE “FOR” PROPOSAL 4

PROPOSAL 5

YORKVILLE 2022 PPA FLOOR PRICE PROPOSAL
Overview
We are asking stockholders to vote on amendments to our Pre-Paid Advance Agreement entered into with Yorkville on July 20, 2022 (as amended and supplemented from time to time, the “2022 PPA”) to lower the 2022 PPA Floor Price from $2.30 to $0.20. Changing the 2022 PPA Floor Price would permit us to sell shares under the 2022 PPA at prices below $2.30 if circumstances permit but in no event less than $0.20.
The Yorkville 2022 PPA Floor Price Proposal is not conditioned on the approval of any other proposal.
Background
On July 20, 2022, we entered into the 2022 PPA with Yorkville. Pursuant to the 2022 PPA and subject to certain conditions precedent set forth therein, the Company may request advances of up to $50 million in cash from Yorkville (or such greater amount that the parties may mutually agree) (each, a “Pre-Paid Advance”), with an aggregate limitation on the Pre-Paid Advances of $300 million.
Pursuant to the initial terms of the 2022 PPA, the Company was not allowed to issue shares of Common Stock to Yorkville under the 2022 PPA for a purchase price per share of less than $1.00 per share (as amended from time to time, the “2022 PPA Floor Price”). However, on January 24, 2023, the Company held a special meeting of stockholders where the stockholders, among other items, (i) approved an amendment to the 2022 PPA to lower the 2022 PPA Floor Price at which shares may be sold by us from $1.00 per share to $0.50 per share and (ii) approved, pursuant to Nasdaq Rule 5635(d), the issuance under the 2022 PPA of shares of our Common Stock in excess of 20% of the number of shares outstanding on May 10, 2022. Furthermore, on October 5, 2023, the Company held a special meeting of stockholders where the stockholders, among other items, approved an amendment to the 2022 PPA to lower the 2022 PPA Floor Price at which shares may be sold by us from $0.50 per share to $0.10 per share. On March 7, 2024, upon receiving prior stockholder approval at a special meeting of stockholders held on February 29, 2024, the Company filed a Certificate of Amendment to the Company’s Second Amended and Restated Certificate of Incorporation, as amended, with the Secretary of State of the State of Delaware to effect a 1-for-23 reverse stock split (the “March 2024 Reverse Stock Split”) of our Common Stock. Pursuant to the terms of the 2022 PPA, the 2022 PPA Floor Price was proportionally adjusted from $0.10 to $2.30 to account for the March 2024 Reverse Stock Split.
On March 12, 2024, pursuant to the Supplemental Agreement to the 2022 PPA entered into with Yorkville (the “Eighth Supplemental Agreement”), we requested a Pre-Paid Advance of $62,032,000 (the “Eighth Supplemental Advance”). Immediately prior to our entry into the Eighth Supplement Agreement, $32,000,000 in principal amount and $47,123 of accrued and unpaid interest remained outstanding in the aggregate under the certain prior supplemental agreements with Yorkville related to the 2022 PPA (such amounts, collectively, the “Outstanding Pre-Paid Advances Amount”). Pursuant to the Eighth Supplemental Agreement, the Company used $33,007,123 of the proceeds from the Eighth Supplemental Advance to repay all of the Outstanding Pre-Paid Advances Amount plus the Redemption Premium (as such term is used in the 2022 PPA) applicable to such repayment. Interest shall accrue on the outstanding balance of the Eighth Supplemental Advance at a rate equal to 5% per annum, subject to an increase to 15% upon events of default described in the 2022 PPA, as supplemented by the Eighth Supplemental Agreement.
Pursuant to the First Supplemental Agreement, the Company agreed to call and hold an annual meeting of its stockholders for the purposes of, among other things, obtaining the consent of the stockholders of the Company to amend the 2022 PPA Floor Price to a revised share price not to exceed 20% of the lower of (i) $1.7554 and (ii) the Nasdaq Official Closing Price on the trading day immediately preceding the date of the proxy statement. Prior to filing this Proxy Statement, the Company and Yorkville agreed to request consent of the stockholders of the Company to amend the 2022 PPA Floor Price to $0.20.
The Eighth Supplemental Advance has a stated maturity date of six months from the anniversary of the Eighth Supplemental Advance (i.e., September 12, 2024). Pursuant to the terms of the 2022 PPA, upon such maturity date, the Company is required to pay Yorkville an amount in cash equal to the Outstanding Pre-Paid Advances Amount, plus accrued and unpaid interest thereon (such amount, the “Maturity Payment”). As of the date of filing this Proxy Statement, the Company has not made the Maturity Payment and Yorkville has not required the Company to make the Maturity Payment.

Pursuant to the terms of the Eighth Supplemental Agreement, in the event that at any time after April 12, 2024, the daily VWAP of our Common Stock is less than $1.85 per share for five trading days during a period of seven consecutive trading days (a “Trigger Price Event”), then the Company is required to make monthly payments beginning 10 days after a Trigger Price Event equal to the sum of (i) $12.5 million in principal amount (or the remaining outstanding principal balance, if less), (ii) the Redemption Premium (as defined in the 2022 PPA) in respect of such principal amount and (iii) accrued and unpaid interest in respect of such amount as of each monthly payment date (“Required Trigger Payments”). Since August 2, 2024 through the date of filing this Proxy Statement, the closing bid price of our Common Stock has been below $1.85 per share, and, as such, there is an ongoing Trigger Price Event. As of the date of filing this Proxy Statement, the Company has not made Required Trigger Payments and Yorkville has not required the Company to make Required Trigger Payments. Furthermore, pursuant to the terms of the First Supplemental Agreement, in the event that the daily VWAP of our Common Stock is less than the 2022 PPA Floor Price then in effect for five trading days during a period of seven consecutive trading days (a “2022 PPA Floor Price Event”), the Company is required to immediately begin making Required ATM Payments until all amounts owed under the July PPA and the 2022 PPA have been repaid in full. Since July 22, 2024 through the date of filing this Proxy Statement, the closing bid price of our Common Stock has been below the current 2022 PPA Floor Price, and, as such, there is an ongoing 2022 PPA Floor Price Event. As of the date of filing this Proxy Statement, the Company has not made Required ATM Payments and Yorkville has not required the Company to make Required ATM Payments. As of October 3, 2024, we have currently issued approximately 19.7 million shares of Common Stock to Yorkville to offset the Eighth Supplemental Advance under the 2022 PPA and the aggregate principal amount outstanding under the Eighth Supplemental Advance was $17.5 million.
This description of the 2022 PPA does not purport to be complete and is qualified in its entirety by reference to the full text of (i) the 2022 PPA, filed as Exhibit 10.1 to our current report on Form 8-K filed on July 21, 2022, (ii) the first Supplemental Agreement to the 2022 PPA, dated November 9, 2022, by and between us and Yorkville, filed as Exhibit 10.1 to our current report on Form 8-K on November 9, 2022, (iii) the second Supplemental Agreement to the 2022 PPA, dated December 31, 2022, by and between us and Yorkville, filed as Exhibit 10.1 to our current report on Form 8-K on January 6, 2023, (iv) the third Supplemental Agreement to the 2022 PPA, dated September 11, 2023, by and between us and Yorkville, filed as Exhibit 10.1 to our current report on Form 8-K on September 13, 2023, (v) the fourth Supplemental Agreement to the 2022 PPA, dated November 21, 2023, by and between us and Yorkville, filed as Exhibit 10.1 to our current report on Form 8-K on November 22, 2023, (vi) the fifth Supplemental Agreement to the 2022 PPA, dated December 20, 2023, by and between us and Yorkville, filed as Exhibit 10.1 to our current report on Form 8-K on December 20, 2023, (vii) the sixth Supplemental Agreement to the 2022 PPA, dated January 11, 2024, by and between us and Yorkville, filed as Exhibit 10.1 to our current report on Form 8-K on January 12, 2024, (viii) the seventh Supplemental Agreement to the 2022 PPA, dated January 31, 2024, by and between us and Yorkville, filed as Exhibit 10.1 to our current report on Form 8-K on January 31, 2024 and (ix) the Eighth Supplemental Agreement, filed as Exhibit 10.1 to our current report on Form 8-K on March 14, 2024, each of which is incorporated by reference herein.
Reasons for Seeking Stockholder Approval
The 2022 PPA Floor Price is intended to protect stockholders from the potential dilutive effects of sales under the 2022 PPA by limiting the price at which shares may be sold thereunder and thereby limiting the downward price pressure that the 2022 PPA could exert on the price of our Common Stock in unfavorable trading conditions. We believe the 2022 PPA Floor Price is most effective at limiting downward movements in the stock when it cannot be waived or modified without stockholder approval. Accordingly, we are asking our stockholders to approve an amendment to the 2022 PPA to lower the 2022 PPA Floor Price from $2.30 to $0.20.
Our Board has determined that it is in the best interests of the Company to be able to sell shares under the 2022 PPA below the current 2022 PPA Floor Price. As of October 3, 2024, our stock price at the close of the trading day was $0.9568, or approximately $1.34 lower than the current 2022 PPA Floor Price.
If the Yorkville 2022 PPA Floor Price Proposal is approved, there is no assurance that we will sell shares under the 2022 PPA at prices less than $2.30, and thus may negatively affect our ability to access capital on terms similar to the 2022 PPA.
Consequences of Non-Approval
As previously disclosed in the Company’s previous eight Form 10-Qs (beginning with the quarter ended March 31, 2022) and each of our previous two Form 10-Ks, the Company concluded that there was substantial doubt about its ability to continue to operate as a going concern for the 12 months following the issuance of its consolidated financial statements. The ability of the Company to continue as a going concern is dependent upon the Company’s ability to access additional sources of capital, including, but not limited to equity and/or debt financings and government loans or grants.
As noted above, if the price of our Common Stock remains below the current 2022 PPA Floor Price, the Company may be unable to raise additional capital on terms similar to the 2022 PPA, or at all, which could have an adverse impact on our operations and business plans. If the Yorkville 2022 PPA Floor Price Proposal is not approved, we may continue to sell shares under the 2022 PPA at prices equal to or greater than the current 2022 PPA Floor Price of $2.30, provided that all other applicable 2022 PPA conditions are satisfied.
As noted above, the maturity date of the Eighth Supplemental Advance was September 12, 2024. As of the date of filing this Proxy Statement, although Yorkville has not required the Company to make Required ATM Payments, Yorkville may require such payments if stockholders do not approve the Yorkville 2022 PPA Floor Price Proposal. Furthermore, as noted above, although Yorkville has not required the Company to make Required ATM Payments due to an ongoing 2022 Floor Price Event and Trigger Price Event, Yorkville may require such payments if stockholders do not approve the Yorkville 2022 PPA Floor Price Proposal.
If stockholders do not approve the Yorkville 2022 PPA Floor Price Proposal, we do not currently intend to amend or waive the 2022 PPA Floor Price requirement in the 2022 PPA. We may, however, enter into new financing arrangements with Yorkville or other parties, if our Board determines that these arrangements are in the best interest of the Company and our stockholders.
Effect on Current Stockholders
The issuance of shares of Common Stock under the 2022 PPA has and will continue to result in an increase in the number of shares of Common Stock outstanding, and our stockholders will incur dilution of their percentage ownership. The proposed new 2022 PPA Floor Price will increase the range of prices at which shares can be sold pursuant to the 2022 PPA, which could result in additional dilution to our existing stockholders. Because the number of shares of Common Stock that may be issued to Yorkville pursuant to the 2022 PPA is determined based on the price at the time of issuance, the exact magnitude of the dilutive effect cannot be conclusively determined. However, the dilutive effect may be material to our current stockholders.
As of October 3, 2024, the principal amount outstanding under the Eighth Supplemental Advance (as defined below) was $17.5 million, and as described in Proposals 3 and 4 above, the aggregate principal amount outstanding under the Current July PPA Prepaid Advances was $35 million. The below table illustrates the number of shares of Common Stock that could be potentially issued at the hypothetical trading prices in connection with the current outstanding principal amounts under the Current PPA Agreements.

	Hypothetical Trading Price
Current PPA Agreements[1]	$1.00	$0.80	$0.60	$0.40	$0.20
2022 PPA	17,500,000	21,875,000	29,166,667	43,750,000	87,500,000
July PPA	35,000,000	43,750,000	58,333,333	87,500,000	175,000,000
Aggregate Total	52,500,000	65,625,000	87,500,000	131,250,000	262,500,000

[1]	This table does not factor in any interest that has or will accrue on any outstanding amounts.
Required Vote and Recommendation of Board of Directors
Approval of Proposal 5 requires the affirmative vote of stockholders representing a majority of voting power of the shares present in person or represented by proxy and entitled to vote generally on the subject matter. Abstentions and “broker non-votes,” if any, will have no effect on the outcome of this vote.
THE BOARD RECOMMENDS A VOTE “FOR” PROPOSAL 5

PROPOSAL 6

APPROVAL OF THE REVERSE STOCK SPLIT PROPOSAL
General
Our Board has adopted resolutions recommending that the stockholders grant the Board the discretionary authority to amend our Second Amended and Restated Certificate of Incorporation, as amended (the “Charter”), to effect one or more Reverse Stock Splits of the Company’s issued and outstanding Common Stock as described below.
The form of Reverse Stock Split amendment to be filed with the Delaware Secretary of State is set forth in Annex A (subject to any changes required by applicable law) (the “Reverse Stock Split Amendment”).
Approval of the Reverse Stock Split Proposal would permit (but not require) our Board to effect one or more Reverse Stock Splits of our issued and outstanding Common Stock with each Reverse Stock Split having a ratio of not less than 1:2 and not more than 1:30, with the exact ratio to be set at a number within this range as determined by our Board in its sole discretion, provided that the Board determines to effect a Reverse Stock Split and such Reverse Stock Split Amendment is filed with the appropriate authorities in the State of Delaware no later than the one-year anniversary of the date on which the Reverse Stock Split Proposal is approved by the Company’s stockholders and that the Board shall not effect one or more Reverse Stock Splits that, in the aggregate, exceed 1:60 (the “Aggregate Reverse Stock Split Ratio Cap”). If our stockholders approve the Reverse Stock Split Proposal, and the Board decides to implement a Reverse Stock Split, such Reverse Stock Split will become effective upon the filing of the Reverse Stock Split Amendment with the Secretary of State of the State of Delaware (as applicable, the “RSS Effective Date”).
A Reverse Stock Split will simultaneously impact all outstanding shares of Common Stock. A Reverse Stock Split will affect all holders of Common Stock uniformly, and no stockholder’s interest in the Company will be diluted as each such stockholder will hold the same percentage of the shares of Common Stock outstanding immediately following a Reverse Stock Split as that stockholder held immediately prior to a Reverse Stock Split, except for immaterial adjustments that may result from the treatment of fractional shares as described below. The Reverse Stock Split Amendment will not reduce the number of authorized shares of Common Stock (which will remain at 2,000,000,000) or Preferred Stock (which will remain at 10,000,000) and will not change the par value of the Common Stock or Preferred Stock (which in each case will remain at $0.0001 per share).
If the Reverse Stock Split Proposal is approved by our stockholders, the Board will make a determination, in its sole discretion, as to whether effecting one or more Reverse Stock Splits is in the best interest of the Company and our stockholders in light of, among other things, the Company’s ability to increase the bid price of our Common Stock to meet the minimum bid price requirements of Nasdaq without effecting a Reverse Stock Split, the per share price of the Common Stock immediately prior to any Reverse Stock Split, and the expected stability of the per share price of the Common Stock following any Reverse Stock Split. If the Board determines that it is in the best interests of the Company and its stockholders to effect one or more Reverse Stock Splits, it will determine the ratio of that such Reverse Stock Split, based on factors discussed below.
Reasons for a Reverse Stock Split
To continue to satisfy Nasdaq listing standards. Nasdaq Listing Rule 5450(a)(1) for continued listing on Nasdaq requires that companies must maintain a minimum bid price of $1.00 (the “Bid Price Requirement”). If a company’s bid price is below $1.00 for a period of 30 consecutive trading days, it is deemed non-compliant with the Bid Price Requirement until it maintains a bid price of $1.00 or more for ten consecutive trading days (or longer, at Nasdaq’s discretion). Although our Common Stock is currently below the $1.00 per share Bid Price Requirement as of the date prior to filing this Proxy Statement, our stock price has in the past been, and may in the future be, volatile, and there can be no assurance that it will remain below or above the $1.00 per share Bid Price Requirement. Our expectation is that we would implement a Reverse Stock Split if needed in order to cause an increase in our stock price to regain compliance with the Bid Price Requirement. Reducing the number of outstanding shares of our Common Stock should, absent other factors, result in an increase in the per share market price of our Common Stock in satisfaction of Nasdaq’s continued listing standards. However, there is no guarantee that implementing a Reverse Stock Split will increase the price of our Common Stock sufficiently to be able to re-gain such compliance. If we are otherwise unable to comply with the listing standards, or if we are not able to complete a Reverse Stock Split prior to the end of the compliance period, such non-compliance or a delisting from Nasdaq would materially and adversely affect our ability to raise capital, including under our current agreements, and our financial condition and business.

To potentially attract investment capital. With a high number of issued and outstanding shares of Common Stock, the price per share of our Common Stock may be too low for the Company to attract investment capital on reasonable terms for the Company. We believe that a Reverse Stock Split will make our Common Stock more attractive to a broader range of institutional investors, professional investors and other members of the investing public.
To potentially improve the marketability and liquidity of our Common Stock. The Board believes that an increased stock price may also improve the marketability and liquidity of our Common Stock. For example, many brokerages, institutional investors and funds have internal policies that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers by restricting or limiting the ability to purchase such stocks on margin. Additionally, investors may be dissuaded from purchasing stocks below certain prices because brokers’ commissions, as a percentage of the total transaction value, can be higher for low-priced stocks. We believe that a Reverse Stock Split may make our Common Stock a more attractive and cost-effective investment for many investors, which may enhance the liquidity of the holders of our Common Stock.
To decrease the risk of market manipulation of our Common Stock. The Board believes that the potential increase in stock price may reduce the risk of market manipulation of our Common Stock, which we believe is enhanced when our stock trades below $1.00 per share. By reducing market manipulation risk, we may also thereby potentially decrease the volatility of our stock price.
To provide us with flexibility with respect to our authorized Common Stock. A Reverse Stock Split will also effectively increase the number of authorized and unreserved shares of our Common Stock for future issuances by the amount of the reduction in outstanding shares of Common Stock effected by a Reverse Stock Split. These additional shares would be available in the event that the Board determines that it is necessary or appropriate (i) to provide financial flexibility to raise additional capital through the sale of equity securities, convertible securities, or other equity-linked securities; (ii) to enter into strategic business transactions; (iii) to provide equity incentives to directors, officers and employees pursuant to equity compensation plans; and (iv) for other corporate purposes. The availability of additional shares of Common Stock is particularly important in the event that the Board needs to undertake any of the foregoing actions on an expedited basis, as market conditions permit and favorable financing and business opportunities become available, and thus without the potential delay associated with convening a special stockholders’ meeting at that time.
We need additional funding to execute our business plan to develop and grow our business, including acquiring, developing and tooling our production facilities, developing and producing our electric vehicles, establishing or expanding design, research and development, production, sales, customer experience and service facilities and building our brand. The opinion of our independent registered public accountants on our audited financial statements as of and for the year ended December 31, 2023 contains an explanatory paragraph regarding substantial doubt about our ability to continue as a going concern. We continue to explore all financing alternatives, including through issuances of our securities, as our operations are anticipated to require significant capital for the foreseeable future. We are also seeking strategic partners to provide additional capital and other support to enable us to scale our business. As we seek additional sources of financing, there can be no assurance that such financing would be available to us on favorable terms or at all. If we are unable to raise substantial additional capital in the near term, through sales of our equity securities or otherwise, our operations and production plans will be scaled back or curtailed.
Criteria to be Used for Determining Whether to Implement a Reverse Stock Split
This proposal gives the Board sole discretion to determine whether to implement one or more Reverse Stock Splits and, if so implemented, select a Reverse Stock Split ratio for any Reverse Stock Split from within a range between and including 1:2 to 1:30 (provided that the Board shall not effect one or more Reverse Stock Splits that, in the aggregate, exceed the Aggregate Reverse Stock Split Ratio Cap), any time prior to the one-year anniversary of the date on which the Reverse Stock Split Proposal is approved by the Company’s stockholders, based on the Board’s then-current assessment of the factors below, and in order to maximize Company and stockholder interests. In determining whether to implement a Reverse Stock Split, and which ratio to implement, if any, the Board may consider, among other factors:
•	the historical trading price and trading volume of our Common Stock;
•	the then-prevailing trading price and trading volume of our Common Stock and the expected impact of a Reverse Stock Split on the trading market in the short-and long-term;
•	the continued listing requirements for our Common Stock on Nasdaq or other exchanges;

•	the number of shares of Common Stock outstanding;
•	which Reverse Stock Split ratio would result in the least administrative cost to us; and
•	prevailing industry, market and economic conditions.
Subject to the Aggregate Reverse Stock Split Ratio Cap, we believe that granting our Board the authority to set the ratio for any Reverse Stock Split is essential because it allows us to take these factors into consideration and to react to changing market conditions. If the Board chooses to implement a Reverse Stock Split, the Company will make a public announcement regarding the determination of the Reverse Stock Split ratio.
Certain Risks and Potential Disadvantages Associated with a Reverse Stock Split
One or more Reverse Stock Splits, if completed, may not result in the intended benefits described above, the market price of our Common Stock may not increase (proportionately to the reduction in the number of shares of our Common Stock outstanding after a Reverse Stock Split or otherwise) following a Reverse Stock Split and the market price of our Common Stock may decrease in the future.
Although reducing the number of outstanding shares of our Common Stock through a Reverse Stock Split is intended, absent other factors, to increase the per share market price of our Common Stock, the effect of a Reverse Stock Split on our stock price cannot be predicted with any certainty. In addition, the history of reverse stock splits for other companies is varied, particularly since some investors may view a reverse stock split negatively. It is possible that our stock price after a Reverse Stock Split will not increase in the same proportion as the reduction in the number of shares outstanding, causing a reduction in the Company’s overall market capitalization. Further, even if we implement a Reverse Stock Split, our stock price may decline due to various factors, including our future performance, financial results, dilutive issuances of additional securities, market perception of our business, and general industry, market and economic conditions, among the other matters identified under the heading “Risk Factors” in our Form 10-K and other filings with the SEC. This percentage decline, as an absolute number and as a percentage of our overall market capitalization, may be greater than would occur in the absence of a Reverse Stock Split. In the future, if we fail to satisfy Nasdaq’s listing requirements and are subsequently unable to regain compliance in a timely manner, Nasdaq may suspend trading and commence delisting proceedings.
Nasdaq Listing Rule 5810 provides that if a listed company’s security fails to meet the continued $1.00 minimum price rule and has effected one or more reverse stock splits over the prior two-year period with a cumulative ratio of 250 shares or more to one, then such company is not be eligible for any 180 day compliance period specified in Nasdaq Listing Rule 5810(c)(3)(A) and Nasdaq’s Listing Qualifications Department shall issue a Staff Delisting Determination under Nasdaq Listing Rule 5810 with respect to that security. Since the March 2024 Reverse Stock Split effected a 1-for-23 reverse stock split, the highest ratio that the Company could effect any subsequent Reverse Stock Split is approximately 1:10 in order to avoid exceeding the cumulative reverse split ratio of 250:1 set forth in Nasdaq Listing Rule 5810. As such, the implementation of the next Reverse Stock Split effected by the Company at a ratio above 1:10 could make it more difficult for us to maintain our listing with Nasdaq.
On August 19, 2024, Nasdaq proposed amendments to Nasdaq Listing Rule 5810 which, if adopted, would modify certain of its procedures related to delisting notifications concerning compliance with the bid price rule (the “Proposed Rule”). In particular, the Proposed Rule would provide that the 180 day compliance grace period generally available to listed companies who fail to satisfy the $1.00 minimum bid price rule would not be available to any issuer that had effected a reverse stock split over the prior one-year period. If adopted, the Proposed Rule could make it more difficult for us to maintain our listing with Nasdaq, or could have the effect of causing the Board to choose a higher split ratio than it otherwise deems appropriate. The Proposed Rule is currently subject to public comment and was scheduled to become effective October 3, 2024 unless the SEC extends the comment period or if Nasdaq takes other action to amend, modify or withdraw the Proposed Rule. On October 3, 2024, the SEC extended the comment period on the Proposed Rule to November 21, 2024. It is not presently known if the comment period will be extended, or if the Proposed Rule will ultimately become effective in its current form, or at all.
Any Reverse Stock Split may decrease the liquidity of our Common Stock and result in higher transaction costs. The liquidity of our Common Stock may be negatively impacted by the reduced number of shares outstanding after a Reverse Stock Split, which would be exacerbated if the stock price does not increase following the split. In addition, any Reverse Stock Split may increase the number of stockholders owning “odd lots” of fewer than 100 shares, trading which generally results in higher transaction costs. Accordingly, a Reverse Stock Split may not achieve the desired results of increasing marketability and liquidity as described above.

The implementation of a Reverse Stock Split would result in an effective increase in the authorized number of shares of Common Stock available for issuance, which could, under certain circumstances, have anti-takeover implications. The additional shares of Common Stock available for issuance could be used by the Company to oppose a hostile takeover attempt or to delay or prevent changes in control or in our management. Although a Reverse Stock Split has been prompted by business and financial considerations, and not by the threat of any hostile takeover attempt (nor is the Board currently aware of any such attempts directed at the Company), stockholders should be aware that approval of the Reverse Stock Split Proposal could facilitate future efforts by us to deter or prevent changes in control, including transactions in which stockholders might otherwise receive a premium for their shares over then-current market prices.
Stockholders should also keep in mind that the implementation of a Reverse Stock Split does not have an effect on the actual or intrinsic value of our business or a stockholder’s proportional ownership interest (subject to the treatment of fractional shares). However, should the overall value of our Common Stock decline after a Reverse Stock Split, then the actual or intrinsic value of shares held by stockholders will also proportionately decrease as a result of the overall decline in value.
Effects of a Reverse Stock Split
A reverse stock split refers to a reduction in the number of outstanding shares of a class of a corporation’s capital stock, which may be accomplished, as in this case, by reclassifying and combining all of our outstanding shares of Common Stock into a proportionately smaller number of shares. For example, a stockholder holding 100,000 shares of Common Stock before a Reverse Stock Split would instead hold 10,000 shares of Common Stock immediately after that Reverse Stock Split if the Board determined the ratio to be 1-for-10. Each stockholder’s proportionate ownership of outstanding shares of Common Stock would remain the same, except for immaterial adjustments that may result from the treatment of fractional shares as described herein. All shares of Common Stock will remain validly issued, fully paid and non-assessable.
Upon the effectiveness of a Reverse Stock Split:
•
each two to 30 shares of Common Stock outstanding (depending on the Reverse Stock Split ratio selected by the Board) will be combined, automatically and without any action on the part of the Company or its stockholders, into one new share of Common Stock;

•	no fractional shares of Common Stock will be issued and will be treated as detailed below;
•
proportionate adjustments will be made to the number of shares issuable upon the exercise or vesting of all then-outstanding stock options, restricted stock units (“RSUs”), performance stock units (“PSUs”), earnout shares and warrants, which will result in a proportional decrease in the number of shares of Common Stock reserved for issuance upon exercise or vesting of such stock options, RSUs, PSUs, earnout shares and warrants, and, in the case of stock options and warrants, a proportional increase in the exercise price of all such stock options and warrants;

•
the number of shares of Common Stock then reserved for issuance under our equity compensation plans, the Series B Preferred Stock SPA (as defined below), the Series C Purchase Agreements (as defined below), the 2022 PPA (including the Eighth Supplemental Agreement), the July PPA (including the First Supplemental Agreement) will each be reduced proportionately;

•
proportionate adjustments will be made to the number of shares issuable upon the conversion of Preferred Stock into shares of Common Stock pursuant to that certain (i) Securities Purchase Agreement, dated September 29, 2023, entered into with an institutional investor (the “Series B Preferred Stock SPA”), in connection with the issuance, sale and delivery by the Company of an aggregate of 45,000 shares (“Series B Preferred Shares”) of the Company’s 7.5% Series B Cumulative Perpetual Redeemable Preferred Stock, par value $0.0001 per share, which Series B Preferred Shares are convertible into shares of Common Stock pursuant to the terms set forth in the Series B Preferred Stock SPA and (ii) the Series C Purchase Agreements, which Series C Preferred Shares (as defined below) are convertible into shares of Common Stock pursuant to the terms set forth in the Series C Purchase Agreements;

•	proportionate adjustments will be made to the number of shares issuable upon the conversions under the 2022 PPA and July PPA and certain supplemental agreements to the 2022 PPA and July PPA; and
•	proportionate adjustments will be made to the then current July PPA Floor Price and 2022 PPA Floor Price, respectively.

This will result in approximately the same aggregate price being required to be paid (if any as applicable pursuant to their respective transaction documents) under such securities upon conversion, and approximately the same value of shares of Common Stock being delivered upon such conversion, immediately following a Reverse Stock Split as was the case immediately preceding a Reverse Stock Split.
The following table summarizes, for illustrative purposes only, the approximate number of shares of our Common Stock that would be outstanding as a result of the potential reverse stock split ratios within the range of this Proposal 6 based on information as of the Record Date (unless otherwise noted below) and without giving effect to the treatment of fractional shares.
Assuming Proposal 6 Is Approved by Stockholders and Implemented by the Board

Status	Number of Shares of Common Stock Authorized	Number of Shares of Common Stock Issued and Outstanding
Pre-Reverse Stock Split	2,000,000,000	85,626,374
Post-Reverse Stock Split 1:2	2,000,000,000	42,813,187
Post-Reverse Stock Split 1:10	2,000,000,000	8,562,637
Post-Reverse Stock Split 1:20	2,000,000,000	4,281,318
Post-Reverse Stock Split 1:30	2,000,000,000	2,854,212
Post-Reverse Stock Split 1:60	2,000,000,000	1,427,106

A Reverse Stock Split would affect all stockholders uniformly. As of the RSS Effective Date, each stockholder would own a reduced number of shares of Common Stock. Percentage ownership interests, voting rights and other rights and preferences would not be affected, except to the extent that a Reverse Stock Split would result in fractional shares (as described below).
A Reverse Stock Split would not affect the registration of our Common Stock under Section 12(b) of the Exchange Act, and we would continue to be subject to the periodic reporting and other requirements of the Exchange Act. Our Common Stock would continue to be listed on Nasdaq under the symbol “GOEV” (subject to compliance with continued listing requirements) but would have a new Committee on Uniform Securities Identification Procedures (“CUSIP”) number after the RSS Effective Date.
Fractional Shares
No fractional shares will be issued in connection with a Reverse Stock Split, if implemented. Our transfer agent, Continental Stock Transfer & Trust Company, will aggregate all fractional shares of our Common Stock and sell them as soon as practicable after the RSS Effective Date at the then-prevailing prices on the open market, on behalf of those stockholders who would otherwise be entitled to receive a fractional share of our Common Stock as a result of a Reverse Stock Split. We expect that our transfer agent will conduct the sale in an orderly fashion at a reasonable pace and that it may take several days to sell all of the aggregated fractional shares of our Common Stock (the “Aggregated Fractional Shares”). After the completion of such sale, stockholders of record who otherwise would be entitled to receive fractional shares (i.e., stockholders that hold a number of pre-Reverse Stock Split Shares of Common Stock not evenly divisible by the final ratio determined by the Board) will instead receive their respective pro rata share of the total proceeds of that sale (the “Total Sale Proceeds”). These stockholders will be entitled to a cash payment (without interest), in lieu of any fractional shares, in an amount equal to: (a) their respective fractional share interest, multiplied by (b) a share price equal to (i) the Total Sale Proceeds, divided by (ii) the Aggregated Fractional Shares.
Other than the right to receive the cash payment described above, a fractional stockholder, solely with respect to its fractional shares of our Common Stock, will not retain any voting or other rights that accompany such fractional shares of our Common Stock. Because cash payments will be made in lieu of fractional shares, a Reverse Stock Split could have the effect of reducing the number of our stockholders, to the extent there are stockholders who hold fewer than the number of shares of our Common Stock that will be combined into one (1) share (based on the final ratio). Reducing the number of post-Reverse Stock Split stockholders is not, however, one of the purposes or an objective of this proposal. If you believe that you may not hold a sufficient number of shares of our Common Stock at the RSS Effective Date to retain at least one (1) share of our Common Stock in the Reverse Stock Split, and you want to continue to hold our Common Stock after a

Reverse Stock Split, you will need to purchase a sufficient number of shares of our Common Stock prior to the RSS Effective Date so that you hold a number of shares of our Common Stock that would entitle you to receive at least one share of our Common Stock if a Reverse Stock Split is implemented.
Stockholders should be aware that, under the escheat or unclaimed property laws of the various jurisdictions where stockholders reside or are domiciled, where the Company is domiciled, and where the funds will be deposited, sums due for fractional share interests that are not timely claimed after the RSS Effective Date of a Reverse Stock Split may be required to be paid to the designated agent for each such jurisdiction, unless correspondence has been received by us or our transfer agent concerning ownership of such funds within the time permitted in such jurisdiction. Thereafter, stockholders otherwise entitled to receive such funds will have to seek to obtain them directly from the state to which they were paid. After the RSS Effective Date, stockholders owning less than a whole share will no longer be stockholders. We do not intend for this transaction to be the first step in a series of plans or proposals of a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.
Procedure for Effecting A Reverse Stock Split
The effectiveness of the proposed Reverse Stock Split Amendment or the abandonment thereof, notwithstanding stockholder approval, will be determined by the Board, at its sole discretion, prior to the one-year anniversary of the date on which a Reverse Stock Split is approved by the Company’s stockholders at the Special Meeting. The text of the proposed form of a Reverse Stock Split Amendment is attached hereto as Annex A. If approved by stockholders and implemented by the Board, a Reverse Stock Split will become effective upon the filing of the Reverse Stock Split Amendment with the Secretary of State of the State of Delaware. We will publicly announce the Reverse Stock Split ratio chosen by the Board prior to the RSS Effective Date.
Effect on Beneficial Holders
Stockholders who hold their shares through a bank, broker or other nominee will be treated in the same manner as registered stockholders who hold their shares in their names. Banks, brokers and other nominees will be instructed to effect a Reverse Stock Split for beneficial owners of such shares. However, banks, brokers or other nominees may implement different procedures than those to be followed by registered stockholders for processing a Reverse Stock Split, particularly with respect to the treatment of fractional shares. Stockholders whose shares of Common Stock are held in the name of a bank, broker or other nominee are encouraged to contact their bank, broker or other nominee with any questions regarding the procedures for implementing a Reverse Stock Split with respect to their shares.
Effect on Registered “Book-Entry” Holders
Registered stockholders hold shares electronically in book-entry form under the direct registration system (i.e., do not have stock certificates evidencing their share ownership but instead have a statement reflecting the number of shares registered in their accounts) and, as a result, do not need to take any action to receive post-split shares. If they are entitled to receive post-split shares, they automatically will receive, at their address of record, a transaction statement indicating the number of post-split shares held following the RSS Effective Date.
Effect on Preferred Stock
Upon a Reverse Stock Split, there will be no adjustment to the authorized amount of shares of Preferred Stock. The number of issued and outstanding shares of Preferred Stock will not change; however, to the extent such securities are convertible into Common Stock, proportionate adjustments will be made to the applicable conversion rates and conversion or exercise prices of such securities.
No Appraisal Rights
Our stockholders are not entitled to appraisal rights with respect to a Reverse Stock Split, and we will not independently provide stockholders with any such right.
Certain U.S. Federal Income Tax Consequences
The following discussion is a general summary of certain U.S. federal income tax consequences relating to the proposed Reverse Stock Split to us and stockholders. This summary is based on the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury regulations promulgated thereunder, administrative rulings and judicial decisions, all as in effect on the date of this filing, and all of which are subject to change or differing interpretations, possibly with retroactive effect. Any such change or differing interpretation could affect the tax consequences described below.

We have not sought, and will not seek, an opinion of counsel or a ruling from the Internal Revenue Service (the “IRS”) regarding the U.S. federal income tax consequences of the Reverse Stock Split to us or U.S. holders (as defined below), and there can be no assurance that the IRS will not challenge the statements and conclusions set forth below or that a court would not sustain any such challenge. EACH HOLDER OF COMMON STOCK SHOULD CONSULT WITH SUCH STOCKHOLDER’S TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT TO SUCH HOLDER.
This summary generally only applies to U.S. holders (as defined below) that hold our Common Stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment).
This summary is for general information only and does not address all tax considerations that may be applicable to a stockholder’s particular circumstances or to stockholders that may be subject to special tax rules, such as, for example and without limitation, brokers and dealers in securities or commodities, banks and financial institutions, regulated investment companies, real estate investment trusts, personal holding companies, U.S. holders (as defined below) whose functional currency is not the U.S. dollar, U.S. expatriates, non-resident alien individuals, tax-exempt entities, governmental organizations, foreign entities, traders in securities that elect to use a mark-to-market method of accounting for their securities, certain former citizens or long-term residents of the United States, insurance companies, persons holding shares of our Common Stock as part of a hedging, integrated or conversion transaction or a straddle or persons deemed to sell shares of our Common Stock under the constructive sale provisions of the Code, persons that hold more than 5% of our Common Stock, persons that hold our Common Stock in an individual retirement account, 401(k) plan or similar tax-favored account, grantor trusts, persons who acquired their Common Stock in connection with employment or other performance of services, or partnerships or other flow-through entities for U.S. federal income tax purposes and partners, members or investors in such entities. In addition, this summary does not address any aspect of U.S. state or local tax, non-U.S. tax, the Medicare tax on net investment income, U.S. federal estate and gift tax, the base erosion and anti-abuse tax, alternative minimum tax or other U.S. federal tax consequences other than U.S. federal income taxation. This summary also does not address any U.S. federal income tax considerations relating to any other transaction other than the Reverse Stock Split.
For purposes of this summary, a “U.S. holder” means a beneficial owner of our Common Stock who is any of the following for U.S. federal income tax purposes:
•	an individual who is a citizen or resident of the United States;
•
a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or
•
a trust if (1) the administration of which is subject to the primary supervision of a court within the United States and one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code, and for purposes of this discussion, a “U.S. person”) have the authority to control all substantial decisions of the trust, or (2) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

If an entity (or arrangement) classified as a partnership for U.S. federal income tax purposes holds shares of our Common Stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. A U.S. holder treated as a partner in a partnership that holds shares of our Common Stock should consult its tax advisor regarding the U.S. federal income tax consequences of the proposed Reverse Stock Split to it.
THIS SUMMARY OF CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. STOCKHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISOR WITH RESPECT TO THE APPLICATION OF U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATION AS WELL AS ANY TAX CONSIDERATIONS ARISING UNDER OTHER U.S. FEDERAL TAX LAWS (SUCH AS THE ESTATE OR GIFT TAX LAWS) OR UNDER THE LAWS OF ANY STATE, LOCAL, NON-U.S. OR OTHER TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

Tax Consequences to the Company
The proposed Reverse Stock Split is intended to be treated as a tax deferred “recapitalization” for U.S. federal income tax purposes under Section 368(a)(1)(E) of the Code, and we do not expect to recognize taxable income, gain or loss as a result of the proposed Reverse Stock Split.
Tax Consequences to U.S. Holders
Assuming the Reverse Stock Split qualifies as a recapitalization, except as described below with respect to cash received in lieu of a fractional share, a U.S. holder generally should not recognize any gain or loss for U.S. federal income tax purposes upon the Reverse Stock Split. In the aggregate, a U.S. holder’s tax basis in the Common Stock received pursuant to the Reverse Stock Split (excluding the portion of the tax basis that is allocable to any fractional share) should equal the U.S. holder’s tax basis in its Common Stock surrendered in the Reverse Stock Split in exchange therefor, and the holding period of the U.S. holder’s Common Stock received pursuant to the Reverse Stock Split should include the holding period of the Common Stock surrendered in the Reverse Stock Split in exchange therefor. U.S. Treasury regulations promulgated under the Code provide rules for allocating the tax basis and holding period of the shares of the Common Stock received pursuant to the Reverse Stock Split. U.S. holders of our Common Stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.
In general, a U.S. holder who receives a cash payment in lieu of a fractional share should recognize capital gain or loss equal to the difference between the amount of cash received in lieu of the fractional share and the portion of the U.S. holder’s tax basis of the Common Stock surrendered in the Reverse Stock Split that is allocable to the fractional share. Such gain or loss generally should be long-term capital gain or loss if the U.S. holder’s holding period in its Common Stock surrendered in the Reverse Stock Split is more than one year as of the RSS Effective Date. The deductibility of net capital losses by individuals and corporations is subject to limitations. Depending upon a stockholder’s individual facts and circumstances, it is possible that cash received in lieu of a fractional share could be treated as a distribution under Section 301 of the Code, so stockholders should consult their own tax advisors as to that possibility and the resulting tax consequences to them in that event.
Information Reporting and Backup Withholding
Information returns generally will be required to be filed with the IRS with respect to the payment of cash in lieu of a fractional share made pursuant to the Reverse Stock Split unless such U.S. holder is an exempt recipient and timely and properly establishes with the applicable withholding agent the exemption. In addition, payments of cash in lieu of a fractional share made pursuant to the Reverse Stock Split may, under certain circumstances, be subject to backup withholding (at the current applicable rate of 24%), unless a U.S. holder provides, in a timely manner, the appropriate documentation (generally, IRS Form W-9) to the applicable withholding agent certifying that, among other things, its taxpayer identification number is correct, or otherwise establishes an exemption. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against the U.S. holder’s U.S. federal income tax liability, if any, provided that the U.S. holder furnishes the required information in a timely manner to the IRS. U.S. holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.
Accounting Consequences
The par value per share of our Common Stock will remain unchanged at $0.0001 per share following the Reverse Stock Split. As a result, as of the RSS Effective Date, the stated capital on the Company’s balance sheets attributable to Common Stock will be reduced proportionally based on the Reverse Stock Split ratio, and the additional paid-in capital will be credited with the amount by which the capital is reduced. The net income or loss per share of Common Stock will be increased as a result of the fewer shares of Common Stock outstanding. The Reverse Stock Split will be reflected retroactively in our consolidated financial statements.
Required Vote and Recommendation of Board of Directors
Approval of Proposal 6 requires the affirmative vote of a majority of the votes cast on the Proposal. Abstentions and broker non-votes, if any, will have no effect on the outcome of this vote. Proposal 6 is considered “routine”, and thus we do not expect any broker non-votes for this Proposal.
THE BOARD RECOMMENDS A VOTE “FOR” PROPOSAL 6

PROPOSAL 7

AFVP SHARE ISSUANCE PROPOSAL
Overview
We are seeking approval, pursuant to Nasdaq Rule 5635, of the issuance of shares of our Common Stock upon (I) the conversion of the Company’s 7.5% Series C Cumulative Perpetual Redeemable Preferred Stock, par value $0.0001 per share (the “Series C Preferred Stock”) pursuant to our (x) Securities Purchase Agreement, dated April 9, 2024 (the “April 9 SPA”), (y) Securities Purchase Agreement, dated April 26, 2024 (the “April 26 SPA”), and (z) Securities Purchase Agreement, dated May 3, 2024 (the “May 3 SPA,” and together with the April 9 SPA and April 26 SPA, collectively, the “Series C Purchase Agreements”), in each case, entered into with certain special purpose vehicles managed by entities affiliated with Tony Aquila, the Company’s Chief Executive Officer and Executive Chairman (collectively, the “Series C Purchasers”), (II) the election by the Series C Purchasers for payment of dividends on the Series C Preferred Shares (as defined below) to be paid in Common Stock in accordance with the Certificate of Designation of Series C Cumulative Perpetual Redeemable Preferred Stock, par value $0.0001 per share, of Canoo Inc. (the “Series C Preferred Certificate”), and (III) the exercise of warrants issued pursuant to the Series C Purchase Agreements per the terms set forth in the Series C Warrants (as defined below), in each case, at prices less than the applicable minimum price discussed below in excess of 20% of the number of shares of our Common Stock outstanding on April 9, 2024 (the “AFVP Share Issuance Proposal”). The Series C Purchase Agreements and the Series C Warrants collectively will be referred to herein as the “Applicable AFVP Agreements”.
Pursuant to Nasdaq Rule 5635, the Company is restricted from issuing to the AFVP Purchasers any Common Stock pursuant to any of the Applicable AFVP Agreements if the issuance of such shares of Common Stock would exceed 12,888,262 (which number of shares represents approximately 19.99% of the aggregate number of shares of Common Stock issued and outstanding as of April 9, 2024) at prices less than the AFVP Minimum Price (as defined below) without first obtaining the approval of the Company’s stockholders (the “AFVP Exchange Cap”).
The AFVP Share Issuance Proposal is not conditioned on the approval of any of the other proposals set forth in this Proxy Statement and none of the other proposals in this Proxy Statement are conditioned upon the approval of the AFVP Share Issuance Proposal.
Background
Series C Purchase Agreements and Series C Warrants
On April 9, 2024, the Company entered into the April 9 SPA with certain of the Series C Purchasers in connection with the issuance and sale by the Company of 10,000 shares of the Series C Preferred Stock (the “1st Series C Issuance”), which are convertible into shares of Common Stock, and pursuant to which the Company issued warrants to purchase 4,473,272 shares of Common Stock (the “1st Series C Warrant”), for a total purchase price of $10,000,000. Pursuant to the terms of the April 9 SPA, on or prior to the date 20 business days after April 9, 2024, the Series C Purchasers or affiliated entities had the right to purchase up to an additional $15,000,000 of additional Series C Preferred Stock and Series C Warrants (as defined below) on substantially identical terms (the “Series C Additional Investment Right”).
On April 26, 2024, a Series C Purchaser elected the Series C Additional Investment Right and the Company entered into the April 26 SPA with that Series C Purchaser in connection with the issuance and sale by the Company of 1,500 shares of the Series C Preferred Stock (the “2nd Series C Issuance”) and pursuant to which the Company issued warrants to purchase 670,991 shares of Common Stock (the “2nd Series C Warrant”), for a total purchase price of $1,500,000.
On May 3, 2024, another Series C Purchaser elected the Series C Additional Investment Right and the Company entered into the May 3 SPA with that Series C Purchaser in connection with the issuance and sale by the Company of 5,000 shares of the Series C Preferred Stock (the “3rd Series C Issuance,” and together with the 1st Series C Issuance and the 2nd Series C Issuance, collectively, the “Series C Preferred Shares”), and pursuant to which the Company issued warrants to purchase 2,236,636 shares of Common Stock (the “3rd Series C Warrant,” and together with the 1st Series C Warrant and the 2nd Series C Warrant, collectively, the “Series C Warrants”), for a total purchase price of $5,000,000.

Pursuant to the Series C Purchase Agreements, the Company issued to the Series C Purchasers the Series C Warrants to purchase in the aggregate 7,380,899 shares of Common Stock. The Series C Warrants have an exercise price of $2.2355 per share and expire on the date that is the fifth-year anniversary of issuance. The Series C Warrants include customary adjustment provisions for stock splits, combinations and similar events.
On May 3, 2024, the Company closed the sale of the Series C Preferred Shares and the Series C Warrants to the Series C Purchasers. On May 6, 2024, the Company filed the Series C Certificate of Designation with the Delaware Secretary of State.
Following the completion of the transactions contemplated by the Applicable AFVP Agreements, the Series C Purchasers hold an aggregate of 16,500 shares of Series C Preferred Stock. Although the Company, at the discretion of the Board, may issue additional preferred securities in the future, the approval of the AFVP Share Issuance Proposal would only apply to shares to be issued to the Series C Purchasers pursuant to the Applicable AFVP Agreements.
Designation of the Series C Preferred Shares
Ranking and Dividend
The Series C Preferred Shares rank senior to the Common Stock with respect to dividends and distributions on liquidation, winding-up and dissolution. The Series C Preferred Shares each has a stated value of $1,000 (the “Stated Value”). Dividends on the Series C Preferred Shares may be paid in either cash, in kind or, at the option of the Series C Purchasers, in shares of Common Stock.
The Company will pay, subject to certain adjustments, dividends at a rate per annum (the “Dividend Rate”) equal to 7.50% of the Liquidation Preference (as defined below) per Series C Preferred Share from the original issuance date of such Series C Preferred Share through the fifth anniversary of such issuance (the “First Reset Date”). On and after the First Reset Date, the Company will pay a Dividend Rate equal to the Dividend Rate applicable to the prior payment period plus 1.50%. If the Series C Purchasers elect to receive a cash dividend payment and the Company fails to make a corresponding cash dividend payment (a “Dividend Nonpayment”) for three or more payment periods, the Dividend Rate will increase by an additional 0.25% per annum commencing immediately following the third payment period for which there has been a Dividend Nonpayment and will increase an additional 0.25% per annum every third succeeding Dividend Nonpayment (whether the payment periods to which such Dividend Nonpayments relate are consecutive or non-consecutive); provided that the maximum Dividend Rate on the Series C Preferred Shares is capped at 12.0% per annum.
Liquidation Preference
Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, each of the Series C Purchasers will be entitled to payment out of the assets of the Company, prior and in preference to holders of Common Stock, in an amount per share equal to the Stated Value (the “Liquidation Preference”) plus any accumulated and unpaid dividends. As of the Record Date, the aggregate Liquidation Preference plus any accumulated and unpaid dividends of all outstanding Series C Preferred Stock was approximately $17.0 million.
Conversion
Each Series C Purchaser has the right, at its option, to convert its Series C Preferred Shares, in whole or in part, into fully paid and non-assessable shares of Common Stock at a conversion price equal to the lesser of (i) 120% of the average of the closing sale prices per share of Common Stock for the ten consecutive trading days immediately preceding the conversion (the “Series C Average Common Stock Price”) (provided that if the Series C Average Common Stock Price is equal to the Series C Floor Price (as defined below), the Series C Conversion Price shall be determined based on 100% of the Series C Average Common Stock Price instead of 120%) and (ii) $2.2355 (such price, the “Series C Conversion Price”); provided that in no event shall the Series C Conversion Price be less than $2.00 (the “Series C Floor Price”). The Series C Conversion Price is subject to customary adjustments, including in the event of any stock split, stock dividend, recapitalization or similar events. The Series C Preferred Shares cannot be converted if such conversion would result in an issuance of Common Stock above the AFVP Exchange Cap. As of October 3, 2024, the effective Series C Conversion Price was $2.00 due to the application of the Series C Floor Price.
Voting
The holders of the Series C Preferred Shares shall be entitled to vote as a single class with the holders of the Common Stock on all matters submitted to a vote of the holders of Common Stock. With respect to any matter submitted to a vote of the holders of Common Stock, each share of the Series C Preferred Shares shall be entitled to a number of votes equal to the number of shares of Common Stock into which such share of the Series C Preferred Shares were convertible on the record date for determining holders of Common Stock entitled to vote on such matter (such date, the “Applicable Record Date”); provided that (i) the aggregate number of votes to which a holder of the Series C Preferred Shares shall be entitled shall be reduced by the aggregate number of shares of Common Stock issued to such holder pursuant shares of Common Stock issued as dividends, (ii) until the Company has obtained the Requisite Shareholder Approval (as defined in the Series C Certificate of Designation), the amount set forth in the foregoing clause shall not exceed an amount equal to: (x) the total number of shares of Common Stock into which all outstanding shares of the Series C Preferred Shares could be converted as of the Applicable Record Date without violating the AFVP Exchange Cap or Beneficial Ownership Limitation (as defined in the Series C Certificate of Designation), divided by (y) the total number of shares of the Series C Preferred Stock outstanding as of the Applicable Record Date and (iii) for purposes of determining the number of votes each share of Preferred Stock is entitled to vote, the Series C Conversion Price shall not be less than $2.33 (the “Series C Voting Calculation”). As of the Record Date, pursuant to the Series C Voting Calculation, the holders of the Series C Preferred Shares will not receive any votes on the proposals set forth in this Proxy Statement due to the Beneficial Ownership Limitation set forth in clause (ii)(x) directly above since any shares of the Series C Preferred Shares convertible on the Record Date would exceed the Beneficial Ownership Limitation.
As long as any shares of Series C Preferred Stock are outstanding, the Company shall not, without the affirmative vote of the Series C Purchasers holding a majority of the then outstanding shares of Series C Preferred Stock, (i) alter or change adversely the powers, preferences or rights given to the Series C Preferred Stock or alter or amend the Series C Certificate of Designation, (ii) amend or repeal any provision of, or add any provision to, the Company’s Certificate of Incorporation or Amended and Restated Bylaws, or file any articles of amendment, certificate of designations, preferences, limitations and relative rights of any series of preferred stock, if such action would materially and adversely alter or change the preferences, rights, privileges or powers of, or restrictions provided for the benefit of the Series C Preferred Stock, or (iii) declare or pay any junior dividends or repurchase any junior securities during any time that all accrued dividends on the Series C Preferred Stock have not been paid in full in cash or, at the option of the Series C Purchasers, in shares of Common Stock.
Optional and Special Optional Redemptions; Change of Control
On or after the fifth anniversary of the original issuance date, or in connection with certain change of control events, the Company may redeem the Series C Preferred Shares for cash at a redemption price equal to 103% of the Liquidation Preference, plus any accumulated and unpaid dividends thereon.
Upon the occurrence of certain change of control events, each Series C Purchaser will have the right (subject to the Company’s special optional redemption right discussed in the paragraph above) to convert some or all of the shares of Series C Preferred Shares held by such Series C Purchaser into a number of shares of Common Stock per share of the Series C Preferred Shares to be converted equal to (x) the Liquidation Preference plus any accumulated and unpaid dividends thereon divided by (y) the Series C Conversion Price.
Subsequent Participation Rights
If the Company sells any shares of a series of preferred stock and/or rights, options, or warrants to purchase shares of Common Stock or of a series of preferred stock, or similar securities (“Qualifying New Securities”), subject to certain exclusions, the Company shall give notice to the Series C Purchasers within 30 days after the issuance of Qualifying New Securities and provide each Series C Purchaser the option to elect to purchase up to the number of Qualifying New Securities on the same terms which equals the greater of (i) that number of Qualifying New Securities having an aggregate purchase price equal to 400% of the aggregate purchase price paid by such Series C Purchaser for its Series C Preferred Shares and Series C Warrants and (ii) the proportion that the Common Stock then held by such Series C Purchaser (including all shares of Common Stock issuable upon conversion or exercise of any Series C Preferred Shares or other derivative securities) bears to the total Common Stock outstanding (assuming the conversion and/or exercise of all Series C Preferred Shares and other derivative securities). Each Series C Purchaser’s participation right will expire and be of no further force and effect upon the redemption or conversion in full of its Series C Preferred Shares. The Series C Purchasers cannot elect to participate if such participation would result in an issuance of Common Stock above the AFVP Exchange Cap.
The foregoing descriptions of the Applicable AFVP Agreements do not purport to be complete and are qualified by reference to the full text of (i) the April 9 SPA, filed as Exhibit 10.1 to our current report on Form 8-K filed on

April 9, 2024, (ii) the Form of Warrant, filed as Exhibit A to Exhibit 10.1 to our current report on Form 8-K filed on April 9, 2024, (iii) the April 26 SPA, filed as Exhibit 10.2 to our Form 10-Q filed on August 14, 2024, (iv) the May 3 SPA, filed as Exhibit 10.3 to our Form 10-Q filed on August 14, 2024 and (v) the Series C Preferred Certificate, filed as Exhibit 3.1 to our current report on Form 8-K filed on May 6, 2024, each of which is incorporated by reference herein.
Reasons for Seeking Stockholder Approval
Our Common Stock is currently listed on The Nasdaq Capital Market and, as such, we are subject to the Nasdaq Listing Rules. Nasdaq Listing Rule 5635 requires us to obtain stockholder approval prior to the sale, issuance or potential issuance of Common Stock (or securities convertible into or exercisable for Common Stock) in connection with a transaction other than a public offering at a price less than the “Minimum Price” which either alone or together with sales by officers, directors or substantial stockholders of the company equals 20% or more of the Common Stock or 20% or more of the voting power outstanding before the issuance. For Nasdaq purposes, “Minimum Price” means a price that is the lower of: (i) the Nasdaq Official Closing Price (as reflected on Nasdaq.com) immediately preceding the signing of the binding agreement; or (ii) the average Nasdaq Official Closing Price of the Common Stock (as reflected on Nasdaq.com) for the five trading days immediately preceding the signing of the binding agreement. The applicable “Minimum Price” with respect to the Applicable AFVP Agreements is $2.33 per share of Common Stock based on the signing of the April 9 SPA (the “AFVP Minimum Price”).
The AFVP Exchange Cap applies to shares of Common Stock issued or that may be issued under each of the Applicable AFVP Agreements. As of the Record Date, we have not issued any shares of Common Stock pursuant to any of the Applicable AFVP Agreements and accordingly, we are seeking a single stockholder approval with respect to all future shares to be issued under the Applicable AFVP Agreements. Stockholder approval of this Proposal 7 will constitute stockholder approval for purposes of Nasdaq Listing Rule 5635.
Our Board has determined that the Applicable AFVP Agreements and our ability to issue the shares of Common Stock thereunder in excess of the AFVP Exchange Cap is in the best interests of the Company and its stockholders because the ability to issue shares of Common Stock to the Series C Purchasers or affiliated entities may provide us with another source of capital for general corporate purposes, which may include, but are not limited to, funding working capital, capital expenditures, operating expenses and the selective pursuit of business development opportunities, including continued product or technology investment.
We cannot predict the price of our Common Stock at any future date, when certain Series C Purchasers may elect to convert their Series C Preferred Shares or if the Series C Purchasers may elect dividend payments on their Series C Preferred Shares in the form of Common Stock, and therefore cannot predict the number of shares of Common Stock to be issued under the Applicable AFVP Agreements.
Therefore, we are seeking stockholder approval under this Proposal 7 to issue shares of Common Stock in excess of the AFVP Exchange Cap, if necessary, to the Series C Purchasers under the terms of the Applicable AFVP Agreements. The failure of the Company’s stockholders to approve this Proposal 7 will prevent the Company from issuing, at less than the AFVP Minimum Price, shares of Common Stock to the Series C Purchasers in excess of the AFVP Exchange Cap. However, it would be possible to sell or issue shares to the Series C Purchasers in excess of the AFVP Exchange Cap if the sale or issuance of such shares is equal to or greater than the AFVP Minimum Price.
Consequences of Non-Approval
As previously disclosed in the Company’s previous eight Form 10-Qs (beginning with the quarter ended March 31, 2022) and each of our previous two Form 10-Ks, the Company concluded that there was substantial doubt about its ability to continue to operate as a going concern for the 12 months following the issuance of its consolidated financial statements. The ability of the Company to continue as a going concern is dependent upon the Company’s ability to access additional sources of capital, including, but not limited to equity and/or debt financings and government loans or grants. If the Company is unable to raise additional capital, the Company may have to significantly delay, scale back or discontinue the development or commercialization of its product and/or consider a sale or other strategic transaction. Furthermore, if we do not receive the AFVP Share Issuance Approval, this may result in the Series C Preferred Shares accruing further dividends and remaining senior in the share capital structure to holders of Common Stock.
If we do not receive the AFVP Share Issuance Approval, (i) this will restrict our ability to issue shares of Common Stock to the Series C Purchasers unless we are able to issue shares to the Series C Purchasers at a price per share greater than the AFVP Minimum Price and (ii) the Company may be unable to raise, or adversely affected raising, additional capital in the future from the Series C Purchasers or affiliates thereof.
Accordingly, our Board believes that providing the Company the flexibility to issue shares of Common Stock in excess of the AFVP Exchange Cap and below the AFVP Minimum Price for all of the Applicable AFVP Agreements is advisable and in the best interests of the Company and our stockholders.
Effect on Current Stockholders
The issuance of shares of Common Stock under the Applicable AFVP Agreements (including any such shares issued below the AFVP Minimum Price for each agreement that is the subject of this Proposal 7) would result in an increase in the number of shares of Common Stock outstanding, and our stockholders will incur dilution of their percentage ownership.
We cannot predict the price of our Common Stock at any future date, when certain Series C Purchasers may elect to convert their Series C Preferred Shares or if the Series C Purchasers may elect dividend payments on their Series C Preferred Shares in the form of Common Stock, and therefore cannot predict the number of shares of Common Stock to be issued under the Applicable AFVP Agreements. As such, the exact magnitude of the dilutive effect cannot be conclusively determined. However, the dilutive effect may be material to our current stockholders.
Required Vote and Recommendation of Board of Directors
Approval of Proposal 7 requires the affirmative vote of stockholders representing a majority of voting power of the shares present in person or represented by proxy and entitled to vote generally on the subject matter. Abstentions and “broker non-votes,” if any, will have no effect on the outcome of this vote.
THE BOARD RECOMMENDS A VOTE “FOR” PROPOSAL 7

PROPOSAL 8

EIP AMENDMENT PROPOSAL
We are asking our stockholders to approve an amendment (the “EIP Amendment”) to the Canoo Inc. 2020 Equity Incentive Plan (the “2020 EIP”) which, if approved by our stockholders, will increase the number of shares of our Common Stock available and reserved for issuance under the 2020 EIP by an additional 45,000,000 shares, as well as modify the number of shares of Common Stock that may be issued pursuant to the exercise of incentive stock options granted under the 2020 EIP to reflect the new share reserve (the “EIP Amendment Proposal”). Unless otherwise noted, share amounts set forth in this Proposal 8 have been adjusted to reflect the March 2024 Reverse Stock Split.
The 2020 EIP was originally approved by our Board and stockholders on September 18, 2020 and December 18, 2020, respectively. Under the 2020 EIP as originally adopted, we reserved an aggregate number of shares of our Common Stock for issuance equal to 1,169,502. Prior to the proposed EIP Amendment, the 2020 EIP share reserve was increased pursuant to the annual evergreen provision set forth in the 2020 EIP by an aggregate amount of 3,679,609 additional shares of our Common Stock. As of October 3, 2024, the aggregate share reserve under the 2020 EIP was equal to 4,849,111 shares of Common Stock.
Since the adoption of the 2020 EIP, awards covering an aggregate number of 3,768,335 shares of our Common Stock have been granted, which aggregate number is net of any shares that have been cancelled or forfeited pursuant to certain awards previously granted under the 2020 EIP. As of October 3, 2024, there were 1,080,776 shares of Common Stock remaining available for future issuance as awards under the 2020 EIP. The EIP Amendment, if approved by our stockholders, would increase the number of shares of Common Stock available for issuance pursuant to awards under the 2020 EIP by an additional 45,000,000 shares, to a total of 46,169,502 shares of our Common Stock available for issuance as awards, which new share reserve would continue to be subject to the annual evergreen increases as further described below, as well as modify the number of shares of Common Stock that may be issued pursuant to the exercise of incentive stock options granted under the 2020 EIP to reflect the new share reserve.
Other than the increase to the share reserve as described above, the EIP Amendment makes no other material changes to the 2020 EIP. If the EIP Amendment is approved by our stockholders at the Annual Meeting, the EIP Amendment will become effective on the date of the Annual Meeting. If the EIP Amendment is not approved by our stockholders at the Annual Meeting, the 2020 EIP will continue by its terms and the EIP Amendment will not become effective.
If the EIP Amendment is approved by our stockholders at the Annual Meeting, we intend to file, pursuant to the Securities Act, a registration statement on Form S-8 to register the additional shares of Common Stock as soon as reasonably practicable thereafter.
The text of the EIP Amendment is attached hereto as Annex B.
Reasons for the EIP Amendment
We believe that operation of the 2020 EIP is a necessary and powerful tool in enabling us to attract and retain the best available personnel for positions of substantial responsibility; to provide additional incentive to key employees, key contractors and non-employee directors, and to promote the success of our business. The 2020 EIP provides flexibility to our compensation methods in order to adapt the compensation of such employees, contractors and directors to a changing business environment, after giving due consideration to competitive conditions and the impact of federal tax laws. We have strived to use our 2020 EIP resources effectively and to maintain an appropriate balance between stockholder interests and the ability to recruit and retain valuable employees. However, we believe there is an insufficient number of shares remaining under our 2020 EIP to meet our current and projected needs.
The additional 45,000,000 shares requested to be reserved for issuance under the 2020 EIP pursuant to the EIP Amendment represents approximately 53.2% of the 86,776,374 issued and outstanding shares of our Common Stock as of October 3, 2024. This amount does not include shares of Common Stock that may be issued upon conversion of outstanding transaction agreements (including, among others, the July PPA, the 2022 PPA and preferred stock transactions) and exercise of warrants. Based on the number of shares of Common Stock remaining available for future issuance as awards under the 2020 EIP as of October 3, 2024 (i.e., 1,080,776 shares), and the closing price per share of our Common Stock on Nasdaq as of October 3, 2024 (i.e., $0.9568), that would leave only approximately

$1,034,086 in current value for such remaining shares. For the reasons discussed above and further below, the Board believes that is insufficient in order to attract and retain the best available personnel for positions of substantial responsibility and to provide additional incentive to key employees, key contractors and non-employee directors; and to promote the success of our business.
Our Board believes the additional shares of our Common Stock to be made available for grants of awards pursuant to the EIP Amendment represents reasonable potential equity dilution and provides management with an appropriate equity plan with which to satisfactorily align the incentives of our employees, directors and other eligible participants to increase the value of our company for all stockholders. Further, the Board believes that the EIP Amendment, which increases the number of shares of Common Stock available for issuance pursuant to awards under the 2020 EIP, reflect best practices in our industry and are appropriate to permit the grant of equity awards at expected levels for the future. Accordingly, it is the judgment of our Board that the proposed EIP Amendment is in the best interest of the Company and its stockholders.
Historical Information
The 2020 EIP currently provides that, subject to adjustment in accordance with Section 2(c) of the 2020 EIP and any adjustments as necessary to implement any Capitalization Adjustments (as defined in the 2020 EIP), the aggregate number of shares of Common Stock that may be issued pursuant to awards under the 2020 EIP will not exceed 1,169,502 shares of our Common Stock. In addition, this share reserve is subject to an automatic increase on January 1 of each year during the term of the 2020 EIP equal to 5% of the total number of shares of Common Stock outstanding on December 31 of the preceding year (or such lesser number of shares of Common Stock as determined by the Board). The EIP Amendment, if approved by our stockholders, would increase the number of shares of Common Stock available for issuance pursuant to awards under the 2020 EIP by an additional 45,000,000 shares, to a total of 46,169,502 shares of our Common Stock available for issuance as awards.
As of October 3, 2024, there were 1,080,776 shares of Common Stock remaining available for future issuance as awards under the 2020 EIP. The market price per share of the securities underlying such shares as of October 3, 2024 was $0.9568. For additional information regarding equity-based awards previously granted under the 2020 EIP, please see Note  15 to our consolidated financial statements filed with our Form 10-K for the fiscal year ended December 31, 2023.
The following table provides certain additional information regarding awards outstanding and unvested under the 2020 EIP as October 3, 2024.

Total Outstanding Performance Stock Units at Target	39,327
Total Outstanding Restricted Stock Units that may be settled in Common Stock or cash	1,977,367
Total Full Value Awards Outstanding	2,016,694
Total Outstanding Common Stock	86,776,374
Total Number of Shares Available for Issuance under the 2020 EIP	1,080,776

Summary of Material Terms of the 2020 EIP
A summary description of the material features of the 2020 EIP, as amended by the EIP Amendment, is set forth below. The following summary does not purport to be a complete description of all the provisions of the 2020 EIP and is qualified in its entirety by reference to the 2020 EIP, attached hereto as Annex C, and the EIP Amendment, attached hereto as Annex B, each of which are incorporated by reference into this Proposal 8.
Eligibility. Any individual who is an employee of Canoo or any of its affiliates, or any person who provides services to Canoo or its affiliates, including members of the Board, is eligible to receive awards under the 2020 EIP at the discretion of the plan administrator. The basis for participation in the 2020 EIP is the administrator’s decision to select participants from among those eligible. As of October 3, 2024, we had approximately 468 employees, 7 non-employee directors and 43 consultants who were eligible to participate in the 2020 EIP.
Awards. The 2020 EIP provides for the grant of incentive stock options (“ISOs”), within the meaning of Section 422 of the Code to employees, including employees of any parent or subsidiary, and for the grant of non-statutory stock options (“NSOs”), stock appreciation rights, restricted stock awards, restricted stock unit awards, performance awards and other forms of awards to employees, directors and consultants, including employees and consultants of Canoo’s affiliates.

Authorized Shares.
Initially, the maximum number of shares of Common Stock that may be issued under the 2020 EIP could not exceed 1,169,502 shares of Common Stock. In addition, the number of shares of Common Stock reserved for issuance under the 2020 EIP automatically increases on January 1 of each year, starting on January 1, 2021 through January 1, 2030, in an amount equal to (1) 5% of the total number of shares of Common Stock outstanding on December 31 of the preceding year, or (2) a lesser number of shares of Common Stock determined by the Board prior to the date of the increase. Notwithstanding the EIP Amendment, such annual evergreen increases have added a total of 3,679,609 shares of Common Stock to the share reserve. The maximum number of shares of Common Stock that may be issued upon the exercise of ISOs under the 2020 EIP is 3,508,507 shares.
The EIP Amendment, if approved by our stockholders, would increase the number of shares of Common Stock available for issuance pursuant to awards under the 2020 EIP by an additional 45,000,000 shares, to a total of 46,169,502 shares of our Common Stock available for issuance as awards, as well as modify the number of shares of Common Stock that may be issued pursuant to the exercise of incentive stock options granted under the 2020 EIP to reflect the new share reserve. This new share reserve would continue to be subject to the annual evergreen increases described above. On October 3, 2024, the closing price per share of our Common Stock on Nasdaq was $0.9568.
Shares subject to stock awards granted under the 2020 EIP that expire or terminate without being exercised or otherwise issued in full or that are paid out in cash rather than in shares do not reduce the number of shares available for issuance under the 2020 EIP. Shares withheld under a stock award to satisfy the exercise, strike or purchase price of a stock award or to satisfy a tax withholding obligation do not reduce the number of shares available for issuance under the 2020 EIP. If any shares of Common Stock issued pursuant to a stock award are forfeited back to or repurchased or reacquired by the Company because of the failure to vest, the shares that are forfeited or repurchased or reacquired will revert to and again become available for issuance under the 2020 EIP.
Non-Employee Director Compensation Limit. The aggregate value of all compensation granted or paid to any non-employee director with respect to any calendar year, including awards granted and cash fees paid to such non-employee director, will not exceed (1) $1,000,000 in total value or (2) if such non-employee director is first appointed or elected to the Board during such calendar year, $1,250,000 in total value, in each case, calculating the value of any equity awards based on the grant date fair value of such equity awards for financial reporting purposes and excluding distributions from a deferred compensation program.
Plan Administration. The Board, or a duly authorized committee thereof, will administer the 2020 EIP and is referred to as the “plan administrator” herein. The Board may also delegate to one or more of Canoo’s officers the authority to (1) designate employees (other than officers) to receive specified stock awards and (2) determine the number of shares subject to such stock awards. Under the 2020 EIP, the Board has the authority to determine award recipients, grant dates, the numbers and types of stock awards to be granted, the applicable fair market value, and the provisions of each stock award, including the period of exercisability and the vesting schedule applicable to a stock award.
Under the 2020 EIP, the Board also generally has the authority to effect, without the approval of stockholders but with the consent of any materially adversely affected participant, (1) the reduction of the exercise, purchase, or strike price of any outstanding option or stock appreciation right; (2) the cancellation of any outstanding option or stock appreciation right and the grant in substitution therefore of other awards, cash, or other consideration; or (3) any other action that is treated as a repricing under generally accepted accounting principles.
Stock Options. ISOs and NSOs are granted under stock option agreements adopted by the plan administrator. The plan administrator determines the exercise price for stock options, within the terms and conditions of the 2020 EIP, provided that the exercise price of a stock option generally cannot be less than 100% of the fair market value of a share of Common Stock on the date of grant. Options granted under the 2020 EIP vest at the rate specified in the stock option agreement as determined by the plan administrator.
The plan administrator determines the term of stock options granted under the 2020 EIP, up to a maximum of ten years. Unless the terms of an optionholder’s stock option agreement provide otherwise or as otherwise provided by the plan administrator, if an optionholder’s service relationship with Canoo or any of Canoo’s affiliates ceases for any reason other than disability, death, or cause, the optionholder may generally exercise any vested options for a period of three months following the cessation of service. This period may be extended in the event that exercise of the option is prohibited by applicable securities laws. Unless the terms of an optionholder’s stock option agreement provide otherwise or as otherwise provided by the plan administrator, if an optionholder’s service relationship with

Canoo or any of Canoo’s affiliates ceases due to death, or an optionholder dies within a certain period following cessation of service, the optionholder or a beneficiary may generally exercise any vested options for a period of 18 months following the date of death. Unless the terms of an optionholder’s stock option agreement provide otherwise or as otherwise provided by the plan administrator, if an optionholder’s service relationship with Canoo or any of Canoo’s affiliates ceases due to disability, the optionholder may generally exercise any vested options for a period of 12 months following the cessation of service. In the event of a termination for cause, options generally terminate upon the termination date. In no event may an option be exercised beyond the expiration of its term.
Acceptable consideration for the purchase of Common Stock issued upon the exercise of a stock option will be determined by the plan administrator and may include (1) cash, check, bank draft or money order, (2) a broker-assisted cashless exercise, (3) the tender of shares of Common Stock previously owned by the optionholder, (4) a net exercise of the option if it is an NSO or (5) other legal consideration approved by the plan administrator.
Unless the plan administrator provides otherwise, options and stock appreciation rights generally are not transferable except by will or the laws of descent and distribution. Subject to approval of the plan administrator or a duly authorized officer, an option may be transferred pursuant to a domestic relations order.
Tax Limitations on ISOs. The aggregate fair market value, determined at the time of grant, of Common Stock with respect to ISOs that are exercisable for the first time by an award holder during any calendar year under all of Canoo’s stock plans may not exceed $100,000. Options or portions thereof that exceed such limit will generally be treated as NSOs. No ISO may be granted to any person who, at the time of the grant, owns or is deemed to own stock possessing more than 10% of Canoo’s total combined voting power or that of any of Canoo’s parent or subsidiary corporations unless (1) the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant and (2) the term of the ISO does not exceed five years from the date of grant.
Restricted Stock Unit Awards. Restricted stock unit awards are granted under restricted stock unit award agreements adopted by the plan administrator. Restricted stock unit awards may be granted in consideration for any form of legal consideration that may be acceptable to the plan administrator and permissible under applicable law. A restricted stock unit award may be settled by cash, delivery of shares of Common Stock, a combination of cash and shares of Common Stock as determined by the plan administrator, or in any other form of consideration set forth in the restricted stock unit award agreement. Additionally, dividend equivalents may be credited in respect of shares covered by a restricted stock unit award. Except as otherwise provided in the applicable award agreement or by the plan administrator, restricted stock unit awards that have not vested will be forfeited once the participant’s continuous service ends for any reason.
Restricted Stock Awards. Restricted stock awards are granted under restricted stock award agreements adopted by the plan administrator. A restricted stock award may be awarded in consideration for cash, check, bank draft or money order, services to us, or any other form of legal consideration that may be acceptable to the plan administrator and permissible under applicable law. The plan administrator determines the terms and conditions of restricted stock awards, including vesting and forfeiture terms. If a participant’s service relationship with Canoo ends for any reason, Canoo may receive any or all of the shares of Common Stock held by the participant that have not vested as of the date the participant terminates service with Canoo through a forfeiture condition or a repurchase right.
Stock Appreciation Rights. Stock appreciation rights are granted under stock appreciation right agreements adopted by the plan administrator. The plan administrator determines the strike price for a stock appreciation right, which generally cannot be less than 100% of the fair market value of Common Stock on the date of grant. A stock appreciation right granted under the 2020 EIP vests at the rate specified in the stock appreciation right agreement as determined by the plan administrator. Stock appreciation rights may be settled in cash or shares of Common Stock or in any other form of payment, as determined by the plan administrator and specified in the stock appreciation right agreement.
The plan administrator determines the term of stock appreciation rights granted under the 2020 EIP, up to a maximum of 10 years. Unless the terms of a participant’s stock appreciation rights agreement provide otherwise or as otherwise provided by the plan administrator, if a participant’s service relationship with Canoo or any of its affiliates ceases for any reason other than cause, disability, or death, the participant may generally exercise any vested stock appreciation right for a period of three months following the cessation of service. This period may be further extended in the event that exercise of the stock appreciation right following such a termination of service is prohibited by applicable securities laws. Unless the terms of a participant’s stock appreciation rights agreement provide otherwise or as otherwise provided by the plan administrator, if a participant’s service relationship with Canoo or any of its affiliates, ceases due to disability or death, or a participant dies within a certain period following cessation of service, the participant or a beneficiary may generally exercise any vested stock appreciation right for a period of 12 months in the event of disability and 18 months in the event of death. In the event of a termination for cause, stock appreciation rights generally terminate immediately upon the occurrence of the event giving rise to the termination of the individual for cause. In no event may a stock appreciation right be exercised beyond the expiration of its term.
Performance Awards. The 2020 EIP permits the grant of performance awards that may be settled in stock, cash or other property. Performance awards may be structured so that the stock or cash will be issued or paid only following the achievement of certain pre-established performance goals during a designated performance period. Performance awards that are settled in cash or other property are not required to be valued in whole or in part by reference to, or otherwise based on, Common Stock.
The performance goals may be based on any measure of performance selected by the plan administrator. The performance goals may be based on company-wide performance or performance of one or more business units, divisions, affiliates, or business segments, and may be either absolute or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. Unless specified otherwise by the plan administrator when the performance award is granted, the plan administrator will appropriately make adjustments in the method of calculating the attainment of performance goals as follows: (1) to exclude restructuring and/or other nonrecurring charges; (2) to exclude exchange rate effects; (3) to exclude the effects of changes to generally accepted accounting principles; (4) to exclude the effects of any statutory adjustments to corporate tax rates; (5) to exclude the effects of items that are “unusual” in nature or occur “infrequently” as determined under generally accepted accounting principles; (6) to exclude the dilutive effects of acquisitions or joint ventures; (7) to assume that any portion of Canoo’s business which is divested achieved performance objectives at targeted levels during the balance of a performance period following such divestiture; (8) to exclude the effect of any change in the outstanding shares of Common Stock by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common stockholders other than regular cash dividends; (9) to exclude the effects of stock based compensation and the award of bonuses under Canoo’s bonus plans; (10) to exclude costs incurred in connection with potential acquisitions or divestitures that are required to be expensed under generally accepted accounting principles; and (11) to exclude the goodwill and intangible asset impairment charges that are required to be recorded under generally accepted accounting principles. In addition, the Board may establish or provide for other adjustment items in the award agreement at the time the award is granted or in such other document setting forth the performance goals at the time the performance goals are established.
Other Stock Awards. The plan administrator may grant other awards based in whole or in part by reference to Common Stock. The plan administrator will set the number of shares under the stock award (or cash equivalent) and all other terms and conditions of such awards.
Changes to Capital Structure. In the event there is a specified type of change in the capital structure of Canoo, such as a stock split, reverse stock split, or recapitalization, appropriate adjustments will be made to (1) the class and maximum number of shares reserved for issuance under the 2020 EIP, (2) the class of shares by which the share reserve may increase automatically each year, (3) the class and maximum number of shares that may be issued upon the exercise of ISOs and (4) the class and number of shares and exercise price, strike price, or purchase price, if applicable, of all outstanding stock awards.
Corporate Transactions. The following applies to stock awards under the 2020 EIP in the event of a corporate transaction (as defined in the 2020 EIP), unless otherwise provided in a participant’s stock award agreement or other written agreement with Canoo or one of its affiliates or unless otherwise expressly provided by the plan administrator at the time of grant.
In the event of a corporate transaction, any stock awards outstanding under the 2020 EIP may be assumed, continued or substituted for by any surviving or acquiring corporation (or its parent company), and any reacquisition or repurchase rights held by Canoo with respect to the stock award may be assigned to Canoo’s successor (or its parent company). If the surviving or acquiring corporation (or its parent company) does not assume, continue or substitute for such stock awards, then (i) with respect to any such stock awards that are held by participants whose continuous service has not terminated prior to the effective time of the corporate transaction, or current participants, the vesting (and exercisability, if applicable) of such stock awards will be accelerated in full (or, in the case of performance awards with multiple vesting levels depending on the level of performance, vesting will accelerate at 100% of the target level) to a date prior to the effective time of the corporate transaction (contingent upon the effectiveness of the corporate transaction), and such stock awards will terminate if not exercised (if applicable) at or prior to the effective time of the corporate transaction, and any reacquisition or repurchase rights held by Canoo with respect to such stock awards will lapse (contingent upon the effectiveness of the corporate transaction), and (ii) any such stock awards that are held by persons other than current participants will terminate if not exercised (if applicable) prior to the effective time of the corporate transaction, except that any reacquisition or repurchase rights held by Canoo with respect to such stock awards will not terminate and may continue to be exercised notwithstanding the corporate transaction.
In the event a stock award will terminate if not exercised prior to the effective time of a corporate transaction, the plan administrator may provide, in its sole discretion, that the holder of such stock award may not exercise such stock award but instead will receive a payment equal in value to the excess (if any) of (i) the per share amount payable to holders of Common Stock in connection with the corporate transaction, over (ii) any per share exercise price payable by such holder, if applicable.
Plan Amendment or Termination. The Board has the authority to amend, suspend or terminate the 2020 EIP at any time, provided that such action does not materially impair the existing rights of any participant without such participant’s written consent. Certain material amendments also require approval of Canoo’s stockholders. No ISOs may be granted after the tenth anniversary of the date the Board adopts the 2020 EIP. No stock awards may be granted under the 2020 EIP while it is suspended or after it is terminated.
U.S. Federal Income Tax Consequences
The following is a brief summary of certain material U.S. federal income tax consequences of the 2020 EIP generally applicable to the Company and to participants in the 2020 EIP who are subject to U.S. federal income taxes. The summary is based on the Code, applicable Treasury Regulations and administrative and judicial interpretations thereof, each as in effect on the date of this proxy statement, and is, therefore, subject to future changes in the law, possibly with retroactive effect. The summary is general in nature and does not purport to be legal or tax advice. Furthermore, the summary does not address issues relating to any U.S. gift or estate tax consequences or the consequences of any state, local or non-U.S. tax laws.
Nonqualified Stock Options. A participant generally will not recognize taxable income upon the grant or vesting of a nonqualified stock option with an exercise price at least equal to the fair market value of Common Stock on the date of grant and no additional deferral feature. Upon the exercise of a nonqualified stock option, a participant generally will recognize compensation taxable as ordinary income in an amount equal to the difference between the fair market value of the shares underlying the stock option on the date of exercise and the exercise price of the stock option. When a participant sells the shares, the participant will have short-term or long-term capital gain or loss, as the case may be, equal to the difference between the amount the participant received from the sale and the tax basis of the shares sold. The tax basis of the shares generally will be equal to the greater of the fair market value of the shares on the exercise date or the exercise price of the stock option.
With respect to nonqualified stock options, special rules apply if a participant uses shares of Common Stock already held by the participant to pay the exercise price or if the shares received upon exercise of the stock option are subject to a substantial risk of forfeiture by the participant.
Incentive Stock Options. A participant generally will not recognize taxable income upon the grant of an ISO. If a participant exercises an ISO during employment or within three months after employment ends (12 months in the case of permanent and total disability), the participant will not recognize taxable income at the time of exercise for regular U.S. federal income tax purposes (although the participant generally will have taxable income for alternative minimum tax purposes at that time as if the stock option were a nonqualified stock option). If a participant sells or otherwise disposes of the shares acquired upon exercise of an ISO after the later of (i) one year from the date the participant exercised the option and (ii) two years from the grant date of the stock option, the participant generally will recognize long-term capital gain or loss equal to the difference between the amount the participant received in the disposition and the exercise price of the stock option. If a participant sells or otherwise disposes of shares acquired upon exercise of an ISO before these holding period requirements are satisfied, the disposition will constitute a “disqualifying disposition,” and the participant generally will recognize taxable ordinary income in the year of disposition equal to the excess of the fair market value of the shares on the date of exercise over the exercise price of the stock option (or, if less, the excess of the amount realized on the disposition of the shares over the exercise price of the stock option). The balance of the participant’s gain on a disqualifying disposition, if any, will be taxed as short-term or long-term capital gain, as the case may be.

As with nonqualified stock options, special rules apply if a participant uses shares of Common Stock already held by the participant to exercise the stock option or if the stock option is subject to a substantial risk of forfeiture by the participant.
Stock Appreciation Rights. A participant generally will not recognize taxable income upon the grant or vesting of an SAR with a grant price at least equal to the fair market value of Common Stock on the date of grant and no additional deferral feature. Upon the exercise of an SAR, a participant generally will recognize compensation taxable as ordinary income in an amount equal to the difference between the fair market value of the shares underlying the SAR on the date of exercise and the grant price of the SAR.
Restricted Stock Awards, RSUs and Performance Awards. A participant generally will not have taxable income upon the grant of restricted stock, RSUs or performance awards. Instead, the participant will recognize ordinary income at the time of vesting or payout equal to the fair market value (on the vesting or payout date) of the shares or cash received minus any amount paid. For restricted stock only, a participant may instead elect to be taxed at the time of grant.
Other Stock-Based Awards. The U.S. federal income tax consequences of other stock or cash- based awards will depend upon the specific terms of each award.
Tax Consequences to the Company. In the foregoing cases, we generally will be entitled to a deduction at the same time, and in the same amount, as a participant recognizes ordinary income, subject to certain limitations imposed under the Code. Section 162(m) of the Code provides that certain compensation received in any year by a “covered employee” in excess of $1 million is non-deductible by the Company for federal income tax purposes. The Company will also be required to pay the employer share of any employment taxes with respect to any compensation income earned by an employee.
Section 409A. We intend that awards granted under the EIP will comply with, or otherwise be exempt from, Section 409A of the Code, but make no representation or warranty to that effect.
Tax Withholding. We are authorized to deduct or withhold from any award granted or payment due under the 2020 EIP, or require a participant to remit to us, the amount of any withholding taxes due in respect of the award or payment and to take such other action as may be necessary to satisfy all obligations for the payment of applicable withholding taxes.
New Plan Benefits
Grants under the 2020 EIP, as amended by the EIP Amendment, will be made at the discretion of the plan administrator, and therefore, the benefits or number of shares subject to awards that may be granted in the future to 2020 EIP participants is not currently determinable. As such, a New Plan Benefits Table is not provided.
The following table reflects the equity awards that were granted to our Named Executive Officers and all other eligible employees and directors under the 2020 EIP during the last completed fiscal year:

Name and Position	Number of Shares Subject to Stock Awards Granted(1) (#)	Dollar Value of Stock Awards Granted(2) ($)
Tony Aquila Executive Chair and CEO	299,334	$4,867,470
Josette Sheeran Former President, Former Board Member	—	—
Greg Ethridge Chief Financial Officer	65,217	$378,000
Ken Manget Former Chief Financial Officer	65,217	$774,000
All Current Executive Officers as a Group	—	—
All Current Directors who are Not Executive Officers as a Group	70,880	$374,955
All Employees, Including all Current Officers who are not Executive Officers, as a Group	551,135	$7,840,955
(1)	Represents RSU awards granted under the 2020 EIP.
(2)	Represents the grant date fair value of the applicable stock awards, computed under FASB ASC Topic 718.

Equity Use
Equity-based incentive awards represent a significant portion of our Named Executive Officers’ compensation, representing approximately 80.5% of their total target compensation for the year ended December 31, 2023, as disclosed in the 2023 Summary Compensation Table.
Burn Rate
Our burn rate over the last three years, ended December 31, 2023, has averaged 7.0%, which is below the ISS global industry classification standard (GICS) burn rate limit for our industry of 7.29% over the same period, ended December 31, 2023. “Burn rate” is calculated by dividing the total number of shares subject to equity awards granted in a given year by the total weighted average number of shares of Common Stock outstanding during the period, and does not reflect any forfeitures or cancellations.
Overhang Calculation
Our average total overhang over the last three years, ended December 31, 2023 is 12.9%. “Overhang” is a measure of potential dilution from equity compensation plans and is calculated by dividing the number of shares of Common Stock subject to equity awards outstanding at the end of the relevant year plus the number of shares available for future grants under our equity plans by the total number of shares of Common Stock outstanding at the end of such year.
Equity Compensation Plan Information
The following table provides certain information with respect to all of the Company’s equity compensation plans in effect as of December 31, 2023 and does not include information about additional securities that are subject to the EIP Amendment Proposal and the ESPP Amendment Proposal. Please note that the below numbers are not adjusted to account for the March 2024 Reverse Stock Split.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights(1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders(2)	40,165,114(3)	$0.01	27,021,581(4)(5)
Equity compensation plans not approved by security holders	—	—	—
Total	40,165,114	$0.01	27,021,581
(1)
The weighted average exercise price is calculated based solely on outstanding stock options. It does not take into account the 40,076,140 shares issuable upon vesting of outstanding restricted stock unit awards without any cash consideration payable for those shares.

(2)	Consists of the 2020 EIP and the ESPP.
(3)
Consists of 38,737,025 shares of Common Stock underlying outstanding restricted stock unit awards granted under the 2020 EIP and 1,366,118 shares of Common Stock underlying outstanding stock options and restricted stock unit awards previously granted under the Legacy Canoo 2018 Share Option and Grant Plan, as assumed by the Company on December 21, 2020 in connection with the Business Combination (the “2018 Equity Plan”). No additional awards may be granted under the 2018 Equity Plan.

(4)	Consists of 18,596,828 shares of Common Stock remaining available for issuance under the EIP and 8,424,753 shares of Common Stock remaining available for issuance under the ESPP.
(5)
The number of shares of Common Stock reserved for issuance under the 2020 EIP automatically increases on January 1 of each year, continuing through January 1, 2030, in an amount equal to (i) 5% of the total number of shares of Common Stock outstanding on December 31 of the preceding year, or (ii) a lesser number of shares of Common Stock determined by the Board prior to the date of the increase. The number of shares of Common Stock reserved for issuance under the ESPP automatically increases on January 1 of each year, continuing through January 1, 2030, in an amount equal to the lesser of (i) 1% of the total number of shares of Common Stock outstanding on December 31 of the preceding year, (ii) 8,069,566 shares of Common Stock, or (iii) a lesser number of shares of Common Stock determined by the Board prior to the date of the increase.

Required Vote and Recommendation of Board of Directors
Approval of Proposal 8 requires the affirmative vote of stockholders representing a majority of voting power of the shares present in person or represented by proxy and entitled to vote generally on the subject matter. Abstentions and “broker non-votes,” if any, will have no effect on the outcome of this vote.
THE BOARD RECOMMENDS A VOTE “FOR” PROPOSAL 8

PROPOSAL 9

ESPP AMENDMENT PROPOSAL
We are asking our stockholders to approve an amendment (the “ESPP Amendment”) to the Canoo Inc. 2020 Employee Stock Purchase Plan (as amended, the “ESPP”), which, if approved by our stockholders, will increase the number of shares of our Common Stock available and reserved for issuance under the ESPP by an additional 1,000,000 shares (the “ESPP Amendment Proposal”). Unless otherwise noted, share amounts set forth in this Proposal 9 have been adjusted to reflect the March 2024 Reverse Stock Split.
The ESPP was originally approved by our Board and stockholders on September 18, 2020 and December 18, 2020, respectively. Under the ESPP as originally adopted, we reserved an aggregate number of shares of our Common Stock for issuance equal to 175,425 shares. Prior to the proposed ESPP Amendment, the ESPP share reserve was increased pursuant to the annual evergreen provision set forth in the ESPP by an aggregate amount of 711,817 additional shares of Common Stock. As of October 3, 2024, the aggregate share reserve under the ESPP was equal to 887,242 shares of Common Stock.
Since the adoption of the ESPP, awards covering an aggregate number of 230,982 shares of our Common Stock have been granted. As of October 3, 2024, there were 656,260 shares of Common Stock remaining available for future issuance under the ESPP. The ESPP Amendment, if approved by our stockholders, would increase the number of shares of Common Stock available for issuance pursuant to awards under the ESPP by an additional 1,000,000 shares, to a total of 1,175,425 shares of our Common Stock available for issuance, which new share reserve would continue to be subject to the annual evergreen increases as further described below.
Other than the increase to the share reserve as described above, the ESPP Amendment makes no other material changes to the ESPP. If the ESPP Amendment is approved by our stockholders at the Annual Meeting, the ESPP Amendment will become effective on the date of the Annual Meeting. If the ESPP Amendment is not approved by our stockholders at the Annual Meeting, the ESPP will continue by its terms and the ESPP Amendment will not become effective.
If the ESPP Amendment is approved by our stockholders at the Annual Meeting, we intend to file, pursuant to the Securities Act, a registration statement on Form S-8 to register the additional shares of Common Stock as soon as reasonably practicable thereafter.
The text of the ESPP Amendment is attached hereto as Annex D.
Reasons for the ESPP Amendment
The Board believes that approval of the ESPP Amendment is in the best interests of the Company and our stockholders. The ESPP Amendment will help give the Company the ongoing ability to attract and retain the employee and management talent necessary for the Company’s success by enabling eligible employees to continue to acquire an interest in the Company by purchasing shares of Common Stock through payroll deductions, which helps us further align the interests of participating employees with the interests of our stockholders.
Approval of the ESPP Amendment by stockholders will allow the Company to provide its employees with the opportunity to acquire an ownership interest in the Company through their participation in the ESPP, thereby encouraging them to remain in service and more closely aligning their interests with those of stockholders by providing incentives for such persons to exert maximum efforts for the Company’s success.
Historical Information
The ESPP currently provides that, subject to adjustment in accordance with Section 11(a) of the ESPP, the aggregate number of shares of Common Stock that may be issued pursuant to awards under the ESPP will not exceed 175,425 shares of our Common Stock. In addition, this share reserve is subject to an automatic increase on January 1 of each year during the term of the ESPP equal to the lesser of (a) 1% of the total number of shares of Common Stock outstanding on December 31 of the preceding year, (b) 350,850 shares of Common Stock, or (c) such lesser number of shares of Common Stock as determined by the Board. The ESPP Amendment, if approved by our stockholders, would increase the number of shares of Common Stock available for issuance pursuant to awards under the ESPP by an additional 1,000,000 shares, to a total of 1,175,425 shares of our Common Stock available for issuance as awards.
As of October 3, 2024, there were 656,260 shares of Common Stock remaining available for future issuance as awards under the ESPP. The market price per share of the securities underlying such shares as of October 3, 2024 was $0.9568.

For additional information regarding equity-based awards previously granted under the ESPP, please see Note 15 to our consolidated financial statements filed with our Form 10-K for the fiscal year ended December 31, 2023.
The following table provides certain additional information regarding shares outstanding under the ESPP as of October 3, 2024.

Total Outstanding Common Stock	86,776,374
Total Number of Shares Available for Issuance under the ESPP	656,260

Summary of Material Terms of the ESPP
A summary description of the material features of the ESPP, as amended by the ESPP Amendment, is set forth below. The following summary does not purport to be a complete description of all the provisions of the ESPP and is qualified in its entirety by reference to the ESPP, attached hereto as Annex E, and the ESPP Amendment, attached hereto as Annex D, each of which are incorporated by reference into this Proposal 9.
Purpose. The purpose of the ESPP is to provide a means by which eligible employees of the Company and certain designated companies may be given an opportunity to purchase shares of Common Stock to assist the Company in retaining the services of eligible employees, to secure and retain the services of new employees and to provide incentives for such persons to exert maximum efforts for the Company’s success.
The ESPP includes two components: a 423 Component and a Non-423 Component. The Company intends that the 423 Component will qualify as options issued under an “employee stock purchase plan” as that term is defined in Section 423(b) of the Code. Except as otherwise provided in the ESPP or determined by the Board, the Non-423 Component will operate and be administered in the same manner as the 423 Component.
Eligibility. Certain eligible employees of the Company and certain designated companies are eligible to participate in the ESPP, as further described in Section 5 of the ESPP. As of October 3, 2024, we had approximately 468 employees who were eligible to participate in the 423 Component of the ESPP, and approximately 0 employees who were eligible to participate in the Non-423 Component of the ESPP.
Share Reserve. Initially, the maximum number of shares of Common Stock that may be issued under the ESPP could not exceed 175,425 shares. In addition, the number of shares of Common Stock reserved for issuance under the ESPP automatically increases on January 1st of each year, beginning on January 1, 2021 and continuing through and including January 1, 2030, by the lesser of (1) 1% of the total number of shares of Common Stock outstanding on December 31st of the preceding calendar year, (2) 350,850 shares of Common Stock, or (3) such lesser number of shares of Common Stock as determined by the Board. Notwithstanding the ESPP Amendment, such annual increases have added a total of 711,817 shares of Common Stock the share reserve. Shares subject to purchase rights granted under the ESPP that terminate without having been exercised in full will not reduce the number of shares available for issuance under the ESPP.
The ESPP Amendment, if approved by our stockholders, would increase the number of shares of Common Stock available for issuance pursuant to awards under the ESPP by an additional 1,000,000 shares, to a total of 1,175,425 shares of our Common Stock available for issuance. This new share reserve would continue to be subject to the annual evergreen increases described above. On the October 3, 2024, the closing price per share of our Common Stock on Nasdaq was $0.9568.
Administration. The Board, or a duly authorized committee thereof, will administer the ESPP. On December 3, 2021, the Board delegated administration of the ESPP to the Company’s current and any future Chief Executive Officer, Chief Financial Officer, Chief Human Resources Officer, and General Counsel, and any of their delegates.
Limitations. The Company employees and the employees of any of its designated affiliates are eligible to participate in the ESPP, provided they may have to satisfy one or more of the following service requirements before participating in the ESPP, as determined by the administrator: (1) customary employment with the Company or one of its affiliates for more than 20 hours per week and five or more months per calendar year or (2) continuous employment with the Company or one of its affiliates for a minimum period of time, not to exceed two years, prior to the first date of an offering. In addition, the Board may also exclude from participation in the ESPP or any offering, employees who are “highly compensated employees” (within the meaning of Section 423(b)(4)(D) of the Code) or a subset of such highly compensated employees. An employee may not be granted rights to purchase stock under the ESPP (a) if such employee immediately after the grant would own stock possessing 5% or more of the total combined voting power or value of all classes of Company stock or (b) to the extent that such rights would accrue at a rate that exceeds $25,000 worth of Company stock for each calendar year that the rights remain outstanding.
The ESPP is intended to qualify as an employee stock purchase plan under Section 423 of the Code. The administrator may specify offerings with a duration of not more than 27 months, and may specify one or more shorter purchase periods within each offering. Each offering will have one or more purchase dates on which shares of Common Stock will be purchased for the employees who are participating in the offering. The administrator, in its discretion, will determine the terms of offerings under the ESPP. The administrator has the discretion to structure an offering so that if the fair market value of a share of Common Stock on any purchase date during the offering period is less than or equal to the fair market value of a share of Common Stock on the first day of the offering period, then that offering will terminate immediately, and the participants in such terminated offering will be automatically enrolled in a new offering that begins immediately after such purchase date.
A participant may not transfer purchase rights under the ESPP other than by will, the laws of descent and distribution, or as otherwise provided under the ESPP.
Payroll Deductions. The ESPP permits participants to purchase shares of Common Stock through payroll deductions of up to 15% of their earnings. Unless otherwise determined by the administrator, the purchase price of the shares will be 85% of the lower of the fair market value of Common Stock on the first day of an offering or on the date of purchase. Participants may end their participation at any time during an offering and will be paid their accrued contributions that have not yet been used to purchase shares, without interest. Participation ends automatically upon termination of employment with the Company and its related corporations.
Withdrawal. Participants may withdraw from an offering by delivering a withdrawal form to the Company and terminating their contributions. Such withdrawal may be elected at any time prior to the end of an offering, except as otherwise provided by the Plan Administrator. Upon such withdrawal, The Company will distribute to the employee his or her accumulated but unused contributions without interest, and such employee’s right to participate in that offering will terminate. However, an employee’s withdrawal from an offering does not affect such employee’s eligibility to participate in any other offerings under the ESPP.
Termination of Employment. A participant’s rights under any offering under the ESPP will terminate immediately if the participant either (i) is no longer employed by the Company or any of its parent or subsidiary companies (subject to any post-employment participation period required by law) or (ii) is otherwise no longer eligible to participate. In such event, the Company will distribute to the participant his or her accumulated but unused contributions, without interest.
Corporate Transactions. In the event of certain specified significant corporate transactions, such as a merger or change in control, a successor corporation may assume, continue, or substitute each outstanding purchase right. If the successor corporation does not assume, continue, or substitute for the outstanding purchase rights, the offering in progress will be shortened and a new purchase date will be set. The participants’ purchase rights will be exercised on the new purchase date and such purchase rights will terminate immediately thereafter.
Amendment and Termination. The Board has the authority to amend, suspend, or terminate the ESPP, at any time and for any reason, provided certain types of amendments will require the approval of Company stockholders. Any benefits, privileges, entitlements and obligations under any outstanding Purchase Rights (as defined in the ESPP) granted before an amendment, suspension or termination of the ESPP will not be materially impaired by any such amendment, suspension or termination except (i) with the consent of the person to whom such purchase rights were granted, (ii) as necessary to facilitate compliance with any laws, listing requirements, or governmental regulations, or (iii) as necessary to obtain or maintain favorable tax, listing, or regulatory treatment. The ESPP will remain in effect until terminated by the Board in accordance with the terms of the ESPP.
U.S. Federal Income Tax Consequences
The following is a summary of the principal U.S. federal income tax consequences to participants and the Company with respect to participation in the ESPP. This summary is not intended to be exhaustive and does not discuss the income tax laws of any local, state or foreign jurisdiction in which a participant may reside. The information is based upon current U.S. federal income tax rules and therefore is subject to change when those rules change. Because the tax consequences to any participant may depend on his or her particular situation, each participant should consult the participant’s tax adviser regarding the federal, state, local, and other tax consequences of the grant or exercise of a purchase right or the sale or other disposition of Common Stock acquired under the ESPP. The ESPP is not qualified under the provisions of Section 401(a) of the Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended.
423 Component of the ESPP
Rights granted under the 423 Component of the ESPP are intended to qualify for favorable U.S. federal income tax treatment associated with rights granted under an employee stock purchase plan which qualifies under the provisions of Section 423 of the Code.
A participant will be taxed on amounts withheld for the purchase of shares of Common Stock as if such amounts were actually received. Otherwise, no income will be taxable to a participant as a result of the granting or exercise of a purchase right until a sale or other disposition of the acquired shares. The taxation upon such sale or other disposition will depend upon the holding period of the acquired shares.
If the shares are sold or otherwise disposed of more than two years after the beginning of the offering period and more than one year after the shares are transferred to the participant, then the lesser of the following will be treated as ordinary income: (i) the excess of the fair market value of the shares at the time of such sale or other disposition over the purchase price; or (ii) the excess of the fair market value of the shares as of the beginning of the offering period over the purchase price (determined as of the beginning of the offering period). Any further gain or any loss will be taxed as a long-term capital gain or loss.
If the shares are sold or otherwise disposed of before the expiration of either of the holding periods described above, then the excess of the fair market value of the shares on the purchase date over the purchase price will be treated as ordinary income at the time of such sale or other disposition. The balance of any gain will be treated as capital gain. Even if the shares are later sold or otherwise disposed of for less than their fair market value on the purchase date, the same amount of ordinary income is attributed to the participant, and a capital loss is recognized equal to the difference between the sales price and the fair market value of the shares on such purchase date. Any capital gain or loss will be short-term or long-term, depending on how long the shares have been held.
Non-423 Component
A participant will be taxed on amounts withheld for the purchase of shares of Common Stock as if such amounts were actually received. Under the Non-423 Component, a participant will recognize ordinary income equal to the excess, if any, of the fair market value of the underlying stock on the date of exercise of the purchase right over the purchase price. If the participant is employed by the Company or one of its affiliates, that income will be subject to withholding taxes. The participant’s tax basis in those shares will be equal to their fair market value on the date of exercise of the purchase right, and the participant’s capital gain holding period for those shares will begin on the day after they are transferred to the participant.
There are no U.S. federal income tax consequences to the Company by reason of the grant or exercise of rights under the ESPP. The Company is entitled to a deduction to the extent amounts are taxed as ordinary income to a participant for shares sold or otherwise disposed of before the expiration of the holding periods described above (subject to the requirement of reasonableness, the deduction limits under Section 162(m) of the Code and the satisfaction of tax reporting obligations).
New Plan Benefits
Because the number of shares of Common Stock that may be purchased under the ESPP will depend on each employee’s voluntary election to participate and not withdraw from the ESPP, the amount of payroll deductions elected by each employee, and the fair market value of shares of the Common Stock at future dates, the actual number of shares of Common Stock that may be purchased by any individual (or any group of individuals) is not determinable.

Except for Ms. Sheeran as noted below, none of our other Named Executive Officers were granted equity awards under the ESPP during the last completed fiscal year. The following table reflects the equity awards that were granted to all other eligible employees and directors under the ESPP during the last completed fiscal year:

Name and Position	Number of Shares Subject to Stock Awards Granted (#)	Dollar Value of Stock Awards Granted(1) ($)
Tony Aquila Executive Chair and CEO	—	—
Josette Sheeran Former President, Former Board Member	130	$1,334
Greg Ethridge Chief Financial Officer	—	—
Ken Manget Former Chief Financial Officer	—	—
All Current Executive Officers as a Group	390	$4,564
All Current Directors who are Not Executive Officers as a Group	—	—
All Employees, Including all Current Officers who are not Executive Officers, as a Group	104,375	$1,787,919

(1)	Represents the grant date fair value of the applicable stock awards, computed under FASB ASC Topic 718.
Required Vote and Recommendation of Board of Directors
Approval of Proposal 9 requires the affirmative vote of stockholders representing a majority of voting power of the shares present in person or represented by proxy and entitled to vote generally on the subject matter. Abstentions and “broker non-votes,” if any, will have no effect on the outcome of this vote.
THE BOARD RECOMMENDS A VOTE “FOR” PROPOSAL 9

PROPOSAL 10

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of the Board of Directors has selected Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024, and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Deloitte has audited the Company’s financial statements since January 2021. Representatives of Deloitte are expected to attend the Annual Meeting. They will have an opportunity to make a statement if they so desire.
Neither the Company’s Bylaws nor other governing documents or law require stockholder ratification of the selection of Deloitte as the Company’s independent registered public accounting firm. However, the Audit Committee is submitting the selection of Deloitte to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.
The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on the matter at the Annual Meeting will be required to ratify the selection of Deloitte.
PRINCIPAL ACCOUNTANT FEES AND SERVICES
The following table summarizes the aggregate fees for professional audit services and other services rendered by Deloitte for the years ended December 31, 2023 and 2022.

	2023(4)	2022(5)
Audit Fees(1)	$1,579,572	$1,806,630
Audit-Related Fees(2)	—	—
Tax Fees(3)	—	—
All Other Fees	$1,895	$3,790
Total	$1,581,467	$1,810,420

(1)
Audit fees include fees for services performed to comply with the standards established by the Public Company Accounting Oversight Board, including the audit of our consolidated financial statements. This category also includes fees for audits provided in connection with statutory filings or services that generally only the principal independent auditor reasonably can provide, such as consent and assistance with and review of our SEC filings.

(2)
Audit-related fees include, in general, fees such as assurances and related services (i.e., due diligence services), accounting consultations and audits in connection with acquisitions, internal control reviews, attest services that are not required by statute or regulation, and consultation regarding financial accounting and reporting standards, which are traditionally performed by the independent accountant but are not considered audit fees.

(3)
Tax fees include fees for services performed by professional staff of in the respective accountant’s tax division (except those relating to audit or audit-related services), including fees for tax compliance, planning and advice.

(4)
Represent fees billed by Deloitte for professional services rendered for the review of the financial information included in our Forms 10-Q for the respective periods, the audit of our consolidated financial statements for the year ended December 31, 2023 and other required filings with the SEC through December 31, 2023.

(5)
Represent fees billed by Deloitte for professional services rendered for the review of the financial information included in our Forms 10-Q for the respective periods, the audit of our consolidated financial statements for the year ended December 31, 2022 and other required filings with the SEC through December 31, 2022.

All fees incurred subsequent to our Business Combination in December 2020 were pre-approved by our Audit Committee.
PRE-APPROVAL POLICIES AND PROCEDURES
The charter of the Audit Committee provides that the Committee will approve all audit and non-audit related services that the Company’s independent registered public accounting firm provides to the Company before the engagement begins, unless applicable law and stock exchange listing requirements allow otherwise. The charter also provides that the Committee may establish pre-approval policies and procedures or delegate pre-approval authority to one or more Committee members as permitted by applicable law and stock exchange listing requirements.
THE BOARD RECOMMENDS A VOTE “FOR” PROPOSAL 10

HOUSEHOLDING OF PROXY MATERIALS
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for annual meeting materials with respect to two or more stockholders sharing the same address by delivering a single set of annual meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
This year, a number of brokers with account holders who are Canoo Inc. stockholders will be “householding” the Company’s proxy materials. A single set of annual meeting materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of annual meeting materials, please notify your broker or Canoo Inc. Direct your written request to Canoo Inc., Attn: Corporate Secretary, 15520 Highway 114, Justin, Texas 76247. Stockholders who currently receive multiple copies of the annual meeting materials at their addresses and would like to request “householding” of their communications should contact their brokers.
OTHER MATTERS
The Board knows of no other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

INCORPORATION OF DOCUMENTS BY REFERENCE
We file annual, quarterly and current reports, proxy statements and other information with the SEC. These documents may be accessed through the SEC’s electronic data gathering, analysis and retrieval system, or EDGAR, via electronic means, including the SEC’s home page on the Internet (www.sec.gov).
The SEC allows us to incorporate by reference the information and reports we file with it, which means that we can disclose important information to you by referring you to these documents. The information incorporated by reference is an important part of this Proxy Statement. We are incorporating by reference the documents listed below, which we have already filed with the SEC:
•	our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on April 1, 2024;
•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024 and June 30, 2024, filed with the SEC on May 15, 2024 and August 14, 2024, respectively;
•
our Current Reports on Form 8-K, filed with the SEC on January 2, 2024, January 5, 2024, January 19, 2024, January 31, 2024, February 7, 2024, February 9, 2024, February 29, 2024, March 8, 2024, March 14, 2024, March 15, 2024, April 11, 2024, May 6, 2024, June 13, 2024, July 22, 2024, August 29, 2024, September 9, 2024, September 13, 2024, September 19, 2024 and September 24, 2024; and

•	a description of our capital stock, included as Exhibit 4.4 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 1, 2022.
Upon request, either orally or in writing, we will provide, without charge, to each person, including any beneficial owner, to whom a copy of this Proxy Statement is delivered, a copy of the documents incorporated by reference into this Proxy Statement but not delivered with the Proxy Statement. You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this proxy statement, at no cost by writing us at the following address:
Canoo Inc.
15520 Highway 114
Justin, Texas 76247
Attn: Investor Relations Department
Phone: (424) 271-2144
Those copies will not include exhibits, unless the exhibits have specifically been incorporated by reference in this document or you specifically request them.
You should rely only on the information contained in this Proxy Statement and the information incorporated by reference to vote your shares at the Annual Meeting. We have not authorized anyone to provide you with information that is different from that contained in this Proxy Statement and the information incorporated by reference.

Annex A
CERTIFICATE OF AMENDMENT
TO THE
CERTIFICATE OF INCORPORATION
OF
CANOO INC.

Pursuant to Section 242 of the General Corporation Law of the State of Delaware
Canoo Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify that:
1. Pursuant to Section 242 of the General Corporation Law of the State of Delaware (the “DGCL”), this Certificate of Amendment (this “Certificate of Amendment”) to the Second Amended and Restated Certificate of Incorporation of the Corporation (as heretofore amended, the “Certificate of Incorporation”) amends the provisions of the Certificate of Incorporation.
2. The Board of Directors of the Corporation has duly adopted resolutions approving and declaring the following amendment to the Certificate of Incorporation to be advisable and in the best interests of the Corporation and its stockholders.
3. Part A of Article IV of the Certificate of Incorporation is hereby amended to read in its entirety as follows:
“The Company is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the Company is authorized to issue is [•] shares. [•] shares shall be Common Stock, each having a par value of one-hundredth of one cent ($0.0001). [•] shares shall be Preferred Stock, each having a par value of one-hundredth of one cent ($0.0001).
Upon the effectiveness of the filing of this Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation of the Company, as amended (the “Effective Time”), every [•] shares of Common Stock issued and outstanding or held by the Company in treasury immediately prior to the Effective Time shall, automatically and without any further action on the part of the Company or the holder thereof, be combined into [•] ([•]) validly issued, fully paid and non-assessable share of Common Stock (the “Reverse Stock Split”), subject to the treatment of fractional share interests as described below. No fractional shares shall be issued as a result of the Reverse Stock Split, and, in lieu thereof, the Company’s transfer agent for the registered holders of shares of Common Stock shall aggregate all fractional shares of Common Stock and arrange for them to be sold on behalf of such holders whose shares of Common Stock otherwise would have been combined into a fractional share as a result of the Reverse Stock Split and, after completing the sale, such holders will receive a cash payment from the transfer agent in an amount equal to their respective pro rata share of the total net proceeds of such sale. Any stock certificate that, immediately prior to the Effective Time, represented shares of Common Stock (an “Old Certificate”) shall thereafter, automatically and without the necessity of presenting the same for exchange, represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been combined, subject to the payment of cash in lieu of fractional share interests as provided above.”
4. The foregoing amendment was duly adopted by the Board of Directors of the Corporation and its stockholders in accordance with the provisions of Section 242 of the DGCL and Article VIII of the Certificate of Incorporation.
5. This Certificate of Amendment shall become effective as of [•] [a.m./p.m.], [Eastern time], on [•], 202[•].
IN WITNESS WHEREOF, Canoo Inc. has caused this Certificate of Amendment to be executed by the undersigned duly authorized officer on this [•] day of [•], 202[•].

CANOO INC.

By:

Its:

A-1

Annex B
AMENDMENT
TO THE
CANOO INC. 2020 EQUITY INCENTIVE PLAN
THIS AMENDMENT (this “Amendment”) to the Canoo Inc. 2020 Equity Incentive Plan (the “Plan”) is hereby made as of [•], [•], subject to approval by the shareholders of Canoo Inc., a Delaware corporation (the “Company”), on the date of the Company’s annual shareholder meeting in accordance with the requirements of the laws of the State of Delaware. Any capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Plan.
AMENDMENT
1. Effective Date. This Amendment shall be effective as of the date of approval by the shareholders of the Company (such date, the “Effective Date”). For the avoidance of doubt, if such shareholder approval does not occur during the Company’s annual shareholder meeting, this Amendment shall be null and void ab initio and of no force and effect.
2. Authority to Amend the Plan. Pursuant to Section 7(b) of the Plan, the Board may amend the Plan, subject to approval of the shareholders of the Company, to increase the number of shares of Common Stock available for issuance under the Plan.
3. Amendment to the Plan.
(i) Section 2(a) of the Plan is hereby deleted in its entirety and replaced with the following, effective as of the Effective Date:
“Subject to adjustment in accordance with Section 2(c) and any adjustments as necessary to implement any Capitalization Adjustments, the aggregate number of shares of Common Stock that may be issued pursuant to Awards will not exceed 46,169,502 shares. In addition, subject to any adjustments as necessary to implement any Capitalization Adjustments, such aggregate number of shares of Common Stock will automatically increase on January 1 of each year for a period of ten years commencing on January 1, 2021 and ending on (and including) January 1, 2030, in an amount equal to 5% of the total number of shares of Common Stock outstanding on December 31 of the preceding year; provided, however, that the Board may act prior to January 1st of a given year to provide that the increase for such year will be a lesser number of shares of Common Stock.”
(ii) Section 2(b) of the Plan is hereby deleted in its entirety and replaced with the following, effective as of the Effective Date:
“Notwithstanding anything to the contrary in Section 2(a) and subject to any adjustments as necessary to implement any Capitalization Adjustments, the aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options is 46,169,502 shares.”
4. Effect of the Amendment. Except as expressly amended hereby, the Plan shall remain in full force and effect. Any reference to the Plan contained in any notice, request or other document executed concurrently with or after the Effective Date shall be deemed to include this Amendment, unless the context shall otherwise require.
5. Governing Law. This Amendment shall be construed and interpreted in accordance with the laws of the State of Delaware (without reference to any choice of law rules that would require the applicable of the laws of any other jurisdiction).
6. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this amendment for any other purposes.
* * *
B-1

Annex C
Canoo Inc.
2020 Equity Incentive Plan

Adopted by the Board of Directors: SEPTEMBER 18, 2020
Approved by the Stockholders: DECEMBER 18, 2020
1. General.
(a) Plan Purpose. The Company, by means of the Plan, seeks to secure and retain the services of Employees, Directors and Consultants, to provide incentives for such persons to exert maximum efforts for the success of the Company and any Affiliate and to provide a means by which such persons may be given an opportunity to benefit from increases in value of the Common Stock through the granting of Awards.
(b) Available Awards. The Plan provides for the grant of the following Awards: (i) Incentive Stock Options; (ii) Nonstatutory Stock Options; (iii) SARs; (iv) Restricted Stock Awards; (v) RSU Awards; (vi) Performance Awards; and (vii) Other Awards.
(c) Adoption Date; Effective Date. The Plan will come into existence on the Adoption Date, but no Award may be granted prior to the Effective Date.
2. Shares Subject to the Plan.
(a) Share Reserve. Subject to adjustment in accordance with Section 2(c) and any adjustments as necessary to implement any Capitalization Adjustments, the aggregate number of shares of Common Stock that may be issued pursuant to Awards will not exceed 26,898,554 shares. In addition, subject to any adjustments as necessary to implement any Capitalization Adjustments, such aggregate number of shares of Common Stock will automatically increase on January 1 of each year for a period of ten years commencing on January 1, 2021 and ending on (and including) January 1, 2030, in an amount equal to 5% of the total number of shares of Common Stock outstanding on December 31 of the preceding year; provided, however, that the Board may act prior to January 1st of a given year to provide that the increase for such year will be a lesser number of shares of Common Stock.
(b) Aggregate Incentive Stock Option Limit. Notwithstanding anything to the contrary in Section 2(a) and subject to any adjustments as necessary to implement any Capitalization Adjustments, the aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options is 80,695,662 shares.
(c) Share Reserve Operation.
(i) Limit Applies to Common Stock Issued Pursuant to Awards. For clarity, the Share Reserve is a limit on the number of shares of Common Stock that may be issued pursuant to Awards and does not limit the granting of Awards, except that the Company will keep available at all times the number of shares of Common Stock reasonably required to satisfy its obligations to issue shares pursuant to such Awards. Shares may be issued in connection with a merger or acquisition as permitted by, as applicable, Nasdaq Listing Rule 5635(c), NYSE Listed Company Manual Section 303A.08, NYSE American Company Guide Section 711 or other applicable rule, and such issuance will not reduce the number of shares available for issuance under the Plan.
(ii) Actions that Do Not Constitute Issuance of Common Stock and Do Not Reduce Share Reserve. The following actions do not result in an issuance of shares under the Plan and accordingly do not reduce the number of shares subject to the Share Reserve and available for issuance under the Plan: (1) the expiration or termination of any portion of an Award without the shares covered by such portion of the Award having been issued, (2) the settlement of any portion of an Award in cash (i.e., the Participant receives cash rather than Common Stock), (3) the withholding of shares that would otherwise be issued by the Company to satisfy the exercise, strike or purchase price of an Award; or (4) the withholding of shares that would otherwise be issued by the Company to satisfy a tax withholding obligation in connection with an Award.
(iii) Reversion of Previously Issued Shares of Common Stock to Share Reserve. Shares of Common Stock previously issued pursuant to an Award and accordingly initially deducted from the Share Reserve will be added back to the Share Reserve and again become available for issuance under the Plan if the shares are forfeited back to or repurchased by the Company because of a failure to meet a contingency or condition required for the vesting of such shares.

3. Eligibility and Limitations.
(a) Eligible Award Recipients. Subject to the terms of the Plan, Employees, Directors and Consultants are eligible to receive Awards.
(b) Specific Award Limitations.
(i) Limitations on Incentive Stock Option Recipients. Incentive Stock Options may be granted only to Employees of the Company or a “parent corporation” or “subsidiary corporation” thereof (as such terms are defined in Sections 424(e) and (f) of the Code).
(ii) Incentive Stock Option $100,000 Limitation. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and any Affiliates) exceeds $100,000 (or such other limit established in the Code) or otherwise does not comply with the rules governing Incentive Stock Options, the Options or portions thereof that exceed such limit (according to the order in which they were granted) or otherwise do not comply with such rules will be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of the applicable Option Agreement(s).
(iii) Limitations on Incentive Stock Options Granted to Ten Percent Stockholders. A Ten Percent Stockholder may not be granted an Incentive Stock Option unless (i) the exercise price of such Option is at least 110% of the Fair Market Value on the date of grant of such Option and (ii) the Option is not exercisable after the expiration of five years from the date of grant of such Option.
(iv) Limitations on Nonstatutory Stock Options and SARs. Nonstatutory Stock Options and SARs may not be granted to Employees, Directors and Consultants unless the stock underlying such Awards is treated as “service recipient stock” under Section 409A or unless such Awards otherwise comply with the requirements of Section 409A.
(c) Non-Employee Director Compensation Limit. The aggregate value of all compensation granted or paid, as applicable, to any individual for service as a Non-Employee Director with respect to any calendar year, including Awards granted and cash fees paid by the Company to such Non-Employee Director, will not exceed (i)$1,000,000 in total value or (ii) in the event such Non-Employee Director is first appointed or elected to the Board during such calendar year, $1,250,000 in total value, in each case, calculating the value of any equity awards based on the grant date fair value of such equity awards for financial reporting purposes and excluding distributions from a deferred compensation program.
4. Options and Stock Appreciation Rights.
Each Option and SAR will have such terms and conditions as determined by the Board. Each Option will be designated in writing as an Incentive Stock Option or Nonstatutory Stock Option at the time of grant; provided, however, that if an Option is not so designated or if an Option designated as an Incentive Stock Option fails to qualify as an Incentive Stock Option, then such Option will be a Nonstatutory Stock Option, and the shares purchased upon exercise of each type of Option will be separately accounted for. Each SAR will be denominated in shares of Common Stock equivalents. The terms and conditions of separate Options and SARs need not be identical; provided, however, that each Option Agreement and SAR Agreement will conform (through incorporation of provisions hereof by reference in the Award Agreement or otherwise) to the substance of each of the following provisions:
(a) Term. Subject to Section 3(b) regarding Ten Percent Stockholders, no Option or SAR will be exercisable after the expiration of ten years from the date of grant of such Award or such shorter period specified in the Award Agreement.
(b) Exercise or Strike Price. Subject to Section 3(b) regarding Ten Percent Stockholders, the exercise or strike price of each Option or SAR will not be less than 100% of the Fair Market Value on the date of grant of such Award. Notwithstanding the foregoing, an Option or SAR may be granted with an exercise or strike price lower than 100% of the Fair Market Value on the date of grant of such Award if such Award is granted pursuant to an assumption of or substitution for another option or stock appreciation right pursuant to a Corporate Transaction and in a manner consistent with the provisions of Sections 409A and, if applicable, 424(a) of the Code.
(c) Exercise Procedure and Payment of Exercise Price for Options. In order to exercise an Option, the Participant must provide notice of exercise to the Plan Administrator in accordance with the procedures specified in the Option Agreement or otherwise provided by the Company. The Board has the authority to grant Options that do not permit all of the following methods of payment (or otherwise restrict the ability to use certain methods) and to grant Options that require the consent of the Company (or, in the case of a Participant subject to Section 16 of the Exchange Act, the Board or Committee in accordance with Section 7(c)(i) of this Plan) to utilize a particular method of payment. The exercise price of an Option may be paid, to the extent permitted by Applicable Law and as determined by the Board, by one or more of the following methods of payment to the extent set forth in the Option Agreement:
(i) by cash or check, bank draft or money order payable to the Company;
(ii) pursuant to a “cashless exercise” program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of the Common Stock subject to the Option, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the exercise price to the Company from the sales proceeds;
(iii) by delivery to the Company (either by actual delivery or attestation) of shares of Common Stock that are already owned by the Participant free and clear of any liens, claims, encumbrances or security interests, with a Fair Market Value on the date of exercise that does not exceed the exercise price, provided that (1) at the time of exercise the Common Stock is publicly traded, (2) any remaining balance of the exercise price not satisfied by such delivery is paid by the Participant in cash or other permitted form of payment, (3) such delivery would not violate any Applicable Law or agreement restricting the redemption of the Common Stock, (4) any certificated shares are endorsed or accompanied by an executed assignment separate from certificate, and (5) such shares have been held by the Participant for any minimum period necessary to avoid adverse accounting treatment as a result of such delivery;
(iv) if the Option is a Nonstatutory Stock Option, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value on the date of exercise that does not exceed the exercise price, provided that (1) such shares used to pay the exercise price will not be exercisable thereafter and (2) any remaining balance of the exercise price not satisfied by such net exercise is paid by the Participant in cash or other permitted form of payment; or
(v) in any other form of consideration that may be acceptable to the Board and permissible under Applicable Law.
(d) Exercise Procedure and Payment of Appreciation Distribution for SARs. In order to exercise any SAR, the Participant must provide notice of exercise to the Plan Administrator in accordance with the SAR Agreement. The appreciation distribution payable to a Participant upon the exercise of a SAR will not be greater than an amount equal to the excess of (i) the aggregate Fair Market Value on the date of exercise of a number of shares of Common Stock equal to the number of Common Stock equivalents that are vested and being exercised under such SAR, over (ii) the strike price of such SAR. Such appreciation distribution may be paid to the Participant in the form of Common Stock or cash (or any combination of Common Stock and cash) or in any other form of payment, as determined by the Board and specified in the SAR Agreement.
(e) Transferability. Options and SARs may not be transferred to third party financial institutions for value. The Board may impose such additional limitations on the transferability of an Option or SAR as it determines. In the absence of any such determination by the Board, the following restrictions on the transferability of Options and SARs will apply, provided that except as explicitly provided herein, neither an Option nor a SAR may be transferred for consideration and provided, further, that if an Option is an Incentive Stock Option, such Option may be deemed to be a Nonstatutory Stock Option as a result of such transfer:
(i) Restrictions on Transfer. An Option or SAR will not be transferable, except by will or by the laws of descent and distribution, and will be exercisable during the lifetime of the Participant only by the Participant; provided, however, that the Board may permit transfer of an Option or SAR in a manner that is not prohibited by applicable tax and securities laws upon the Participant’s request, including to a trust if the Participant is considered to be the sole beneficial owner of such trust (as determined under Section 671 of the Code and applicable state law) while such Option or SAR is held in such trust, provided that the Participant and the trustee enter into a transfer and other agreements required by the Company.

(ii) Domestic Relations Orders. Notwithstanding the foregoing, subject to the execution of transfer documentation in a format acceptable to the Company and subject to the approval of the Board or a duly authorized Officer, an Option or SAR may be transferred pursuant to a domestic relations order.
(f) Vesting. The Board may impose such restrictions on or conditions to the vesting and/or exercisability of an Option or SAR as determined by the Board. Except as otherwise provided in the Award Agreement or other written agreement between a Participant and the Company or an Affiliate or as specified otherwise by the Board pursuant to Section 7(b), vesting of Options and SARs will cease upon termination of the Participant’s Continuous Service.
(g) Termination of Continuous Service for Cause. Except as explicitly otherwise provided in the Award Agreement or other written agreement between a Participant and the Company or an Affiliate or as specified otherwise by the Board pursuant to Section 7(b), if a Participant’s Continuous Service is terminated for Cause, the Participant’s Options and SARs will terminate and be forfeited immediately upon such termination of Continuous Service, and the Participant will be prohibited from exercising any portion (including any vested portion) of such Awards on and after the date of such termination of Continuous Service and the Participant will have no further right, title or interest in such forfeited Award, the shares of Common Stock subject to the forfeited Award, or any consideration in respect of the forfeited Award.
(h) Post-Termination Exercise Period Following Termination of Continuous Service for Reasons Other than Cause. Subject to Section 4(i), if a Participant’s Continuous Service terminates for any reason other than for Cause, the Participant may exercise his or her Option or SAR to the extent vested, but only within the following period of time or, if applicable, such other period of time provided in the Award Agreement or other written agreement between a Participant and the Company or an Affiliate; provided, however, that in no event may such Award be exercised after the expiration of its maximum term (as set forth in Section 4(a)):
(i) three months following the date of such termination if such termination is a termination without Cause (other than any termination due to the Participant’s Disability or death);
(ii) 12 months following the date of such termination if such termination is due to the Participant’s Disability;
(iii) 18 months following the date of such termination if such termination is due to the Participant’s death; or
(iv) 18 months following the date of the Participant’s death if such death occurs following the date of such termination but during the period such Award is otherwise exercisable (as provided in (i) or (ii) above).
Following the date of such termination, to the extent the Participant does not exercise such Award within the applicable Post-Termination Exercise Period (or, if earlier, prior to the expiration of the maximum term of such Award), such unexercised portion of the Award will terminate, and the Participant will have no further right, title or interest in terminated Award, the shares of Common Stock subject to the terminated Award, or any consideration in respect of the terminated Award.
(i) Restrictions on Exercise; Extension of Exercisability. A Participant may not exercise an Option or SAR at any time that the issuance of shares of Common Stock upon such exercise would violate Applicable Law. Except as otherwise provided in the Award Agreement or other written agreement between a Participant and the Company or an Affiliate, if a Participant’s Continuous Service terminates for any reason other than for Cause and, at any time during the last thirty days of the applicable Post-Termination Exercise Period: (i) the exercise of the Participant’s Option or SAR would be prohibited solely because the issuance of shares of Common Stock upon such exercise would violate Applicable Law, or (ii) the immediate sale of any shares of Common Stock issued upon such exercise would violate the Company’s Trading Policy, then the applicable Post-Termination Exercise Period will be extended to the last day of the calendar month that commences following the date the Award would otherwise expire, with an additional extension last day of the next calendar month to apply if any of the foregoing restrictions apply at any time during such extended exercise period, generally without limitation as to the maximum permitted number of extensions); provided, however, that in no event may such Award be exercised after the expiration of its maximum term (as set forth in Section 4(a)).
(j) Non-Exempt Employees. No Option or SAR, whether or not vested, granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, will be first exercisable for any shares of Common Stock until at least six months following the date of grant of such Award. Notwithstanding the foregoing, in accordance with the provisions of the Worker Economic Opportunity Act, any vested portion of such

Award may be exercised earlier than six months following the date of grant of such Award in the event of (i) such Participant’s death or Disability, (ii) a Corporate Transaction in which such Award is not assumed, continued or substituted, (iii) a Change in Control, or (iv) such Participant’s retirement (as such term may be defined in the Award Agreement or another applicable agreement or, in the absence of any such definition, in accordance with the Company’s then current employment policies and guidelines). This Section 4(j) is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option or SAR will be exempt from his or her regular rate of pay.
(k) Whole Shares. Options and SARs may be exercised only with respect to whole shares of Common Stock or their equivalents.
5. Awards Other Than Options and Stock Appreciation Rights.
(a) Restricted Stock Awards and RSU Awards. Each Restricted Stock Award and RSU Award will have such terms and conditions as determined by the Board; provided, however, that each Restricted Stock Award Agreement and RSU Award Agreement will conform (through incorporation of the provisions hereof by reference in the Award Agreement or otherwise) to the substance of each of the following provisions:
(i) Form of Award.
(1) Restricted Stock Awards: To the extent consistent with the Company’s Bylaws, at the Board’s election, shares of Common Stock subject to a Restricted Stock Award may be (i) held in book entry form subject to the Company’s instructions until such shares become vested or any other restrictions lapse, or (ii) evidenced by a certificate, which certificate will be held in such form and manner as determined by the Board. Unless otherwise determined by the Board, a Participant will have voting and other rights as a stockholder of the Company with respect to any shares subject to a Restricted Stock Award.
(2) RSU Awards: A RSU Award represents a Participant’s right to be issued on a future date the number of shares of Common Stock (or cash or other form of payment, as determined by the Board and specified in the RSU Award Agreement) that is equal (or in the case of a cash payment or other form of payment, with an equivalent value equal) to the number of restricted stock units subject to the RSU Award. As a holder of a RSU Award, a Participant is an unsecured creditor of the Company with respect to the Company’s unfunded obligation, if any, to issue shares of Common Stock in settlement of such Award and nothing contained in the Plan or any RSU Agreement, and no action taken pursuant to its provisions, will create or be construed to create a trust of any kind or a fiduciary relationship between a Participant and the Company or an Affiliate or any other person. A Participant will not have voting or any other rights as a stockholder of the Company with respect to any RSU Award (unless and until shares are actually issued in settlement of a vested RSU Award).
(ii) Consideration.
(1) Restricted Stock Awards: A Restricted Stock Award may be granted in consideration for (A) cash or check, bank draft or money order payable to the Company, (B) services to the Company or an Affiliate, or (C) any other form of consideration as the Board may determine and permissible under Applicable Law.
(2) RSU Awards: Unless otherwise determined by the Board at the time of grant, a RSU Award will be granted in consideration for the Participant’s services to the Company or an Affiliate, such that the Participant will not be required to make any payment to the Company (other than such services) with respect to the grant or vesting of the RSU Award, or the issuance of any shares of Common Stock pursuant to the RSU Award. If, at the time of grant, the Board determines that any consideration must be paid by the Participant (in a form other than the Participant’s services to the Company or an Affiliate) upon the issuance of any shares of Common Stock in settlement of the RSU Award, such consideration may be paid in any form of consideration as the Board may determine and permissible under Applicable Law.
(iii) Vesting. The Board may impose such restrictions on or conditions to the vesting of a Restricted Stock Award or RSU Award as determined by the Board. Except as otherwise provided in the Award Agreement or other written agreement between a Participant and the Company or an Affiliate, vesting of Restricted Stock Awards and RSU Awards will cease upon termination of the Participant’s Continuous Service.
(iv) Termination of Continuous Service. Except as otherwise provided in the Award Agreement or other written agreement between a Participant and the Company or an Affiliate or as specified otherwise by the Board pursuant to Section 7(b), if a Participant’s Continuous Service terminates for any reason, (i) the Company may receive through a forfeiture condition or a repurchase right any or all of the shares of Common Stock held by the Participant under his or her Restricted Stock Award that have not vested as of the date of such termination as set forth in the Restricted Stock Award Agreement and the Participant will have no further right, title or interest in the Restricted Stock Award, the shares of Common Stock subject to the Restricted Stock Award, or any consideration in respect of the Restricted Stock Award and (ii) any portion of his or her RSU Award that has not vested will be forfeited upon such termination and the Participant will have no further right, title or interest in the RSU Award, the shares of Common Stock issuable pursuant to the RSU Award, or any consideration in respect of the RSU Award.
(v) Dividends and Dividend Equivalents. Dividends or dividend equivalents may be paid or credited, as applicable, with respect to any shares of Common Stock subject to a Restricted Stock Award or RSU Award, as determined by the Board and specified in the Award Agreement.
(vi) Settlement of RSU Awards. A RSU Award may be settled by the issuance of shares of Common Stock or cash (or any combination thereof) or in any other form of payment, as determined by the Board and specified in the RSU Award Agreement. At the time of grant, the Board may determine to impose such restrictions or conditions that delay such delivery to a date following the vesting of the RSU Award.
(b) Performance Awards. With respect to any Performance Award, the length of any Performance Period, the Performance Goals to be achieved during the Performance Period, the other terms and conditions of such Award, and the measure of whether and to what degree such Performance Goals have been attained will be determined by the Board.
(c) Other Awards. Other Awards may be granted either alone or in addition to Awards provided for under Section 4 and the preceding provisions of this Section 5. Subject to the provisions of the Plan, the Board will have sole and complete discretion to determine the persons to whom and the time or times at which such Other Awards will be granted, the number of shares of Common Stock (or the cash equivalent thereof) to be granted pursuant to such Other Awards and all other terms and conditions of such Other Awards.
6. Adjustments upon Changes in Common Stock; Other Corporate Events.
(a) Capitalization Adjustments. In the event of a Capitalization Adjustment, the Board shall appropriately and proportionately adjust: (i) the class(es) and maximum number of shares of Common Stock subject to the Plan, (ii) the class(es) and maximum number of shares that may be issued pursuant to the exercise of Incentive Stock Options pursuant to Section 2(b), and (iii) the class(es) and number of securities and exercise price, strike price or purchase price of Common Stock subject to outstanding Awards. The Board shall make such adjustments, and its determination shall be final, binding and conclusive. Notwithstanding the foregoing, no fractional shares or rights for fractional shares of Common Stock shall be created in order to implement any Capitalization Adjustment. The Board shall determine an equivalent benefit for any fractional shares or fractional shares that might be created by the adjustments referred to in the preceding provisions of this Section.
(b) Dissolution or Liquidation. Except as otherwise provided in the Award Agreement, in the event of a dissolution or liquidation of the Company, all outstanding Awards (other than Awards consisting of vested and outstanding shares of Common Stock not subject to a forfeiture condition or the Company’s right of repurchase) will terminate immediately prior to the completion of such dissolution or liquidation, and the shares of Common Stock subject to the Company’s repurchase rights or subject to a forfeiture condition may be repurchased or reacquired by the Company notwithstanding the fact that the holder of such Award is providing Continuous Service; provided, however, that the Board may determine to cause some or all Awards to become fully vested, exercisable and/or no longer subject to repurchase or forfeiture (to the extent such Awards have not previously expired or terminated) before the dissolution or liquidation is completed but contingent on its completion.

(c) Corporate Transaction. The following provisions will apply to Awards in the event of a Corporate Transaction except as set forth in Section 11, and unless otherwise provided in the instrument evidencing the Award or any other written agreement between the Company or any Affiliate and the Participant or unless otherwise expressly provided by the Board at the time of grant of an Award.
(i) Awards May Be Assumed. In the event of a Corporate Transaction, any surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) may assume or continue any or all Awards outstanding under the Plan or may substitute similar awards for Awards outstanding under the Plan (including but not limited to, awards to acquire the same consideration paid to the stockholders of the Company pursuant to the Corporate Transaction), and any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to Awards may be assigned by the Company to the successor of the Company (or the successor’s parent company, if any), in connection with such Corporate Transaction. A surviving corporation or acquiring corporation (or its parent) may choose to assume or continue only a portion of an Award or substitute a similar award for only a portion of an Award, or may choose to assume or continue the Awards held by some, but not all Participants. The terms of any assumption, continuation or substitution will be set by the Board.
(ii) Awards Held by Current Participants. In the event of a Corporate Transaction in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue such outstanding Awards or substitute similar awards for such outstanding Awards, then with respect to Awards that have not been assumed, continued or substituted and that are held by Participants whose Continuous Service has not terminated prior to the effective time of the Corporate Transaction (referred to as the “Current Participants”), the vesting of such Awards (and, with respect to Options and Stock Appreciation Rights, the time when such Awards may be exercised) will be accelerated in full to a date prior to the effective time of such Corporate Transaction (contingent upon the effectiveness of the Corporate Transaction) as the Board determines (or, if the Board does not determine such a date, to the date that is five days prior to the effective time of the Corporate Transaction), and such Awards will terminate if not exercised (if applicable) at or prior to the effective time of the Corporate Transaction, and any reacquisition or repurchase rights held by the Company with respect to such Awards will lapse (contingent upon the effectiveness of the Corporate Transaction). With respect to the vesting of Performance Awards that will accelerate upon the occurrence of a Corporate Transaction pursuant to this subsection (ii) and that have multiple vesting levels depending on the level of performance, unless otherwise provided in the Award Agreement, the vesting of such Performance Awards will accelerate at 100% of the target level upon the occurrence of the Corporate Transaction in which the Awards are not assumed in accordance with Section 6(c)(i). With respect to the vesting of Awards that will accelerate upon the occurrence of a Corporate Transaction pursuant to this subsection (ii) and are settled in the form of a cash payment, such cash payment will be made no later than 30 days following the occurrence of the Corporate Transaction or such later date as required to comply with Section 409A of the Code.
(iii) Awards Held by Persons other than Current Participants. In the event of a Corporate Transaction in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue such outstanding Awards or substitute similar awards for such outstanding Awards, then with respect to Awards that have not been assumed, continued or substituted and that are held by persons other than Current Participants, such Awards will terminate if not exercised (if applicable) prior to the occurrence of the Corporate Transaction; provided, however, that any reacquisition or repurchase rights held by the Company with respect to such Awards will not terminate and may continue to be exercised notwithstanding the Corporate Transaction.
(iv) Payment for Awards in Lieu of Exercise. Notwithstanding the foregoing, in the event an Award will terminate if not exercised prior to the effective time of a Corporate Transaction, the Board may provide, in its sole discretion, that the holder of such Award may not exercise such Award but will receive a payment, in such form as may be determined by the Board, equal in value, at the effective time, to the excess, if any, of (1) the value of the property the Participant would have received upon the exercise of the Award (including, at the discretion of the Board, any unvested portion of such Award), over (2) any exercise price payable by such holder in connection with such exercise.
(d) Appointment of Stockholder Representative. As a condition to the receipt of an Award under this Plan, a Participant will be deemed to have agreed that the Award will be subject to the terms of any agreement governing a Corporate Transaction involving the Company, including, without limitation, a provision for the appointment of a stockholder representative that is authorized to act on the Participant’s behalf with respect to any escrow, indemnities and any contingent consideration.

(e) No Restriction on Right to Undertake Transactions. The grant of any Award under the Plan and the issuance of shares pursuant to any Award does not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, rights or options to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.
7. Administration.
(a) Administration by Board. The Board will administer the Plan unless and until the Board delegates administration of the Plan to a Committee or Committees, as provided in subsection (c) below.
(b) Powers of Board. The Board will have the power, subject to, and within the limitations of, the express provisions of the Plan:
(i) To determine from time to time: (1) which of the persons eligible under the Plan will be granted Awards; (2) when and how each Award will be granted; (3) what type or combination of types of Award will be granted; (4) the provisions of each Award granted (which need not be identical), including the time or times when a person will be permitted to receive an issuance of Common Stock or other payment pursuant to an Award; (5) the number of shares of Common Stock or cash equivalent with respect to which an Award will be granted to each such person; (6) the Fair Market Value applicable to an Award; and (7) the terms of any Performance Award that is not valued in whole or in part by reference to, or otherwise based on, the Common Stock, including the amount of cash payment or other property that may be earned and the timing of payment.
(ii) To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Award Agreement, in a manner and to the extent it deems necessary or expedient to make the Plan or Award fully effective.
(iii) To settle all controversies regarding the Plan and Awards granted under it.
(iv) To accelerate the time at which an Award may first be exercised or the time during which an Award or any part thereof will vest, notwithstanding the provisions in the Award Agreement stating the time at which it may first be exercised or the time during which it will vest.
(v) To prohibit the exercise of any Option, SAR or other exercisable Award during a period of up to 30 days prior to the consummation of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of Common Stock or the share price of the Common Stock including any Corporate Transaction, for reasons of administrative convenience.
(vi) To suspend or terminate the Plan at any time. Suspension or termination of the Plan will not Materially Impair rights and obligations under any Award granted while the Plan is in effect except with the written consent of the affected Participant.
(vii) To amend the Plan in any respect the Board deems necessary or advisable; provided, however, that stockholder approval will be required for any amendment to the extent required by Applicable Law. Except as provided above, rights under any Award granted before amendment of the Plan will not be Materially Impaired by any amendment of the Plan unless (1) the Company requests the consent of the affected Participant, and (2) such Participant consents in writing.
(viii) To submit any amendment to the Plan for stockholder approval.
(ix) To approve forms of Award Agreements for use under the Plan and to amend the terms of any one or more Awards, including, but not limited to, amendments to provide terms more favorable to the Participant than previously provided in the Award Agreement, subject to any specified limits in the Plan that are not subject to Board discretion; provided however, that, a Participant’s rights under any Award will not be Materially Impaired by any such amendment unless (1) the Company requests the consent of the affected Participant, and (2) such Participant consents in writing.

(x) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan or Awards.
(xi) To adopt such procedures and sub-plans as are necessary or appropriate to permit and facilitate participation in the Plan by, or take advantage of specific tax treatment for Awards granted to, Employees, Directors or Consultants who are foreign nationals or employed outside the United States (provided that Board approval will not be necessary for immaterial modifications to the Plan or any Award Agreement to ensure or facilitate compliance with the laws of the relevant foreign jurisdiction).
(xii) To effect, at any time and from time to time and without approval of the Company’s stockholders, subject to the consent of any Participant whose Award is Materially Impaired by such action, (1) the reduction of the exercise price (or strike price) of any outstanding Option or SAR; (2) the cancellation of any outstanding Option or SAR and the grant in substitution therefor of (A) a new Option, SAR, Restricted Stock Award, RSU Award or Other Award, under the Plan or another equity plan of the Company, covering the same or a different number of shares of Common Stock, (B) cash and/or (C) other valuable consideration (as determined by the Board); or (3) any other action that is treated as a repricing under generally accepted accounting principles.
(c) Delegation to Committee.
(i) General. The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration of the Plan is delegated to a Committee, the Committee will have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to another Committee or a subcommittee of the Committee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board will thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. Each Committee may retain the authority to concurrently administer the Plan with Committee or subcommittee to which it has delegated its authority hereunder and may, at any time, revest in such Committee some or all of the powers previously delegated. The Board may retain the authority to concurrently administer the Plan with any Committee and may, at any time, revest in the Board some or all of the powers previously delegated.
(ii) Rule 16b-3 Compliance. To the extent an Award is intended to qualify for the exemption from Section 16(b) of the Exchange Act that is available under Rule 16b-3 of the Exchange Act, the Award will be granted by the Board or a Committee that consists solely of two or more Non-Employee Directors, as determined under Rule 16b-3(b)(3) of the Exchange Act and thereafter any action establishing or modifying the terms of the Award will be approved by the Board or a Committee meeting such requirements to the extent necessary for such exemption to remain available.
(d) Effect of Board’s Decision. All determinations, interpretations and constructions made by the Board or any Committee in good faith will not be subject to review by any person and will be final, binding and conclusive on all persons.
(e) Delegation to an Officer. The Board or any Committee may delegate to one or more Officers the authority to do one or both of the following (i) designate Employees who are not Officers to be recipients of Options and SARs (and, to the extent permitted by Applicable Law, other types of Awards) and, to the extent permitted by Applicable Law, the terms thereof, and (ii) determine the number of shares of Common Stock to be subject to such Awards granted to such Employees; provided, however, that the resolutions or charter adopted by the Board or any Committee evidencing such delegation will specify the total number of shares of Common Stock that may be subject to the Awards granted by such Officer and that such Officer may not grant an Award to himself or herself. Any such Awards will be granted on the applicable form of Award Agreement most recently approved for use by the Board or the Committee, unless otherwise provided in the resolutions approving the delegation authority. Notwithstanding anything to the contrary herein, neither the Board nor any Committee may delegate to an Officer who is acting solely in the capacity of an Officer (and not also as a Director) the authority to determine the Fair Market Value.
8. Tax Withholding
(a) Withholding Authorization. As a condition to acceptance of any Award under the Plan, a Participant authorizes withholding from payroll and any other amounts payable to such Participant, and otherwise agree to make adequate provision for (including), any sums required to satisfy any U.S. federal, state, local and/or foreign tax or social insurance contribution withholding obligations of the Company or an Affiliate, if any, which arise in connection with the exercise, vesting or settlement of such Award, as applicable. Accordingly, a Participant may not be able to exercise an Award even though the Award is vested, and the Company shall have no obligation to issue shares of Common Stock subject to an Award, unless and until such obligations are satisfied.
(b) Satisfaction of Withholding Obligation. To the extent permitted by the terms of an Award Agreement, the Company may, in its sole discretion, satisfy any U.S. federal, state, local and/or foreign tax or social insurance withholding obligation relating to an Award by any of the following means or by a combination of such means: (i) causing the Participant to tender a cash payment; (ii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the Participant in connection with the Award; (iii) withholding cash from an Award settled in cash; (iv) withholding payment from any amounts otherwise payable to the Participant; (v) by allowing a Participant to effectuate a “cashless exercise” pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board, or (vi) by such other method as may be set forth in the Award Agreement.
(c) No Obligation to Notify or Minimize Taxes; No Liability to Claims. Except as required by Applicable Law the Company has no duty or obligation to any Participant to advise such holder as to the time or manner of exercising such Award. Furthermore, the Company has no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of an Award or a possible period in which the Award may not be exercised. The Company has no duty or obligation to minimize the tax consequences of an Award to the holder of such Award and will not be liable to any holder of an Award for any adverse tax consequences to such holder in connection with an Award. As a condition to accepting an Award under the Plan, each Participant (i) agrees to not make any claim against the Company, or any of its Officers, Directors, Employees or Affiliates related to tax liabilities arising from such Award or other Company compensation and (ii) acknowledges that such Participant was advised to consult with his or her own personal tax, financial and other legal advisors regarding the tax consequences of the Award and has either done so or knowingly and voluntarily declined to do so. Additionally, each Participant acknowledges any Option or SAR granted under the Plan is exempt from Section 409A only if the exercise or strike price is at least equal to the “fair market value” of the Common Stock on the date of grant as determined by the Internal Revenue Service and there is no other impermissible deferral of compensation associated with the Award. Additionally, as a condition to accepting an Option or SAR granted under the Plan, each Participant agrees not make any claim against the Company, or any of its Officers, Directors, Employees or Affiliates in the event that the Internal Revenue Service asserts that such exercise price or strike price is less than the “fair market value” of the Common Stock on the date of grant as subsequently determined by the Internal Revenue Service.
(d) Withholding Indemnification. As a condition to accepting an Award under the Plan, in the event that the amount of the Company’s and/or its Affiliate’s withholding obligation in connection with such Award was greater than the amount actually withheld by the Company and/or its Affiliates, each Participant agrees to indemnify and hold the Company and/or its Affiliates harmless from any failure by the Company and/or its Affiliates to withhold the proper amount.
9. Miscellaneous.
(a) Source of Shares. The stock issuable under the Plan will be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market or otherwise.
(b) Use of Proceeds from Sales of Common Stock. Proceeds from the sale of shares of Common Stock pursuant to Awards will constitute general funds of the Company.
(c) Corporate Action Constituting Grant of Awards. Corporate action constituting a grant by the Company of an Award to any Participant will be deemed completed as of the date of such corporate action, unless otherwise determined by the Board, regardless of when the instrument, certificate, or letter evidencing the Award is communicated to, or actually received or accepted by, the Participant. In the event that the corporate records (e.g., Board consents, resolutions or minutes) documenting the corporate action approving the grant contain terms (e.g., exercise price, vesting schedule or number of shares) that are inconsistent with those in the Award Agreement or related grant documents as a result of a clerical error in the Award Agreement or related grant documents, the corporate records will control and the Participant will have no legally binding right to the incorrect term in the Award Agreement or related grant documents.
(d) Stockholder Rights. No Participant will be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Award unless and until (i) such Participant has satisfied all requirements for exercise of the Award pursuant to its terms, if applicable, and (ii) the issuance of the Common Stock subject to such Award is reflected in the records of the Company.
(e) No Employment or Other Service Rights. Nothing in the Plan, any Award Agreement or any other instrument executed thereunder or in connection with any Award granted pursuant thereto will confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or affect the right of the Company or an Affiliate to terminate at will and without regard to any future vesting opportunity that a Participant may have with respect to any Award (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate, or (iii) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state or foreign jurisdiction in which the Company or the Affiliate is incorporated, as the case may be. Further, nothing in the Plan, any Award Agreement or any other instrument executed thereunder or in connection with any Award will constitute any promise or commitment by the Company or an Affiliate regarding the fact or nature of future positions, future work assignments, future compensation or any other term or condition of employment or service or confer any right or benefit under the Award or the Plan unless such right or benefit has specifically accrued under the terms of the Award Agreement and/or Plan.
(f) Change in Time Commitment. In the event a Participant’s regular level of time commitment in the performance of his or her services for the Company and any Affiliates is reduced (for example, and without limitation, if the Participant is an Employee of the Company and the Employee has a change in status from a full-time Employee to a part-time Employee or takes an extended leave of absence) after the date of grant of any Award to the Participant, the Board may determine, to the extent permitted by Applicable Law, to (i) make a corresponding reduction in the number of shares or cash amount subject to any portion of such Award that is scheduled to vest or become payable after the date of such change in time commitment, and (ii) in lieu of or in combination with such a reduction, extend the vesting or payment schedule applicable to such Award. In the event of any such reduction, the Participant will have no right with respect to any portion of the Award that is so reduced or extended.
(g) Execution of Additional Documents. As a condition to accepting an Award under the Plan, the Participant agrees to execute any additional documents or instruments necessary or desirable, as determined in the Plan Administrator’s sole discretion, to carry out the purposes or intent of the Award, or facilitate compliance with securities and/or other regulatory requirements, in each case at the Plan Administrator’s request.
(h) Electronic Delivery and Participation. Any reference herein or in an Award Agreement to a “written” agreement or document will include any agreement or document delivered electronically, filed publicly at www.sec.gov (or any successor website thereto) or posted on the Company’s intranet (or other shared electronic medium controlled by the Company to which the Participant has access). By accepting any Award the Participant consents to receive documents by electronic delivery and to participate in the Plan through any on-line electronic system established and maintained by the Plan Administrator or another third party selected by the Plan Administrator. The form of delivery of any Common Stock (e.g., a stock certificate or electronic entry evidencing such shares) shall be determined by the Company.
(i) Clawback/Recovery. All Awards granted under the Plan will be subject to recoupment in accordance with any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other Applicable Law and any clawback policy that the Company otherwise adopts, to the extent applicable and permissible under Applicable Law. In addition, the Board may impose such other clawback, recovery or recoupment provisions in an Award Agreement as the Board determines necessary or appropriate, including but not limited to a reacquisition right in respect of previously acquired shares of Common Stock or other cash or property upon the occurrence of Cause. No recovery of compensation under such a clawback policy will be an event giving rise to a Participant’s right to voluntary terminate employment upon a “resignation for good reason,” or for a “constructive termination” or any similar term under any plan of or agreement with the Company.
(j) Securities Law Compliance. A Participant will not be issued any shares in respect of an Award unless either (i) the shares are registered under the Securities Act; or (ii) the Company has determined that such issuance would be exempt from the registration requirements of the Securities Act. Each Award also must comply with other Applicable Law governing the Award, and a Participant will not receive such shares if the Company determines that such receipt would not be in material compliance with Applicable Law.
(k) Transfer or Assignment of Awards; Issued Shares. Except as expressly provided in the Plan or the form of Award Agreement, Awards granted under the Plan may not be transferred or assigned by the Participant. After the vested shares subject to an Award have been issued, or in the case of Restricted Stock and similar awards, after the issued shares have vested, the holder of such shares is free to assign, hypothecate, donate, encumber or otherwise dispose of any interest in such shares provided that any such actions are in compliance with the provisions herein, the terms of the Trading Policy and Applicable Law.
(l) Effect on Other Employee Benefit Plans. The value of any Award granted under the Plan, as determined upon grant, vesting or settlement, shall not be included as compensation, earnings, salaries, or other similar terms used when calculating any Participant’s benefits under any employee benefit plan sponsored by the Company or any Affiliate, except as such plan otherwise expressly provides. The Company expressly reserves its rights to amend, modify, or terminate any of the Company’s or any Affiliate’s employee benefit plans.
(m) Deferrals. To the extent permitted by Applicable Law, the Board, in its sole discretion, may determine that the delivery of Common Stock or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Award may be deferred and may also establish programs and procedures for deferral elections to be made by Participants. Deferrals will be made in accordance with the requirements of Section 409A.
(n) Section 409A. Unless otherwise expressly provided for in an Award Agreement, the Plan and Award Agreements will be interpreted to the greatest extent possible in a manner that makes the Plan and the Awards granted hereunder exempt from Section 409A, and, to the extent not so exempt, in compliance with the requirements of Section 409A. If the Board determines that any Award granted hereunder is not exempt from and is therefore subject to Section 409A, the Award Agreement evidencing such Award will incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code, and to the extent an Award Agreement is silent on terms necessary for compliance, such terms are hereby incorporated by reference into the Award Agreement. Notwithstanding anything to the contrary in this Plan (and unless the Award Agreement specifically provides otherwise), if the shares of Common Stock are publicly traded, and if a Participant holding an Award that constitutes “deferred compensation” under Section 409A is a “specified employee” for purposes of Section 409A, no distribution or payment of any amount that is due because of a “separation from service” (as defined in Section 409A without regard to alternative definitions thereunder) will be issued or paid before the date that is six months and one day following the date of such Participant’s “separation from service” or, if earlier, the date of the Participant’s death, unless such distribution or payment can be made in a manner that complies with Section 409A, and any amounts so deferred will be paid in a lump sum, without interest, on the day after such six month period elapses, with the balance paid thereafter on the original schedule.
(o) Choice of Law. This Plan and any controversy arising out of or relating to this Plan shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without regard to conflict of law principles that would result in any application of any law other than the law of the State of Delaware.
10. Covenants of the Company.
(a) Compliance with Law. The Company will seek to obtain from each regulatory commission or agency, as may be deemed to be necessary, having jurisdiction over the Plan such authority as may be required to grant Awards and to issue and sell shares of Common Stock upon exercise or vesting of the Awards; provided, however, that this undertaking will not require the Company to register under the Securities Act the Plan, any Award or any Common Stock issued or issuable pursuant to any such Award. If, after reasonable efforts and at a reasonable cost, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary or advisable for the lawful issuance and sale of Common Stock under the Plan, the Company will be relieved from any liability for failure to issue and sell Common Stock upon exercise or vesting of such Awards unless and until such authority is obtained. A Participant is not eligible for the grant of an Award or the subsequent issuance of Common Stock pursuant to the Award if such grant or issuance would be in violation of any Applicable Law.

11. Additional Rules for Awards Subject to Section 409A.
(a) Application. Unless the provisions of this Section of the Plan are expressly superseded by the provisions in the form of Award Agreement, the provisions of this Section shall apply and shall supersede anything to the contrary set forth in the Award Agreement for a Non-Exempt Award.
(b) Non-Exempt Awards Subject to Non-Exempt Severance Arrangements. To the extent a Non-Exempt Award is subject to Section 409A due to application of a Non-Exempt Severance Arrangement, the following provisions of this subsection (b) apply.
(i) If the Non-Exempt Award vests in the ordinary course during the Participant’s Continuous Service in accordance with the vesting schedule set forth in the Award Agreement, and does not accelerate vesting under the terms of a Non-Exempt Severance Arrangement, in no event will the shares be issued in respect of such Non-Exempt Award any later than the later of: (i) December 31st of the calendar year that includes the applicable vesting date, or (ii) the 60th day that follows the applicable vesting date.
(ii) If vesting of the Non-Exempt Award accelerates under the terms of a Non-Exempt Severance Arrangement in connection with the Participant’s Separation from Service, and such vesting acceleration provisions were in effect as of the date of grant of the Non-Exempt Award and, therefore, are part of the terms of such Non-Exempt Award as of the date of grant, then the shares will be earlier issued in settlement of such Non-Exempt Award upon the Participant’s Separation from Service in accordance with the terms of the Non-Exempt Severance Arrangement, but in no event later than the 60th day that follows the date of the Participant’s Separation from Service. However, if at the time the shares would otherwise be issued the Participant is subject to the distribution limitations contained in Section 409A applicable to “specified employees,” as defined in Section 409A(a)(2)(B)(i) of the Code, such shares shall not be issued before the date that is six months following the date of such Participant’s Separation from Service, or, if earlier, the date of the Participant’s death that occurs within such six month period.
(iii) If vesting of a Non-Exempt Award accelerates under the terms of a Non-Exempt Severance Arrangement in connection with a Participant’s Separation from Service, and such vesting acceleration provisions were not in effect as of the date of grant of the Non-Exempt Award and, therefore, are not a part of the terms of such Non-Exempt Award on the date of grant, then such acceleration of vesting of the Non-Exempt Award shall not accelerate the issuance date of the shares, but the shares shall instead be issued on the same schedule as set forth in the Grant Notice as if they had vested in the ordinary course during the Participant’s Continuous Service, notwithstanding the vesting acceleration of the Non-Exempt Award to the extent required to comply with Section 409A. Such issuance schedule is intended to satisfy the requirements of payment on a specified date or pursuant to a fixed schedule, as provided under Treasury Regulations Section 1.409A-3(a)(4).
(c) Treatment of Non-Exempt Awards Upon a Corporate Transaction for Employees and Consultants. The provisions of this subsection (c) shall apply and shall supersede anything to the contrary set forth in the Plan with respect to the permitted treatment of any Non-Exempt Award in connection with a Corporate Transaction if the Participant was either an Employee or Consultant upon the applicable date of grant of the Non-Exempt Award.
(i) Vested Non-Exempt Awards. The following provisions shall apply to any Vested Non-Exempt Award in connection with a Corporate Transaction:
(1) If the Corporate Transaction is also a Section 409A Change in Control then the Acquiring Entity may not assume, continue or substitute the Vested Non-Exempt Award. Upon the Section 409A Change in Control the settlement of the Vested Non-Exempt Award will automatically be accelerated and the shares will be immediately issued in respect of the Vested Non-Exempt Award. Alternatively, the Company may instead provide that the Participant will receive a cash settlement equal to the Fair Market Value of the shares that would otherwise be issued to the Participant upon the Section 409A Change in Control.
(2) If the Corporate Transaction is not also a Section 409A Change in Control, then the Acquiring Entity must either assume, continue or substitute each Vested Non-Exempt Award. The shares to be issued in respect of the Vested Non-Exempt Award shall be issued to the Participant by the Acquiring Entity on the same schedule that the shares would have been issued to the Participant if the Corporate Transaction had not occurred. In the Acquiring Entity’s discretion, in lieu of an issuance of shares, the Acquiring Entity may instead substitute a cash payment on each applicable issuance date, equal to the Fair Market Value of the shares that would otherwise be issued to the Participant on such issuance dates, with the determination of the Fair Market Value of the shares made on the date of the Corporate Transaction.
(ii) Unvested Non-Exempt Awards. The following provisions shall apply to any Unvested Non-Exempt Award unless otherwise determined by the Board pursuant to subsection (e) of this Section.
(1) In the event of a Corporate Transaction, the Acquiring Entity shall assume, continue or substitute any Unvested Non-Exempt Award. Unless otherwise determined by the Board, any Unvested Non-Exempt Award will remain subject to the same vesting and forfeiture restrictions that were applicable to the Award prior to the Corporate Transaction. The shares to be issued in respect of any Unvested Non-Exempt Award shall be issued to the Participant by the Acquiring Entity on the same schedule that the shares would have been issued to the Participant if the Corporate Transaction had not occurred. In the Acquiring Entity’s discretion, in lieu of an issuance of shares, the Acquiring Entity may instead substitute a cash payment on each applicable issuance date, equal to the Fair Market Value of the shares that would otherwise be issued to the Participant on such issuance dates, with the determination of Fair Market Value of the shares made on the date of the Corporate Transaction.
(2) If the Acquiring Entity will not assume, substitute or continue any Unvested Non-Exempt Award in connection with a Corporate Transaction, then such Award shall automatically terminate and be forfeited upon the Corporate Transaction with no consideration payable to any Participant in respect of such forfeited Unvested Non-Exempt Award. Notwithstanding the foregoing, to the extent permitted and in compliance with the requirements of Section 409A, the Board may in its discretion determine to elect to accelerate the vesting and settlement of the Unvested Non-Exempt Award upon the Corporate Transaction, or instead substitute a cash payment equal to the Fair Market Value of such shares that would otherwise be issued to the Participant, as further provided in subsection (e)(ii) below. In the absence of such discretionary election by the Board, any Unvested Non-Exempt Award shall be forfeited without payment of any consideration to the affected Participants if the Acquiring Entity will not assume, substitute or continue the Unvested Non-Exempt Awards in connection with the Corporate Transaction.
(3) The foregoing treatment shall apply with respect to all Unvested Non-Exempt Awards upon any Corporate Transaction, and regardless of whether or not such Corporate Transaction is also a Section 409A Change in Control.
(d) Treatment of Non-Exempt Awards Upon a Corporate Transaction for Non-Employee Directors. The following provisions of this subsection (d) shall apply and shall supersede anything to the contrary that may be set forth in the Plan with respect to the permitted treatment of a Non-Exempt Director Award in connection with a Corporate Transaction.
(i) If the Corporate Transaction is also a Section 409A Change in Control then the Acquiring Entity may not assume, continue or substitute the Non-Exempt Director Award. Upon the Section 409A Change in Control the vesting and settlement of any Non-Exempt Director Award will automatically be accelerated and the shares will be immediately issued to the Participant in respect of the Non-Exempt Director Award. Alternatively, the Company may provide that the Participant will instead receive a cash settlement equal to the Fair Market Value of the shares that would otherwise be issued to the Participant upon the Section 409A Change in Control pursuant to the preceding provision.
(ii) If the Corporate Transaction is not also a Section 409A Change in Control, then the Acquiring Entity must either assume, continue or substitute the Non-Exempt Director Award. Unless otherwise determined by the Board, the Non-Exempt Director Award will remain subject to the same vesting and forfeiture restrictions that were applicable to the Award prior to the Corporate Transaction. The shares to be issued in respect of the Non-Exempt Director Award shall be issued to the Participant by the Acquiring Entity on the same schedule that the shares would have been issued to the Participant if the Corporate Transaction had not occurred. In the Acquiring Entity’s discretion, in lieu of an issuance of shares, the Acquiring Entity may instead substitute a cash payment on each applicable issuance date, equal to the Fair Market Value of the shares that would otherwise be issued to the Participant on such issuance dates, with the determination of Fair Market Value made on the date of the Corporate Transaction.

(e) If the RSU Award is a Non-Exempt Award, then the provisions in this Section 11(e) shall apply and supersede anything to the contrary that may be set forth in the Plan or the Award Agreement with respect to the permitted treatment of such Non-Exempt Award:
(i) Any exercise by the Board of discretion to accelerate the vesting of a Non-Exempt Award shall not result in any acceleration of the scheduled issuance dates for the shares in respect of the Non-Exempt Award unless earlier issuance of the shares upon the applicable vesting dates would be in compliance with the requirements of Section 409A.
(ii) The Company explicitly reserves the right to earlier settle any Non-Exempt Award to the extent permitted and in compliance with the requirements of Section 409A, including pursuant to any of the exemptions available in Treasury Regulations Section 1.409A-3(j)(4)(ix).
(iii) To the extent the terms of any Non-Exempt Award provide that it will be settled upon a Change in Control or Corporate Transaction, to the extent it is required for compliance with the requirements of Section 409A, the Change in Control or Corporate Transaction event triggering settlement must also constitute a Section 409A Change in Control. To the extent the terms of a Non-Exempt Award provides that it will be settled upon a termination of employment or termination of Continuous Service, to the extent it is required for compliance with the requirements of Section 409A, the termination event triggering settlement must also constitute a Separation From Service. However, if at the time the shares would otherwise be issued to a Participant in connection with a “separation from service” such Participant is subject to the distribution limitations contained in Section 409A applicable to “specified employees,” as defined in Section 409A(a)(2)(B)(i) of the Code, such shares shall not be issued before the date that is six months following the date of the Participant’s Separation From Service, or, if earlier, the date of the Participant’s death that occurs within such six month period.
(iv) The provisions in this subsection (e) for delivery of the shares in respect of the settlement of a RSU Award that is a Non-Exempt Award are intended to comply with the requirements of Section 409A so that the delivery of the shares to the Participant in respect of such Non-Exempt Award will not trigger the additional tax imposed under Section 409A, and any ambiguities herein will be so interpreted.
12. Severability.
If all or any part of the Plan or any Award Agreement is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any portion of the Plan or such Award Agreement not declared to be unlawful or invalid. Any Section of the Plan or any Award Agreement (or part of such a Section) so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.
13. Termination of the Plan.
The Board may suspend or terminate the Plan at any time, provided that the suspension or termination of the Plan will not Materially Impair rights and obligations under any Award granted while the Plan is in effect except with the written consent of the affected Participant. No Incentive Stock Options may be granted after the tenth anniversary of the earlier of: (i) the Adoption Date, or (ii) the date the Plan is approved by the Company’s stockholders. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.
14. Definitions.
As used in the Plan, the following definitions apply to the capitalized terms indicated below:
(a) “Acquiring Entity” means the surviving or acquiring corporation (or its parent company) in connection with a Corporate Transaction.
(b) “Adoption Date” means the date the Plan is first approved by the Board or Compensation Committee.
(c) “Affiliate” means, at the time of determination, any “parent” or “subsidiary” of the Company as such terms are defined in Rule 405 promulgated under the Securities Act. The Board may determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.
(d) “Applicable Law” means any applicable securities, federal, state, foreign, material local or municipal or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, listing rule, regulation, judicial decision, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body (including under the authority of any applicable self-regulating organization such as the Nasdaq Stock Market, New York Stock Exchange, or the Financial Industry Regulatory Authority).
(e) “Award” means any right to receive Common Stock, cash or other property granted under the Plan (including an Incentive Stock Option, a Nonstatutory Stock Option, a Restricted Stock Award, a RSU Award, a SAR, a Performance Award or any Other Award).
(f) “Award Agreement” means a written or electronic agreement between the Company and a Participant evidencing the terms and conditions of an Award. The Award Agreement generally consists of the Grant Notice and the agreement containing the written summary of the general terms and conditions applicable to the Award and which is provided, including through electronic means, to a Participant along with the Grant Notice.
(g) “Board” means the Board of Directors of the Company (or its designee). Any decision or determination made by the Board shall be a decision or determination that is made in the sole discretion of the Board (or its designee), and such decision or determination shall be final and binding on all Participants.
(h) “Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Award after the date the Plan is adopted by the Board without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, reverse stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or any similar equity restructuring transaction, as that term is used in Statement of Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto). Notwithstanding the foregoing, the conversion of any convertible securities of the Company will not be treated as a Capitalization Adjustment.
(i) “Cause” has the meaning ascribed to such term in any written agreement between a Participant and the Company defining such term and, in the absence of such agreement, such term means, with respect to a Participant, the occurrence of any of the following events: (i) the Participant’s dishonest statements or acts with respect to the Company or any Affiliate of the Company, or any current or prospective customers, suppliers, vendors or other third parties with which such entity does business; (ii) the Participant’s commission of (A) a felony or (B) any misdemeanor involving moral turpitude, deceit, dishonesty or fraud; (iii) the Participant’s failure to perform the Participant’s assigned duties and responsibilities to the reasonable satisfaction of the Company which failure continues, in the reasonable judgment of the Company, after written notice given to the Participant by the Company; (iv) the Participant’s gross negligence, willful misconduct or insubordination with respect to the Company or any affiliate of the Company; or (v) the Participant’s material violation of any provision of any agreement(s) between the Participant and the Company relating to noncompetition, nonsolicitation, nondisclosure and/or assignment of inventions, provided that such material violation of a nondisclosure obligation does not constitute a protected communication by the Participant with the Securities and Exchange Commission. The determination that a termination of the Participant’s Continuous Service is either for Cause or without Cause will be made by the Board with respect to Participants who are executive officers of the Company and by the Company’s Chief Executive Officer with respect to Participants who are not executive officers of the Company. Any determination by the Company that the Continuous Service of a Participant was terminated with or without Cause for the purposes of outstanding Awards held by such Participant will have no effect upon any determination of the rights or obligations of the Company or such Participant for any other purpose.
(j) “Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:
(i) any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction. Notwithstanding the foregoing, a Change in Control shall not be deemed to occur (A) on account of the acquisition of securities of the Company directly from the Company, (B) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other Exchange Act Person that acquires the Company’s securities in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities, or (C) solely because the level of Ownership held by any Exchange Act Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control shall be deemed to occur;
(ii) there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than 50% of the combined outstanding voting power of the Acquiring Entity in such merger, consolidation or similar transaction or (B) more than 50% of the combined outstanding voting power of the parent of the Acquiring Entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction;
(iii) the stockholders of the Company approve or the Board approves a plan of complete dissolution or liquidation of the Company, or a complete dissolution or liquidation of the Company shall otherwise occur, except for a liquidation into a parent corporation;
(iv) there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than 50% of the combined voting power of the voting securities of which are Owned by stockholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition; or
(v) individuals who, on the date the Plan is adopted by the Board, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member shall, for purposes of this Plan, be considered as a member of the Incumbent Board.
Notwithstanding the foregoing or any other provision of this Plan, (A) the term Change in Control shall not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company, (B) the definition of Change in Control (or any analogous term) in an individual written agreement between the Company or any Affiliate and the Participant shall supersede the foregoing definition with respect to Awards subject to such agreement; provided, however, that if no definition of Change in Control or any analogous term is set forth in such an individual written agreement, the foregoing definition shall apply, and (C) respect to any nonqualified deferred compensation that becomes payable on account of the Change in Control, the transaction or event described in clause (i), (ii), (iii), (iv) or (v) also constitutes a Section 409A Change in Control if required in order for the payment not to violate Section 409A of the Code.
(k) “Code” means the Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.
(l) “Committee” means the Compensation Committee and any other committee of one or more Directors to whom authority has been delegated by the Board or Compensation Committee in accordance with the Plan.
(m) “Common Stock” means the common stock of the Company.
(n) “Company” means Canoo Inc., a Delaware corporation.
(o) “Compensation Committee” means the Compensation Committee of the Board.
(p) “Consultant” means any person, including an advisor, who is (i) engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services, or (ii) serving as a member of the board of directors of an Affiliate and is compensated for such services. However, service solely as a Director, or payment of a fee for such service, will not cause a Director to be considered a “Consultant” for purposes of the Plan. Notwithstanding the foregoing, a person is treated as a Consultant under this Plan only if a Form S-8 Registration Statement under the Securities Act is available to register either the offer or the sale of the Company’s securities to such person.
(q) “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Director or Consultant or a change in the Entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, will not terminate a Participant’s Continuous Service; provided, however, that if the Entity for which a Participant is rendering services ceases to qualify as an Affiliate, as determined by the Board, such Participant’s Continuous Service will be considered to have terminated on the date such Entity ceases to qualify as an Affiliate. For example, a change in status from an Employee of the Company to a Consultant of an Affiliate or to a Director will not constitute an interruption of Continuous Service. To the extent permitted by law, the Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service will be considered interrupted in the case of (i) any leave of absence approved by the Board or chief executive officer, including sick leave, military leave or any other personal leave, or (ii) transfers between the Company, an Affiliate, or their successors. Notwithstanding the foregoing, a leave of absence will be treated as Continuous Service for purposes of vesting in an Award only to such extent as may be provided in the Company’s leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to the Participant, or as otherwise required by law. In addition, to the extent required for exemption from or compliance with Section 409A, the determination of whether there has been a termination of Continuous Service will be made, and such term will be construed, in a manner that is consistent with the definition of “separation from service” as defined under Treasury Regulation Section 1.409A-1(h) (without regard to any alternative definition thereunder).
(r) “Corporate Transaction” means the consummation, in a single transaction or in a series of related transactions, of any one or more of the following events:
(i) a sale or other disposition of all or substantially all, as determined by the Board, of the consolidated assets of the Company and its Subsidiaries;
(ii) a sale or other disposition of at least 50% of the outstanding securities of the Company;
(iii) a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or
(iv) a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.
Notwithstanding the foregoing or any other provision of this Plan, (A) the term Corporate Transaction shall not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company, (B) the definition of Corporate Transaction (or any analogous term) in an individual written agreement between the Company or any Affiliate and the Participant shall supersede the foregoing definition with respect to Awards subject to such agreement; provided, however, that if no definition of Corporate Transaction or any analogous term is set forth in such an individual written agreement, the foregoing definition shall apply, and (C) respect to any nonqualified deferred compensation that becomes payable on account of the Corporate Transaction, the transaction or event described in clause (i), (ii), (iii), (iv) or (v) also constitutes a Section 409A Change in Control if required in order for the payment not to violate Section 409A of the Code.
(s) “Director” means a member of the Board.
(t) “determine” or “determined” means as determined by the Board or the Committee (or its designee) in its sole discretion.
(u) “Disability” means, with respect to a Participant, unless otherwise set forth in such Participant’s Award Agreement, such Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months, as provided in Section 22(e)(3) of the Code, and will be determined by the Board on the basis of such medical evidence as the Board deems warranted under the circumstances.
(v) “Effective Date” means the effective date of this Plan, which is the date of the closing of the transactions contemplated by the Agreement and Plan of Merger by and among Hennessy Capital Acquisition Corp. IV, a Delaware corporation, HCAC IV First Merger Sub, Ltd., an exempted company incorporated with limited liability in the Cayman Islands and a direct, wholly owned subsidiary of HCAC, HCAC IV Second Merger Sub, LLC, a Delaware limited liability company and a direct, wholly owned subsidiary of HCAC and Canoo Holdings Ltd., an exempted company incorporated with limited liability in the Cayman Islands, dated as of August 17, 2020, provided that this Plan is approved by the Company’s stockholders on or prior to such date.
(w) “Employee” means any person employed by the Company or an Affiliate. However, service solely as a Director, or payment of a fee for such services, will not cause a Director to be considered an “Employee” for purposes of the Plan.
(x) “Employer” means the Company or the Affiliate of the Company that employs the Participant.
(y) “Entity” means a corporation, partnership, limited liability company or other entity.
(z) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
(aa) “Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” will not include (i) the Company or any Subsidiary of the Company, (ii) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (iii) an underwriter temporarily holding securities pursuant to a registered public offering of such securities, (iv) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company; or (v) any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the Effective Date, is the Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities.
(bb) “Fair Market Value” means, as of any date, unless otherwise determined by the Board, the value of the Common Stock (as determined on a per share or aggregate basis, as applicable) determined as follows:
(i) If the Common Stock is listed on any established stock exchange or traded on any established market, the Fair Market Value will be the closing sales price for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in a source the Board deems reliable.
(ii) If there is no closing sales price for the Common Stock on the date of determination, then the Fair Market Value will be the closing selling price on the last preceding date for which such quotation exists.
(iii) In the absence of such markets for the Common Stock, or if otherwise determined by the Board, the Fair Market Value will be determined by the Board in good faith and in a manner that complies with Sections 409A and 422 of the Code.
(cc) “Governmental Body” means any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; (c) governmental or regulatory body, or quasi-governmental body of any nature (including any governmental division, department, administrative agency or bureau, commission, authority, instrumentality, official, ministry, fund, foundation, center, organization, unit, body or Entity and any court or other tribunal, and for the avoidance of doubt, any Tax authority) or other body exercising similar powers or authority; or (d) self-regulatory organization (including the Nasdaq Stock Market, New York Stock Exchange, and the Financial Industry Regulatory Authority).

(dd) “Grant Notice” means the notice provided to a Participant that he or she has been granted an Award under the Plan and which includes the name of the Participant, the type of Award, the date of grant of the Award, number of shares of Common Stock subject to the Award or potential cash payment right, (if any), the vesting schedule for the Award (if any) and other key terms applicable to the Award.
(ee) “Incentive Stock Option” means an option granted pursuant to Section 4 of the Plan that is intended to be, and qualifies as, an “incentive stock option” within the meaning of Section 422 of the Code.
(ff) “Materially Impair” means any amendment to the terms of the Award that materially adversely affects the Participant’s rights under the Award. A Participant’s rights under an Award will not be deemed to have been Materially Impaired by any such amendment if the Board, in its sole discretion, determines that the amendment, taken as a whole, does not materially impair the Participant’s rights. For example, the following types of amendments to the terms of an Award do not Materially Impair the Participant’s rights under the Award: (i) imposition of reasonable restrictions on the minimum number of shares subject to an Option or SAR that may be exercised, (ii) to maintain the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code; (iii) to change the terms of an Incentive Stock Option in a manner that disqualifies, impairs or otherwise affects the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code; (iv) to clarify the manner of exemption from, or to bring the Award into compliance with or qualify it for an exemption from, Section 409A; or (v) to comply with other Applicable Laws.
(gg) “Non-Employee Director” means a Director who either (i) is not a current employee or officer of the Company or an Affiliate, does not receive compensation, either directly or indirectly, from the Company or an Affiliate for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.
(hh) “Non-Exempt Award” means any Award that is subject to, and not exempt from, Section 409A, including as the result of (i) a deferral of the issuance of the shares subject to the Award which is elected by the Participant or imposed by the Company or (ii) the terms of any Non-Exempt Severance Agreement.
(ii) “Non-Exempt Director Award” means a Non-Exempt Award granted to a Participant who was a Director but not an Employee on the applicable grant date.
(jj) Non-Exempt Severance Arrangement means a severance arrangement or other agreement between the Participant and the Company that provides for acceleration of vesting of an Award and issuance of the shares in respect of such Award upon the Participant’s termination of employment or separation from service (as such term is defined in Section 409A(a)(2)(A)(i) of the Code (and without regard to any alternative definition thereunder) (“Separation from Service”) and such severance benefit does not satisfy the requirements for an exemption from application of Section 409A provided under Treasury Regulations Section 1.409A-1(b)(4), 1.409A-1(b)(9) or otherwise.
(kk) “Nonstatutory Stock Option” means any option granted pursuant to Section 4 of the Plan that does not qualify as an Incentive Stock Option.
(ll) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act.
(mm) “Option” means an Incentive Stock Option or a Nonstatutory Stock Option to purchase shares of Common Stock granted pursuant to the Plan.
(nn) “Option Agreement” means a written or electronic agreement between the Company and the Optionholder evidencing the terms and conditions of the Option grant. The Option Agreement includes the Grant Notice for the Option and the agreement containing the written summary of the general terms and conditions applicable to the Option and which is provided, including through electronic means, to a Participant along with the Grant Notice. Each Option Agreement will be subject to the terms and conditions of the Plan.
(oo) “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

(pp) “Other Award” means an award valued in whole or in part by reference to, or otherwise based on, Common Stock, including the appreciation in value thereof (e.g., options or stock rights with an exercise price or strike price less than 100% of the Fair Market Value at the time of grant) that is not an Incentive Stock Options, Nonstatutory Stock Option, SAR, Restricted Stock Award, RSU Award or Performance Award.
(qq) “Other Award Agreement” means a written or electronic agreement between the Company and a holder of an Other Award evidencing the terms and conditions of an Other Award grant. Each Other Award Agreement will be subject to the terms and conditions of the Plan.
(rr)  “Own,” “Owned,” “Owner,” “Ownership” means that a person or Entity will be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.
(ss) “Participant” means an Employee, Director or Consultant to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Award.
(tt) “Performance Award” means an Award that may vest or may be exercised or a cash award that may vest or become earned and paid contingent upon the attainment during a Performance Period of certain Performance Goals and which is granted under the terms and conditions of Section 5(b) pursuant to such terms as are approved by the Board. In addition, to the extent permitted by Applicable Law and set forth in the applicable Award Agreement, the Board may determine that cash or other property may be used in payment of Performance Awards. Performance Awards that are settled in cash or other property are not required to be valued in whole or in part by reference to, or otherwise based on, the Common Stock.
(uu) “Performance Criteria” means the one or more criteria that the Board will select for purposes of establishing the Performance Goals for a Performance Period. The Performance Criteria that will be used to establish such Performance Goals may be based on any one of, or combination of, the following as determined by the Board: earnings (including earnings per share and net earnings); earnings before interest, taxes and depreciation; earnings before interest, taxes, depreciation and amortization; total stockholder return; return on equity or average stockholder’s equity; return on assets, investment, or capital employed; stock price; margin (including gross margin); income (before or after taxes); operating income; operating income after taxes; pre-tax profit; operating cash flow; sales or revenue targets; increases in revenue or product revenue; expenses and cost reduction goals; improvement in or attainment of working capital levels; economic value added (or an equivalent metric); market share; cash flow; cash flow per share; share price performance; debt reduction; customer satisfaction; stockholders’ equity; capital expenditures; debt levels; operating profit or net operating profit; workforce diversity; growth of net income or operating income; billings; financing; regulatory milestones; stockholder liquidity; corporate governance and compliance; intellectual property; personnel matters; progress of internal research; progress of partnered programs; partner satisfaction; budget management; partner or collaborator achievements; internal controls, including those related to the Sarbanes-Oxley Act of 2002; investor relations, analysts and communication; implementation or completion of projects or processes; employee retention; number of users, including unique users; strategic partnerships or transactions (including in-licensing and out-licensing of intellectual property); establishing relationships with respect to the marketing, distribution and sale of the Company’s products; supply chain achievements; co-development, co-marketing, profit sharing, joint venture or other similar arrangements; individual performance goals; corporate development and planning goals; and other measures of performance selected by the Board or Committee whether or not listed herein.
(vv) “Performance Goals” means, for a Performance Period, the one or more goals established by the Board for the Performance Period based upon the Performance Criteria. Performance Goals may be based on a Company-wide basis, with respect to one or more business units, divisions, Affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. Unless specified otherwise by the Board (i) in the Award Agreement at the time the Award is granted or (ii) in such other document setting forth the Performance Goals at the time the Performance Goals are established, the Board will appropriately make adjustments in the method of calculating the attainment of Performance Goals for a Performance Period as follows: (1) to exclude restructuring and/or other nonrecurring charges; (2) to exclude exchange rate effects; (3) to exclude the effects of changes to generally accepted accounting principles; (4) to exclude the effects of any statutory adjustments to corporate tax rates; (5) to exclude the effects of items that are “unusual” in nature or occur “infrequently” as determined under generally accepted accounting principles; (6) to exclude the dilutive effects of acquisitions or joint ventures; (7) to assume that any business divested by the Company achieved performance objectives at targeted levels during the balance of a Performance Period following such divestiture; (8) to exclude the effect of any change in the outstanding shares of Common Stock of the Company by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common stockholders other than regular cash dividends; (9) to exclude the effects of stock based compensation and the award of bonuses under the Company’s bonus plans; (10) to exclude costs incurred in connection with potential acquisitions or divestitures that are required to be expensed under generally accepted accounting principles; and (11) to exclude the goodwill and intangible asset impairment charges that are required to be recorded under generally accepted accounting principles. In addition, the Board may establish or provide for other adjustment items in the Award Agreement at the time the Award is granted or in such other document setting forth the Performance Goals at the time the Performance Goals are established. In addition, the Board retains the discretion to define the manner of calculating the Performance Criteria it selects to use for such Performance Period. Partial achievement of the specified criteria may result in the payment or vesting corresponding to the degree of achievement as specified in the Award Agreement or the written terms of a Performance Cash Award.
(ww) “Performance Period” means the period of time selected by the Board over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to vesting or exercise of an Award. Performance Periods may be of varying and overlapping duration, at the sole discretion of the Board.
(xx) “Plan” means this Canoo Inc. 2020 Equity Incentive Plan.
(yy) “Plan Administrator” means the person, persons, and/or third-party administrator designated by the Company to administer the day to day operations of the Plan and the Company’s other equity incentive programs.
(zz) “Post-Termination Exercise Period” means the period following termination of a Participant’s Continuous Service within which an Option or SAR is exercisable, as specified in Section 4(h).
(aaa) “Restricted Stock Award” or “RSA” means an Award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 5(a).
(bbb) “Restricted Stock Award Agreement” means a written or electronic agreement between the Company and a holder of a Restricted Stock Award evidencing the terms and conditions of a Restricted Stock Award grant. The Restricted Stock Award Agreement includes the Grant Notice for the Restricted Stock Award and the agreement containing the written summary of the general terms and conditions applicable to the Restricted Stock Award and which is provided, including by electronic means, to a Participant along with the Grant Notice. Each Restricted Stock Award Agreement will be subject to the terms and conditions of the Plan.
(ccc) “RSU Award” or “RSU” means an Award of restricted stock units representing the right to receive an issuance of shares of Common Stock which is granted pursuant to the terms and conditions of Section 5(a).
(ddd) “RSU Award Agreement” means a written or electronic agreement between the Company and a holder of a RSU Award evidencing the terms and conditions of a RSU Award. The RSU Award Agreement includes the Grant Notice for the RSU Award and the agreement containing the written summary of the general terms and conditions applicable to the RSU Award and which is provided, including by electronic means, to a Participant along with the Grant Notice. Each RSU Award Agreement will be subject to the terms and conditions of the Plan.
(eee) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.
(fff) “Rule 405” means Rule 405 promulgated under the Securities Act.
(ggg) “Section 409A” means Section 409A of the Code and the regulations and other guidance thereunder.
(hhh) “Section 409A Change in Control” means a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the Company’s assets, as provided in Section 409A(a)(2)(A)(v) of the Code and Treasury Regulations Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder).
(iii) “Securities Act” means the Securities Act of 1933, as amended.

(jjj) “Share Reserve” means the number of shares available for issuance under the Plan as set forth in Section 2(a).
(kkk) “Stock Appreciation Right” or “SAR” means a right to receive the appreciation on Common Stock that is granted pursuant to the terms and conditions of Section 4.
(lll) “SAR Agreement” means a written or electronic agreement between the Company and a holder of a SAR evidencing the terms and conditions of a SAR grant. The SAR Agreement includes the Grant Notice for the SAR and the agreement containing the written summary of the general terms and conditions applicable to the SAR and which is provided, including by electronic means, to a Participant along with the Grant Notice. Each SAR Agreement will be subject to the terms and conditions of the Plan.
(mmm) “Subsidiary” means, with respect to the Company, (i) any corporation of which more than 50% of the outstanding Common Stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation will have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership, limited liability company or other entity in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than 50%.
(nnn) “Ten Percent Stockholder” means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Affiliate.
(ooo) “Trading Policy” means the Company’s policy permitting certain individuals to sell Company shares only during certain “window” periods and/or otherwise restricts the ability of certain individuals to transfer or encumber Company shares, as in effect from time to time.
(ppp) “Unvested Non-Exempt Award” means the portion of any Non-Exempt Award that had not vested in accordance with its terms upon or prior to the date of any Corporate Transaction.
(qqq) “Vested Non-Exempt Award” means the portion of any Non-Exempt Award that had vested in accordance with its terms upon or prior to the date of a Corporate Transaction.

Annex D
AMENDMENT
TO THE
CANOO INC. 2020 EMPLOYEE STOCK PURCHASE PLAN
THIS AMENDMENT (this “Amendment”) to the Canoo Inc. 2020 Employee Stock Purchase Plan (the “Plan”) is hereby made as of [•], [•], subject to approval by the shareholders of Canoo Inc., a Delaware corporation (the “Company”), on the date of the Company’s annual shareholder meeting in accordance with the requirements of the laws of the State of Delaware. Any capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Plan.
AMENDMENT
1. Effective Date. This Amendment shall be effective as of the date of approval by the shareholders of the Company (such date, the “Effective Date”). For the avoidance of doubt, if such shareholder approval does not occur during the Company’s annual shareholder meeting, this Amendment shall be null and void ab initio and of no force and effect.
2. Authority to Amend the Plan. Pursuant to Section 12 of the Plan, the Board may amend the Plan, subject to approval of the shareholders of the Company, to increase the number of shares of Common Stock available for issuance under the Plan.
3. Amendment to the Plan. Section 3(a) of the Plan is hereby deleted in its entirety and replaced with the following, effective as of the Effective Date:
“Subject to the provisions of Section 11(a) relating to Capitalization Adjustments, the maximum number of shares of Common Stock that may be issued under the Plan will not exceed 1,175,425 shares of Common Stock, plus the number of shares of Common Stock that are automatically added on January 1st of each year for a period of ten years commencing on January 1, 2021 and ending on (and including) January 1, 2030, in an amount equal to the lesser of (i) 1% of the total number of shares of Common Stock outstanding on December 31st of the preceding calendar year, and (ii) 350,850 shares of Common Stock. Notwithstanding the foregoing, the Board may act prior to the first day of any calendar year to provide that there will be no January 1st increase in the share reserve for such calendar year or that the increase in the share reserve for such calendar year will be a lesser number of shares of Common Stock than would otherwise occur pursuant to the preceding sentence. For the avoidance of doubt, up to the maximum number of shares of Common Stock reserved under this Section 3(a) may be used to satisfy purchases of Common Stock under the 423 Component and any remaining portion of such maximum number of shares may be used to satisfy purchases of Common Stock under the Non-423 Component.”
4. Effect of the Amendment. Except as expressly amended hereby, the Plan shall remain in full force and effect. Any reference to the Plan contained in any notice, request or other document executed concurrently with or after the Effective Date shall be deemed to include this Amendment, unless the context shall otherwise require.
5. Governing Law. This Amendment shall be construed and interpreted in accordance with the laws of the State of Delaware (without reference to any choice of law rules that would require the applicable of the laws of any other jurisdiction).
6. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this amendment for any other purposes.
* * *
D-1

Annex E
Canoo Inc.

2020 Employee Stock Purchase Plan

Adopted by the Board of Directors: September 18, 2020
Approved by the Stockholders: December 18, 2020
1. General; Purpose.
(a) The Plan provides a means by which Eligible Employees of the Company and certain Designated Companies may be given an opportunity to purchase shares of Common Stock. The Plan permits the Company to grant a series of Purchase Rights to Eligible Employees under an Employee Stock Purchase Plan. In addition, the Plan permits the Company to grant a series of Purchase Rights to Eligible Employees that do not meet the requirements of an Employee Stock Purchase Plan.
(b) The Plan includes two components: a 423 Component and a Non-423 Component. The Company intends (but makes no undertaking or representation to maintain) the 423 Component to qualify as an Employee Stock Purchase Plan. The provisions of the 423 Component, accordingly, will be construed in a manner that is consistent with the requirements of Section 423 of the Code. Except as otherwise provided in the Plan or determined by the Board, the Non-423 Component will operate and be administered in the same manner as the 423 Component.
(c) The Company, by means of the Plan, seeks to retain the services of Eligible Employees, to secure and retain the services of new Employees and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Related Corporations.
2. Administration.
(a) The Board or the Committee will administer the Plan. References herein to the Board shall be deemed to refer to the Committee except where context dictates otherwise.
(b) The Board will have the power, subject to, and within the limitations of, the express provisions of the Plan:
(i) To determine how and when Purchase Rights will be granted and the provisions of each Offering (which need not be identical).
(ii) To designate from time to time (A) which Related Corporations will be eligible to participate in the Plan as Designated 423 Corporations, (B) which Related Corporations or Affiliates will be eligible to participate in the Plan as Designated Non-423 Corporations, and (C) which Designated Companies will participate in each separate Offering (to the extent that the Company makes separate Offerings).
(iii) To construe and interpret the Plan and Purchase Rights, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it deems necessary or expedient to make the Plan fully effective.
(iv) To settle all controversies regarding the Plan and Purchase Rights granted under the Plan.
(v) To suspend or terminate the Plan at any time as provided in Section 12.
(vi) To amend the Plan at any time as provided in Section 12.
(vii) Generally, to exercise such powers and to perform such acts as it deems necessary or expedient to promote the best interests of the Company and its Related Corporations and to carry out the intent that the Plan be treated as an Employee Stock Purchase Plan with respect to the 423 Component.
(viii) To adopt such rules, procedures and sub-plans as are necessary or appropriate to permit or facilitate participation in the Plan by Employees who are foreign nationals or employed or located outside the United States. Without limiting the generality of, and consistent with, the foregoing, the Board specifically is authorized to adopt rules, procedures, and sub-plans regarding, without limitation, eligibility to participate in the Plan, the definition of eligible “earnings,” handling and making of Contributions, establishment of bank or trust accounts to hold Contributions, payment of interest, conversion of local currency, obligations to pay payroll tax, determination of beneficiary designation requirements, withholding procedures and handling of share issuances, any of which may vary according to applicable requirements, and which, if applicable to a Designated Non-423 Corporation, do not have to comply with the requirements of Section 423 of the Code.
(c) The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration is delegated to a Committee, the Committee will have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board will thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. Further, to the extent not prohibited by Applicable Law, the Board or Committee may, from time to time, delegate some or all of its authority under the Plan to one or more officers of the Company or other persons or groups of persons as it deems necessary, appropriate or advisable under conditions or limitations that it may set at or after the time of the delegation. The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated. Whether or not the Board has delegated administration of the Plan to a Committee, the Board will have the final power to determine all questions of policy and expediency that may arise in the administration of the Plan.
(d) All determinations, interpretations and constructions made by the Board in good faith will not be subject to review by any person and will be final, binding and conclusive on all persons.
3. Shares of Common Stock Subject to the Plan.
(a) Subject to the provisions of Section 11(a) relating to Capitalization Adjustments, the maximum number of shares of Common Stock that may be issued under the Plan will not exceed 4,034,783 shares of Common Stock, plus the number of shares of Common Stock that are automatically added on January 1st of each year for a period of ten years commencing on January 1, 2021 and ending on (and including) January 1, 2030, in an amount equal to the lesser of (i) 1% of the total number of shares of Common Stock outstanding on December 31st of the preceding calendar year, and (ii) 8,069,566 shares of Common Stock. Notwithstanding the foregoing, the Board may act prior to the first day of any calendar year to provide that there will be no January 1st increase in the share reserve for such calendar year or that the increase in the share reserve for such calendar year will be a lesser number of shares of Common Stock than would otherwise occur pursuant to the preceding sentence. For the avoidance of doubt, up to the maximum number of shares of Common Stock reserved under this Section 3(a) may be used to satisfy purchases of Common Stock under the 423 Component and any remaining portion of such maximum number of shares may be used to satisfy purchases of Common Stock under the Non-423 Component.
(b) If any Purchase Right granted under the Plan terminates without having been exercised in full, the shares of Common Stock not purchased under such Purchase Right will again become available for issuance under the Plan.
(c) The stock purchasable under the Plan will be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market.
4. Grant of Purchase Rights; Offering.
(a) The Board may from time to time grant or provide for the grant of Purchase Rights to Eligible Employees under an Offering (consisting of one or more Purchase Periods) on an Offering Date or Offering Dates selected by the Board. Each Offering will be in such form and will contain such terms and conditions as the Board will deem appropriate, and, with respect to the 423 Component, will comply with the requirement of Section 423(b)(5) of the Code that all Employees granted Purchase Rights will have the same rights and privileges. The terms and conditions of an Offering shall be incorporated by reference into the Plan and treated as part of the Plan. The provisions of separate Offerings need not be identical, but each Offering will include (through incorporation of the provisions of this Plan by reference in the document comprising the Offering or otherwise) the period during which the Offering will be effective, which period will not exceed 27 months beginning with the Offering Date, and the substance of the provisions contained in Sections 5 through 8, inclusive.
(b) If a Participant has more than one Purchase Right outstanding under the Plan, unless he or she otherwise indicates in forms delivered to the Company or a third party designated by the Company (each, a “Company Designee”): (i) each form will apply to all of his or her Purchase Rights under the Plan, and (ii) a Purchase Right with a lower exercise price (or an earlier-granted Purchase Right, if different Purchase Rights have identical exercise prices) will be exercised to the fullest possible extent before a Purchase Right with a higher exercise price (or a later-granted Purchase Right if different Purchase Rights have identical exercise prices) will be exercised.
(c) The Board will have the discretion to structure an Offering so that if the Fair Market Value of a share of Common Stock on the first Trading Day of a new Purchase Period within that Offering is less than or equal to the Fair Market Value of a share of Common Stock on the Offering Date for that Offering, then (i) that Offering will terminate immediately as of that first Trading Day, and (ii) the Participants in such terminated Offering will be automatically enrolled in a new Offering beginning on the first Trading Day of such new Purchase Period.
5. Eligibility.
(a) Purchase Rights may be granted only to Employees of the Company or, as the Board may designate in accordance with Section 2(b), to Employees of a Related Corporation or an Affiliate. Except as provided in Section 5(b) or as required by Applicable Law, an Employee will not be eligible to be granted Purchase Rights unless, on the Offering Date, the Employee has been in the employ of the Company or the Related Corporation or an Affiliate, as the case may be, for such continuous period preceding such Offering Date as the Board may require, but in no event will the required period of continuous employment be equal to or greater than two years. In addition, the Board may (unless prohibited by Applicable Law) provide that no Employee will be eligible to be granted Purchase Rights under the Plan unless, on the Offering Date, such Employee’s customary employment with the Company, the Related Corporation, or the Affiliate is more than 20 hours per week and more than five months per calendar year or such other criteria as the Board may determine consistent with Section 423 of the Code with respect to the 423 Component. The Board may also exclude from participation in the Plan or any Offering Employees who are “highly compensated employees” (within the meaning of Section 423(b)(4)(D) of the Code) of the Company or a Related Corporation or a subset of such highly compensated employees.
(b) The Board may provide that each person who, during the course of an Offering, first becomes an Eligible Employee will, on a date or dates specified in the Offering which coincides with the day on which such person becomes an Eligible Employee or which occurs thereafter, receive a Purchase Right under that Offering, which Purchase Right will thereafter be deemed to be a part of that Offering. Such Purchase Right will have the same characteristics as any Purchase Rights originally granted under that Offering, as described herein, except that:
(i) the date on which such Purchase Right is granted will be the “Offering Date” of such Purchase Right for all purposes, including determination of the exercise price of such Purchase Right;
(ii) the period of the Offering with respect to such Purchase Right will begin on its Offering Date and end coincident with the end of such Offering; and
(iii) the Board may provide that if such person first becomes an Eligible Employee within a specified period of time before the end of the Offering, he or she will not receive any Purchase Right under that Offering.
(c)  No Employee will be eligible for the grant of any Purchase Rights under the 423 Component if, immediately after any such Purchase Rights are granted, such Employee owns stock possessing five percent or more of the total combined voting power or value of all classes of stock of the Company or of any Related Corporation. For purposes of this Section 5(c), the rules of Section 424(d) of the Code will apply in determining the stock ownership of any Employee, and stock which such Employee may purchase under all outstanding Purchase Rights and options will be treated as stock owned by such Employee.
(d) As specified by Section 423(b)(8) of the Code, an Eligible Employee may be granted Purchase Rights under the 423 Component only if such Purchase Rights, together with any other rights granted under all Employee Stock Purchase Plans of the Company and any Related Corporations, do not permit such Eligible Employee’s rights to purchase stock of the Company or any Related Corporation to accrue at a rate which, when aggregated, exceeds US $25,000 of Fair Market Value of such stock (determined at the time such rights are granted, and which, with respect to the Plan, will be determined as of their respective Offering Dates) for each calendar year in which such rights are outstanding at any time.
(e) Officers of the Company and any Designated Company, if they are otherwise Eligible Employees, will be eligible to participate in Offerings under the Plan. Notwithstanding the foregoing, the Board may (unless prohibited by Applicable Law) provide in an Offering that Employees who are highly compensated Employees within the meaning of Section 423(b)(4)(D) of the Code will not be eligible to participate.

(f) Notwithstanding anything in this Section 5 to the contrary, in the case of an Offering under the Non-423 Component, an Eligible Employee (or group of Eligible Employees) may be excluded from participation in the Plan or an Offering if the Board has determined, in its sole discretion, that participation of such Eligible Employee(s) is not advisable or practical for any reason.
6. Purchase Rights; Purchase Price.
(a) On each Offering Date, each Eligible Employee, pursuant to an Offering made under the Plan, will be granted a Purchase Right to purchase up to that number of shares of Common Stock purchasable either with a percentage or with a maximum dollar amount, as designated by the Board, but in either case not exceeding 15% of such Employee’s earnings (as defined by the Board in each Offering) during the period that begins on the Offering Date (or such later date as the Board determines for a particular Offering) and ends on the date stated in the Offering, which date will be no later than the end of the Offering.
(b) The Board will establish one or more Purchase Dates during an Offering on which Purchase Rights granted for that Offering will be exercised and shares of Common Stock will be purchased in accordance with such Offering.
(c) In connection with each Offering made under the Plan, the Board may specify (i) a maximum number of shares of Common Stock that may be purchased by any Participant on any Purchase Date during such Offering (and if no such number is stipulated in the Offering, such maximum number of shares shall be deemed to be 3,000), (ii) a maximum aggregate number of shares of Common Stock that may be purchased by all Participants pursuant to such Offering and/or (iii) a maximum aggregate number of shares of Common Stock that may be purchased by all Participants on any Purchase Date under the Offering. If the aggregate purchase of shares of Common Stock issuable upon exercise of Purchase Rights granted under the Offering would exceed any such maximum aggregate number, then, in the absence of any Board action otherwise, a pro rata (based on each Participant’s accumulated Contributions) allocation of the shares of Common Stock (rounded down to the nearest whole share) available will be made in as nearly a uniform manner as will be practicable and equitable.
(d) The purchase price of shares of Common Stock acquired pursuant to Purchase Rights will be specified by Board prior to the commencement of an Offering and will not be less than the lesser of:
(i) an amount equal to 85% of the Fair Market Value of the shares of Common Stock on the Offering Date; or
(ii) an amount equal to 85% of the Fair Market Value of the shares of Common Stock on the applicable Purchase Date.
7. Participation; Withdrawal; Termination.
(a) An Eligible Employee may elect to participate in an Offering and authorize payroll deductions as the means of making Contributions by completing and delivering to the Company or a Company Designee, within the time specified for the Offering, an enrollment form provided by the Company or Company Designee. The enrollment form will specify the amount of Contributions not to exceed the maximum amount specified by the Board. Each Participant’s Contributions will be credited to a bookkeeping account for such Participant under the Plan and will be deposited with the general funds of the Company except where Applicable Law requires that Contributions be deposited with a third party. If permitted in the Offering, a Participant may begin such Contributions with the first payroll occurring on or after the Offering Date (or, in the case of a payroll date that occurs after the end of the prior Offering but before the Offering Date of the next new Offering, Contributions from such payroll will be included in the new Offering). If permitted in the Offering, a Participant may thereafter reduce (including to zero) or increase his or her Contributions. If required under Applicable Law or if specifically provided in the Offering and to extent permitted by Section 423 of the Code with respect to the 423 Component, in addition to or instead of making Contributions by payroll deductions, a Participant may make Contributions through payment by cash, check or wire transfer prior to a Purchase Date.
(b) During an Offering, a Participant may cease making Contributions and withdraw from the Offering by delivering to the Company or a Company Designee a withdrawal form provided by the Company. The Company may impose a deadline before a Purchase Date for withdrawing. Upon such withdrawal, such Participant’s Purchase Right in that Offering will immediately terminate and the Company will distribute as soon as practicable to such Participant all of his or her accumulated but unused Contributions and such Participant’s Purchase Right in that Offering shall thereupon terminate. A Participant’s withdrawal from that Offering will have no effect upon his or her eligibility to participate in any other Offerings under the Plan, but such Participant will be required to deliver a new enrollment form to participate in subsequent Offerings.
(c) Unless otherwise required by Applicable Law, Purchase Rights granted pursuant to any Offering under the Plan will terminate immediately if the Participant either (i) is no longer an Employee for any reason or for no reason (subject to any post-employment participation period required by Applicable Law) or (ii) is otherwise no longer eligible to participate. The Company will distribute as soon as practicable to such individual all of his or her accumulated but unused Contributions.
(d) Unless otherwise determined by the Board, a Participant whose employment transfers or whose employment terminates with an immediate rehire (with no break in service) by or between the Company and a Designated Company or between Designated Companies will not be treated as having terminated employment for purposes of participating in the Plan or an Offering; however, if a Participant transfers from an Offering under the 423 Component to an Offering under the Non-423 Component, the exercise of the Participant’s Purchase Right will be qualified under the 423 Component only to the extent such exercise complies with Section 423 of the Code. If a Participant transfers from an Offering under the Non-423 Component to an Offering under the 423 Component, the exercise of the Purchase Right will remain non-qualified under the Non-423 Component. The Board may establish different and additional rules governing transfers between separate Offerings within the 423 Component and between Offerings under the 423 Component and Offerings under the Non-423 Component.
(e) During a Participant’s lifetime, Purchase Rights will be exercisable only by such Participant. Purchase Rights are not transferable by a Participant, except by will, by the laws of descent and distribution, or, if permitted by the Company, by a beneficiary designation as described in Section 10.
(f) Unless otherwise specified in the Offering or as required by Applicable Law, the Company will have no obligation to pay interest on Contributions.
8. Exercise of Purchase Rights.
(a) On each Purchase Date, each Participant’s accumulated Contributions will be applied to the purchase of shares of Common Stock, up to the maximum number of shares of Common Stock permitted by the Plan and the applicable Offering, at the purchase price specified in the Offering. No fractional shares will be issued unless specifically provided for in the Offering.
(b) Unless otherwise provided in the Offering, if any amount of accumulated Contributions remains in a Participant’s account after the purchase of shares of Common Stock on the final Purchase Date of an Offering, then such remaining amount will not roll over to the next Offering and will instead be distributed in full to such Participant after the final Purchase Date of such Offering without interest (unless otherwise required by Applicable Law).
(c) No Purchase Rights may be exercised to any extent unless the shares of Common Stock to be issued upon such exercise under the Plan are covered by an effective registration statement pursuant to the Securities Act and the Plan is in material compliance with all applicable U.S. federal and state, foreign and other securities, exchange control and other laws applicable to the Plan. If on a Purchase Date the shares of Common Stock are not so registered or the Plan is not in such compliance, no Purchase Rights will be exercised on such Purchase Date, and, subject to Section 423 of the Code with respect to the 423 Component, the Purchase Date will be delayed until the shares of Common Stock are subject to such an effective registration statement and the Plan is in material compliance, except that the Purchase Date will in no event be more than 27 months from the Offering Date. If, on the Purchase Date, as delayed to the maximum extent permissible, the shares of Common Stock are not registered and the Plan is not in material compliance with all Applicable Laws, as determined by the Company in its sole discretion, no Purchase Rights will be exercised and all accumulated but unused Contributions will be distributed to the Participants without interest (unless the payment of interest is otherwise required by Applicable Law).
9. Covenants of the Company.
The Company will seek to obtain from each U.S. federal or state, foreign or other regulatory commission, agency or other Governmental Body having jurisdiction over the Plan such authority as may be required to grant Purchase Rights and issue and sell shares of Common Stock thereunder unless the Company determines, in its sole discretion, that doing so is not practical or would cause the Company to incur costs that are unreasonable. If, after commercially reasonable efforts, the Company is unable to obtain the authority that counsel for the Company deems necessary for the grant of Purchase Rights or the lawful issuance and sale of Common Stock under the Plan, and at a commercially reasonable cost, the Company will be relieved from any liability for failure to grant Purchase Rights and/or to issue and sell Common Stock upon exercise of such Purchase Rights.
10. Designation of Beneficiary.
(a) The Company may, but is not obligated to, permit a Participant to submit a form designating a beneficiary who will receive any shares of Common Stock and/or Contributions from the Participant’s account under the Plan if the Participant dies before such shares and/or Contributions are delivered to the Participant. The Company may, but is not obligated to, permit the Participant to change such designation of beneficiary. Any such designation and/or change must be on a form approved by the Company.
(b) If a Participant dies, and in the absence of a valid beneficiary designation, the Company will deliver any shares of Common Stock and/or Contributions to the executor or administrator of the estate of the Participant. If no executor or administrator has been appointed (to the knowledge of the Company), the Company, in its sole discretion, may deliver such shares of Common Stock and/or Contributions, without interest (unless the payment of interest is otherwise required by Applicable Law), to the Participant’s spouse, dependents or relatives, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.
11. Adjustments upon Changes in Common Stock; Corporate Transactions.
(a) In the event of a Capitalization Adjustment, the Board will appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 3(a), (ii) the class(es) and maximum number of securities by which the share reserve is to increase automatically each year pursuant to Section 3(a), (iii) the class(es) and number of securities subject to, and the purchase price applicable to outstanding Offerings and Purchase Rights, and (iv) the class(es) and number of securities that are the subject of the purchase limits under each ongoing Offering. The Board will make these adjustments, and its determination will be final, binding and conclusive.
(b) In the event of a Corporate Transaction, then: (i) any surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) may assume or continue outstanding Purchase Rights or may substitute similar rights (including a right to acquire the same consideration paid to the stockholders in the Corporate Transaction) for outstanding Purchase Rights, or (ii) if any surviving or acquiring corporation (or its parent company) does not assume or continue such Purchase Rights or does not substitute similar rights for such Purchase Rights, then the Participants’ accumulated Contributions will be used to purchase shares of Common Stock (rounded down to the nearest whole share) within ten business days (or such other period specified by the Board) prior to the Corporate Transaction under the outstanding Purchase Rights, and the Purchase Rights will terminate immediately after such purchase.
12. Amendment, Termination or Suspension of the Plan.
(a) The Board may amend the Plan at any time in any respect the Board deems necessary or advisable. However, except as provided in Section 11(a) relating to Capitalization Adjustments, stockholder approval will be required for any amendment of the Plan for which stockholder approval is required by Applicable Law.
(b) The Board may suspend or terminate the Plan at any time. No Purchase Rights may be granted under the Plan while the Plan is suspended or after it is terminated.
Any benefits, privileges, entitlements and obligations under any outstanding Purchase Rights granted before an amendment, suspension or termination of the Plan will not be materially impaired by any such amendment, suspension or termination except (i) with the consent of the person to whom such Purchase Rights were granted, (ii) as necessary to facilitate compliance with any laws, listing requirements, or governmental regulations (including, without limitation, the provisions of Section 423 of the Code and the regulations and other interpretive guidance issued thereunder relating to Employee Stock Purchase Plans) including without limitation any such regulations or other guidance that may be issued or amended after the date the Plan is adopted by the Board, or (iii) as necessary to obtain or maintain favorable tax, listing, or regulatory treatment. To be clear, the Board may amend outstanding Purchase Rights without a Participant’s consent if such amendment is necessary to ensure that the Purchase Right and/or the Plan complies with the requirements of Section 423 of the Code with respect to the 423 Component or with respect to other Applicable Laws. Notwithstanding anything in the Plan or any Offering Document to the contrary, the Board will be entitled to: (i) establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars; (ii) permit Contributions in excess of the amount designated by a Participant in order to adjust for mistakes in the Company’s processing of properly completed Contribution elections; (iii) establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with amounts withheld from the Participant’s Contributions; (iv) amend any outstanding Purchase Rights or clarify any ambiguities regarding the terms of any Offering to enable the Purchase Rights to qualify under and/or comply with Section 423 of the Code with respect to the 423 Component; and (v) establish other limitations or procedures as the Board determines in its sole discretion advisable that are consistent with the Plan. The actions of the Board pursuant to this paragraph will not be considered to alter or impair any Purchase Rights granted under an Offering as they are part of the initial terms of each Offering and the Purchase Rights granted under each Offering.
13. Tax Qualification; Tax Withholding.
(a) Although the Company may endeavor to (i) qualify a Purchase Right for special tax treatment under the laws of the United States or jurisdictions outside of the United States or (ii) avoid adverse tax treatment, the Company makes no representation to that effect and expressly disavows any covenant to maintain special or to avoid unfavorable tax treatment, notwithstanding anything to the contrary in this Plan. The Company will be unconstrained in its corporate activities without regard to the potential negative tax impact on Participants.
(b) Each Participant will make arrangements, satisfactory to the Company and any applicable Related Corporation, to enable the Company or the Related Corporation to fulfill any withholding obligation for Tax-Related Items. Without limitation to the foregoing, in the Company’s sole discretion and subject to Applicable Law, such withholding obligation may be satisfied in whole or in part by (i) withholding from the Participant’s salary or any other cash payment due to the Participant from the Company or a Related Corporation; (ii) withholding from the proceeds of the sale of shares of Common Stock acquired under the Plan, either through a voluntary sale or a mandatory sale arranged by the Company; or (iii) any other method deemed acceptable by the Board. The Company shall not be required to issue any shares of Common Stock under the Plan until such obligations are satisfied.
(c) The 423 Component is exempt from the application of Section 409A of the Code, and any ambiguities herein shall be interpreted to so be exempt from Section 409A of the Code. The Non-423 Component is intended to be exempt from the application of Section 409A of the Code under the short-term deferral exception and any ambiguities shall be construed and interpreted in accordance with such intent. In furtherance of the foregoing and notwithstanding any provision in the Plan to the contrary, if the Committee determines that an option granted under the Plan may be subject to Section 409A of the Code or that any provision in the Plan would cause an option under the Plan to be subject to Section 409A, the Committee may amend the terms of the Plan and/or of an outstanding option granted under the Plan, or take such other action the Committee determines is necessary or appropriate, in each case, without the participant’s consent, to exempt any outstanding option or future option that may be granted under the Plan from or to allow any such options to comply with Section 409A of the Code, but only to the extent any such amendments or action by the Committee would not violate Section 409A of the Code. Notwithstanding the foregoing, the Company shall have no liability to a participant or any other party if the option under the Plan that is intended to be exempt from or compliant with Section 409A of the Code is not so exempt or compliant or for any action taken by the Committee with respect thereto.
14. Effective Date of Plan.
The Plan will become effective immediately prior to and contingent upon the Effective Date. No Purchase Rights will be exercised unless and until the Plan has been approved by the stockholders of the Company, which approval must be within 12 months before or after the date the Plan is adopted (or if required under Section 12(a) above, materially amended) by the Board.
15. Miscellaneous Provisions.
(a) Proceeds from the sale of shares of Common Stock pursuant to Purchase Rights will constitute general funds of the Company. The Company shall satisfy the exercise of the Purchase Rights through (i) the issuance of authorized but unissued shares of Common Stock, (ii) the transfer of treasury shares of Common Stock, (iii) the purchase of shares of Common Stock on behalf of the applicable Participants on the open market through an independent broker and/or (iv) a combination of the foregoing.

(b) A Participant will not be deemed to be the holder of, or to have any of the rights of a holder with respect to, shares of Common Stock subject to Purchase Rights unless and until the Participant’s shares of Common Stock acquired upon exercise of Purchase Rights are recorded in the books of the Company (or its transfer agent).
(c) The Plan and Offering do not constitute an employment contract. Nothing in the Plan or in the Offering will in any way alter the at will nature of a Participant’s employment or amend a Participant’s employment contract, if applicable, or be deemed to create in any way whatsoever any obligation on the part of any Participant to continue in the employ of the Company or a Related Corporation or an Affiliate, or on the part of the Company, a Related Corporation or an Affiliate to continue the employment of a Participant.
(d) The provisions of the Plan will be governed by the laws of the State of Delaware without resort to that state’s conflicts of laws rules.
(e) If any particular provision of the Plan is found to be invalid or otherwise unenforceable, such provision will not affect the other provisions of the Plan, but the Plan will be construed in all respects as if such invalid provision were omitted.
(f) If any provision of the Plan does not comply with Applicable Law, such provision shall be construed in such a manner as to comply with Applicable Law.
16. Definitions.
As used in the Plan, the following definitions will apply to the capitalized terms indicated below:
(a) “423 Component” means the part of the Plan, which excludes the Non-423 Component, pursuant to which Purchase Rights that satisfy the requirements for an Employee Stock Purchase Plan may be granted to Eligible Employees.
(b ) “Affiliate” means any entity, other than a Related Corporation, whether now or subsequently established, which is at the time of determination, a “parent” or “subsidiary” of the Company as such terms are defined in Rule 405 promulgated under the Securities Act. The Board may determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.
(c) “Applicable Law” means shall mean the Code and any applicable securities, federal, state, foreign, material local or municipal or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, listing rule, regulation, judicial decision, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body (or under the authority of the NASDAQ Stock Market or the Financial Industry Regulatory Authority).
(d) “Board” means the board of directors of the Company.
(e) “Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Purchase Right after the date the Plan is adopted by the Board without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other similar equity restructuring transaction, as that term is used in Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto). Notwithstanding the foregoing, the conversion of any convertible securities of the Company will not be treated as a Capitalization Adjustment.
(f) “Code” means the U.S. Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.
(g) “Committee” means a committee of one or more members of the Board to whom authority has been delegated by the Board in accordance with Section 2(c).
(h) “Common Stock” means the common stock of the Company.
(i) “Company” means Canoo Inc., a Delaware corporation.
(j) “Contributions” means the payroll deductions and other additional payments specifically provided for in the Offering that a Participant contributes to fund the exercise of a Purchase Right. A Participant may make additional payments into his or her account if specifically provided for in the Offering, and then only if the Participant has not already had the maximum permitted amount withheld during the Offering through payroll deductions and, with respect to the 423 Component, to the extent permitted by Section 423 of the Code.
(k) “Corporate Transaction” means the consummation, in a single transaction or in a series of related transactions, of any one or more of the following events:
(i) a sale or other disposition of all or substantially all, as determined by the Board in its sole discretion, of the consolidated assets of the Company and its subsidiaries;
(ii) a sale or other disposition of more than 50% of the outstanding securities of the Company;
(iii) a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or
(iv) a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.
(l) “Designated 423 Corporation” means any Related Corporation selected by the Board to participate in the 423 Component.
(m) “Designated Company” means any Designated Non-423 Corporation or Designated 423 Corporation, provided, however, that at any given time, a Related Corporation participating in the 423 Component shall not be a Related Corporation participating in the Non-423 Component.
(n) “Designated Non-423 Corporation” means any Related Corporation or Affiliate selected by the Board to participate in the Non-423 Component.
(o) “Director” means a member of the Board.
(p) “Effective Date” means the effective date of this Plan, which is the date of the closing of the transactions contemplated by the Agreement and Plan of Merger by and among Hennessy Capital Acquisition Corp. IV, a Delaware corporation, HCAC IV First Merger Sub, Ltd., an exempted company incorporated with limited liability in the Cayman Islands and a direct, wholly owned subsidiary of HCAC, HCAC IV Second Merger Sub, LLC, a Delaware limited liability company and a direct, wholly owned subsidiary of HCAC and Canoo Holdings Ltd., an exempted company incorporated with limited liability in the Cayman Islands, dated as of August 17, 2020, provided that this Plan is approved by the Company’s stockholders on or prior to such date.
(q) “Eligible Employee” means an Employee who meets the requirements set forth in the document(s) governing the Offering for eligibility to participate in the Offering, provided that such Employee also meets the requirements for eligibility to participate set forth in the Plan.
(r) “Employee” means any person, including an Officer or Director, who is “employed” for purposes of Section 423(b)(4) of the Code by the Company or a Related Corporation, or solely with respect to the Non-423 Component, an Affiliate. However, service solely as a Director, or payment of a fee for such services, will not cause a Director to be considered an “Employee” for purposes of the Plan.
(s) “Employee Stock Purchase Plan” means a plan that grants Purchase Rights intended to be options issued under an “employee stock purchase plan,” as that term is defined in Section 423(b) of the Code.
(t) “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder.
(u) “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:
(i) If the Common Stock is listed on any established stock exchange or traded on any established market, the Fair Market Value of a share of Common Stock will be the closing sales price for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in such source as the Board deems reliable. Unless otherwise provided by the Board, if there is no closing sales price for the Common Stock on the date of determination, then the Fair Market Value will be the closing sales price on the last preceding date for which such quotation exists.

(ii) In the absence of such markets for the Common Stock, the Fair Market Value will be determined by the Board in good faith in compliance with Applicable Laws and regulations and, to the extent applicable as determined in the sole discretion of the Board, in a manner that complies with Sections 409A of the Code
(v) “Governmental Body” means any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; (c) governmental or regulatory body, or quasi-governmental body of any nature (including any governmental division, department, administrative agency or bureau, commission, authority, instrumentality, official, ministry, fund, foundation, center, organization, unit, body or entity and any court or other tribunal, and for the avoidance of doubt, any tax authority) or other body exercising similar powers or authority; or (d) self-regulatory organization (including the NASDAQ Stock Market and the Financial Industry Regulatory Authority).
(w) “Non-423 Component” means the part of the Plan, which excludes the 423 Component, pursuant to which Purchase Rights that are not intended to satisfy the requirements for an Employee Stock Purchase Plan may be granted to Eligible Employees.
(x) “Offering” means the grant to Eligible Employees of Purchase Rights, with the exercise of those Purchase Rights automatically occurring at the end of one or more Purchase Periods. The terms and conditions of an Offering will generally be set forth in the “Offering Document” approved by the Board for that Offering.
(y) “Offering Date” means a date selected by the Board for an Offering to commence.
(z) “Officer” means a person who is an officer of the Company or a Related Corporation within the meaning of Section 16 of the Exchange Act.
(aa) “Participant” means an Eligible Employee who holds an outstanding Purchase Right.
(bb) “Plan” means this Canoo Inc. 2020 Employee Stock Purchase Plan, as amended from time to time, including both the 423 Component and the Non-423 Component.
(cc) “Purchase Date” means one or more dates during an Offering selected by the Board on which Purchase Rights will be exercised and on which purchases of shares of Common Stock will be carried out in accordance with such Offering.
(dd) “Purchase Period” means a period of time specified within an Offering, generally beginning on the Offering Date or on the first Trading Day following a Purchase Date, and ending on a Purchase Date. An Offering may consist of one or more Purchase Periods.
(ee) “Purchase Right” means an option to purchase shares of Common Stock granted pursuant to the Plan.
(ff) “Related Corporation” means any “parent corporation” or “subsidiary corporation” of the Company whether now or subsequently established, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.
(gg) “Securities Act” means the U.S. Securities Act of 1933, as amended.
(hh) “Tax-Related Items” means any income tax, social insurance, payroll tax, fringe benefit tax, payment on account or other tax-related items arising out of or in relation to a Participant’s participation in the Plan, including, but not limited to, the exercise of a Purchase Right and the receipt of shares of Common Stock or the sale or other disposition of shares of Common Stock acquired under the Plan.
(ii) “Trading Day” means any day on which the exchange(s) or market(s) on which shares of Common Stock are listed, including but not limited to the NYSE, Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market or any successors thereto, is open for trading.

SCAN TO
VIEW MATERIALS & VOTE

CANOO INC.
19951 MARINER AVENUE
TORRANCE, CALIFORNIA 90503
UNITED STATES

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V58168-P19692 KEEP THIS PORTION FOR YOUR RECORDS

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CANOO INC.

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

Nominees:

01) Debra von Storch
02) James Chen
03) Foster Chiang

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

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Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

V58169-P19692

CANOO INC.
Annual Meeting of Stockholders
November 22, 2024 8:30 a.m. CST

This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Greg Ethridge, Hector Ruiz and Ramesh Murthy, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of CANOO INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 8:30 a.m. CST on November 22, 2024 via a live audio webcast at www.virtualshareholdermeeting.com/GOEV2024, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. If any other matters properly come before the meeting that are not specifically set forth on the proxy card and in the Proxy Statement, the proxies will vote at their discretion.

Continued and to be signed on reverse side